UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AVAYA HOLDINGS CORP.

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AVAYA | Experiences That Matter

Proxy Statement

2022

AVAYA Experiences That Matter Proxy Statement 2022

2605 Meridian Parkway, Suite 200

Durham, North Carolina 27713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 2, 2022

To the Stockholders of Avaya Holdings Corp.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Avaya Holdings Corp. (the “Company” or “Avaya”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/AVYA2022 on Wednesday, March 2, 2022, at 10:30 a.m. Eastern time. You will be able to attend the meeting online and submit questions during the meeting by visiting the website listed above. You will also be able to vote your shares electronically at the Annual Meeting. The meeting will be held online only, and will be held for the following purpose:

1.	To elect eight directors, each to serve until the next Annual Meeting or until his or her successor is duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022;

3.	To approve, on an advisory basis, the Company’s named executive officers’ compensation;

4.	To approve an amendment to the Avaya Holdings Corp. 2019 Equity Incentive Plan; and

5.	To transact any other business as may properly come before the 2022 Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Company’s board of directors (the “Board”) has fixed the close of business on January 3, 2022 as the record date for determining stockholders of the Company entitled to receive notice of and vote at the Annual Meeting and any adjournment or postponement thereof.

The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

By Order of the Board of Directors,

Shefali Shah

Executive Vice President

and Chief Administrative

Officer

January 18, 2022

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on March 2, 2022

The Notice of Annual Meeting, Proxy Statement and Form of Proxy are first being distributed and made available on or about January 18, 2022 to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the enclosed Form of Proxy, the Notice of Annual Meeting of Stockholders, and the Company’s 2021 Annual Report are available on the Internet at http://materials.proxyvote.com/05351X, as well as on the Annual Meeting website at www.virtualshareholdermeeting.com/AVYA2022.

Virtual Meeting Admission

Stockholders of record as of January 3, 2022 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/AVYA2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 10:30 a.m. Eastern time on Wednesday, March 2, 2022. Online check-in will begin at 10:15 a.m. Eastern time as you should allow approximately 15 minutes for the online check-in procedures.

Voting. Whether or not you plan to virtually attend the Annual Meeting and regardless of the number of shares of the Company’s Common Stock that you own, please cast your vote, at your earliest convenience, as instructed on the proxy card. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to virtually attend. You may submit your vote by the Internet, telephone, mail or in person by participating virtually in the meeting. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs. We encourage all holders of record to vote in accordance with the instructions on the proxy card and/or voting instruction form prior to the Annual Meeting even if they plan on virtually attending the meeting. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the meeting should you decide to virtually attend. You may vote using the following methods:

Prior to the Annual Meeting, visit the website listed on your proxy card/voting instruction form to vote via the Internet.
During the Annual Meeting, visit our Annual Meeting website at www.virtualshareholdermeeting.com/AVYA2022.

Sign, date and return your proxy card/voting instruction form to vote by mail.

Call the telephone number on your proxy card/voting instruction form to vote by telephone.

Letter to our Stockholders

To Our Fellow Stockholders,

Avaya continues to demonstrate exceptional resilience and strength in response to the many global challenges we face, achieving annual revenue growth in fiscal 2021 for the first time in over a decade. This resilience and strength is a testament to our employees, customers, partners and suppliers, and to the Avaya leadership team’s commitment to win in the market by supporting our customers every day and building an enterprise cloud leader grounded in our cultural principles: Simplicity, Accountability, Teamwork, Trust, Empowerment and Inclusion.

Digital transformation continues to rapidly accelerate as organizations adapt to new ways of working while meeting the changing needs of a diverse global economy. Our Avaya OneCloud platform of workstream collaboration, communications and remote agent solutions empowers our customers to create experiences that matter. We are transforming our customers and partners into Avaya Experience Builders, capable of composing personalized, AI-powered solutions that are more flexible, agile and impactful. That is why more organizations globally are turning to Avaya to help them meet the needs of today’s Experience Economy.

Our efforts this year achieved outstanding results, including our first full year of revenue growth. We are forecasting increased growth in fiscal 2023 and fiscal 2024. Our cloud and SaaS transformation continues to make significant progress, and Cloud, Alliance Partner and Subscription (“CAPS”) revenue and Avaya OneCloud Annual Recurring Revenue (“ARR”) both reached record levels, with CAPS reaching 40% of Fiscal 2021 revenue and OneCloud ARR growing 177% to $530 million.

This past year, we’ve also focused on key environmental, social and governance initiatives, including climate change, diversity, and cybersecurity and data privacy. We have doubled down on the Company’s commitment to driving value for our stakeholders while at the same time reducing our impact on the environment, offering a safe and inclusive workplace for all employees and giving back to the global communities where the more than 8,000 Avayans live and work.

We are pleased that Avaya was named one of 2021’s Most Responsible Companies by Newsweek and for the second consecutive year was recognized by Forbes as one of the World’s Best Employers. Reinforcing our commitment to diversity, equity, inclusion and belonging (“DEI&B”), Avaya enhanced its Global DEI&B Policy, expanded employee resource groups and launched a Global DEI&B Council to foster a workplace where individuality is celebrated and harnessed, creating a culture of engagement, innovation and inclusivity. Demonstrating our commitment to combat climate change, Avaya exceeded its target for reducing emissions. And our extensive experience in safeguarding personal data and helping our customers comply with their privacy and security requirements has earned the trust of those who must meet the highest standards of security such as governments, public authorities and organizations and financial institutions. All of this has been accomplished while enabling our customers and partners to successfully address the challenges of the pandemic with our Avaya OneCloud platform, including providing our global employees with a safe and flexible working environment.

Looking ahead, we see significant opportunity for Avaya’s continued growth as a result of our successful transformation to an enterprise cloud leader. We would like to take this opportunity to invite you to attend our 2022 Annual Meeting of Stockholders, held virtually on March 2, 2022 at 10:30 am Eastern time. Whether or not you plan to attend this meeting, we encourage you to read these proxy materials and to vote. You can find additional information about our business performance for the year in our Annual Report on Form 10-K, which accompanies this proxy statement.

Thank you for your support,

William D. (Bill) Watkins Chair of the Board	James M. Chirico, Jr. President, CEO and Director

2022 Proxy Statement

PROXY SUMMARY

Proxy Summary

This summary highlights certain information contained in the Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s performance in the fiscal year which ended on September 30, 2021 (“Fiscal 2021”), please review the Company’s Annual Report on Form 10-K for the year ended September 30, 2021 (the “Form 10-K”) that accompanied this Proxy Statement.

2022 Annual Meeting Overview

Date and Time March 2, 2022 at 10:30 a.m., Eastern time	Place — Virtually via webcast Participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/AVYA2022

There is no physical meeting location for the 2022 Annual Meeting.

Record Date January 3, 2022

Voting

Stockholders of record as of the close of business on the record date are entitled to vote for each director nominee and for each of the other proposals to be voted on at the 2022 Annual Meeting. Each share of Common Stock of the Company (“Common Stock”) is entitled to one vote. Each share of Series A Convertible Preferred Stock of the Company (“Series A Stock”) is entitled to one vote for each share of Common Stock that would be issuable upon conversion of such Series A Stock immediately prior to the record date.

Virtual Stockholder Meeting

Our 2022 Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them, providing stockholder access to our Board and management, and enhancing participation. Stockholders at the close of business on the record date will be allowed to communicate with us and ask questions in our virtual stockholder meeting forum before and during the meeting. All directors and key executive officers, as well as our independent registered public accounting firm, are expected to be available to answer questions. For further information on the virtual meeting, please see the “Proxy and Voting Information” section in this Proxy Statement.

Roadmap of Voting Matters

Stockholders are being asked to vote on the following matters at the 2022 Annual Meeting:

Proposal	Board Recommendation	Further Information

1 Election of Directors	✓ FOR each Nominee	Page 23

2 Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022	✓FOR	Page 29

3 Advisory approval of the Company’s named executive officers’ compensation	✓FOR	Page 32

4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan	✓FOR	Page 33

2022 Proxy Statement	1

PROXY SUMMARY	›	Governance Highlights

Governance Highlights

We are committed to the highest standards of corporate governance, which we believe promotes the long-term interests of stockholders. The Corporate Governance section beginning on page 10 describes our governance framework, which includes the following highlights:

Board Practices

✓  Non-Executive Chair

✓  7 of 8 Directors Are Independent

✓  Fully Independent Standing Board Committees

✓  Regular Executive Sessions of Independent Directors

✓  Annual Election of All Directors

✓  Annual Board and Committee Self-Evaluations

✓  Structured Process for Board’s Risk Oversight

Stockholder Matters

✓ Recommended Annual “Say-on-Pay” Advisory Vote ✓ Stockholders’ Right to Call Special Meeting in Accordance with Our Amended and Restated Bylaws

Other Best Practices

✓ Robust Share Ownership Guidelines

✓ Prohibition on Executives Hedging and Pledging Stock

✓ Executive Compensation Clawback Policy

✓ Board and Committee Oversight of Environmental, Social & Governance Matters

2	2022 Proxy Statement

Director Nominees	›	PROXY SUMMARY

Director Nominees

			Other Public Company Boards			Standing Committees[1]
Name	Age	Director Since		Position	Board	Audit	Compensation	Nominating and Corporate Governance
James M. Chirico, Jr.	64	2017	none	President and Chief Executive Officer of the Company
Stephan Scholl	51	2017	1	Chief Executive Officer of Alight Solutions
Susan L. Spradley	60	2017	2	Chief Executive Officer of Motion Intelligence, Inc.
Stanley J. Sutula, III	56	2017	none	Chief Financial Officer of Colgate-Palmolive Company
Robert Theis	60	2020	1	General Partner of World Innovation Lab
Scott D. Vogel	46	2017	2	Managing Member of Vogel Partners LLC
William D. Watkins	69	2017	2	Former Chair and Chief Executive Officer of Imergy Power Systems
Jacqueline E. Yeaney	53	2019	1	Executive Vice President, Marketing of Tableau Software

[1]	In Fiscal 2021, the Board of Directors established a Strategy Committee which is discussed in more detail under the “Standing Board Committees” section in this Proxy Statement.

Diversity

* One Director self identifies as a Pacific Islander.

2022 Proxy Statement	3

PROXY SUMMARY	›	Experience/Skills of Director Nominees

Experience/Skills of Director Nominees

4	2022 Proxy Statement

Corporate Responsibility Highlights	›	PROXY SUMMARY

Corporate Responsibility Highlights

At Avaya, we recognize that we have social, environmental and economic responsibilities to our stakeholders, which include our employees, customers, partners, stockholders, investors and the larger community. We are committed to reducing our impact on the planet, offering a safe and inclusive workplace for all employees, and giving back where we live and work. The following are some of our accomplishments in this area during 2021:

•

We reinforced our commitment to diversity, equity, inclusion and belonging (DEI&B) by establishing a Global DEI&B Council, chaired by our CEO, and a Global DEI&B Committee, chaired by our Chief Human Resources Officer, and expanded the scope and breadth of our Employee Resource Groups (“ERGs”).

•

We remain steadfast in our commitment to combat climate change, evidenced by our reduction of Scope 1 & Scope 2 emissions by 65% and Scope 3 emissions from business travel by 49%, both from 2014 levels, exceeding our 2020 targets.

•	We hosted our 7th annual Month of Giving Campaign in October 2021, during which we raised more than $130,000 to support our long-time partner, Save the Children.

•	We foster a culture of ethics and integrity, conduct mandatory training on key ethical topics and design and implement systems that promote such behavior.

•

We reinforced our commitment to work/life balance by launching a new Flexible Work Arrangement program, which establishes clear, flexible work options and gives employees the opportunity to request a work arrangement that meets their needs while continuing to effectively serve the business.

We also monitor our standing on a number of environmental, social and governance (“ESG”) ratings and rankings to gain perspective and insights into our impacts, to understand the competitive ESG landscape in both our industry and beyond and to identify ways to improve our ESG performance.

Business Overview and Fiscal 2021 Performance at a Glance

As a global leader in digital communications products, solutions and services for businesses of all sizes, Avaya is reimagining digital communications with innovation that defines the future of work and the customer experience. Our global team of experienced professionals delivers award-winning services from initial planning and design, to seamless implementation and integration, to ongoing managed operations, optimization, training and support.

Avaya’s Fiscal 2021 results demonstrate our purposeful and deliberate journey of transformation to be an enterprise cloud leader. The Company delivered year over year growth, reversing over a decade of annual revenue declines. Our success was achieved despite the headwinds from the global pandemic and continued to gain traction during the year, setting the stage for continued success.

Strong operational performance drove Avaya’s solid financial performance in Fiscal 2021. Highlights include:

Revenue	CAPS % of Revenue	OneCloud ARR	Software % of Revenue
$2,973m	40%	$530m	64%

•	Annual revenue was $2,973 million, representing a return to annual revenue growth, closing Fiscal 2021 up approximately $100 million.

•	Fiscal 2021 net loss was $13 million and we maintained strong profitability with Adjusted EBITDA* of $719 million.

•	Gross margin was 55.5% and non-GAAP gross margin* was 61.4%, with Adjusted EBITDA margin* of 24.2%.
•	The Company generated cash flow from operations of $30 million and ended Fiscal 2021 with $498 million in cash and cash equivalents.

•	Recurring revenues grew to 66% of total revenues from 63% in the prior fiscal year and 64% of revenues came from software last year.

•	Cloud, Alliance Partner and Subscription (“CAPS”) revenue, as a key performance indicator of our highest high-value revenue, grew to 40% of

2022 Proxy Statement	5

PROXY SUMMARY	›	Business Overview and Fiscal 2021 Performance at a Glance

revenues, for Fiscal 2021, up 14 points from the fiscal year which ended on September 30, 2020 (“Fiscal 2020”).

•

CAPS highlights the value of Avaya’s innovative solutions, including Avaya OneCloudTM Subscription. This offering is activating our global base by bundling high-value innovations like Avaya SpacesTM, video, contact center, AI and other cloud solutions, as customers move to an on-demand consumption model.

•

A year ago, we introduced Avaya OneCloud Annual Recurring Revenue (“ARR”) as the leading indicator of our cloud transition and the software solutions driving our growth. We finished Fiscal 2021 with $530 million of ARR, up 25% sequentially and 177% year over year, reflecting the progress of our transition to the cloud and the relevance of our market leading solutions.

•	Over 20% of ARR was from customers paying $5 million+ annually, over 60% of ARR was from customers paying $1 million+ annually and over 90% of ARR was from customers paying $100 thousand+ annually.
•

The Company signed 445 deals with a total contract value (“TCV”) over $1 million, 67 deals with a TCV over $5 million, 23 deals with a TCV over $10 million and 4 deals with a TCV over $25 million – an increase in every category as compared to the prior fiscal year.**

In addition, in Fiscal 2021 we prepaid, replaced and refinanced our credit facility’s first lien term loans due December 2024 with cash and new first lien term loans due December 2027. This $100 million of debt reduction improved our capital structure to enhance our financial flexibility, strengthen our balance sheet and reduce refinancing risk.

As we position for the future, Avaya shifted its entire comprehensive software portfolio to Avaya OneCloudTM, a multi-cloud application ecosystem which offers significant capabilities across contact center (OneCloud CCaaS), unified communications and collaboration (OneCloud UCaaS) and communications platform as a service (OneCloud CPaaS). Our open, composable platform enables us to address customers’ needs and help clients deliver tangible business results.

*

Adjusted EBITDA, non-GAAP gross margin and Adjusted EBITDA margin are financial performance metrics that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). See the “Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

**	We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

6	2022 Proxy Statement

Executive Compensation Highlights	›	PROXY SUMMARY

Executive Compensation Highlights

Our executive compensation program is designed with the objective of strongly linking pay with performance as evidenced by the graphs below. We consider compensation to be “variable” if vesting or payout is subject to achievement of performance targets or the value received is dependent on our stock price.

Say-on-Pay

Avaya’s executive compensation program for 2020 received substantial stockholder support and was approved, on an advisory basis, by approximately
93%	of stockholders voting on the proposal at the 2021 Annual Meeting of Stockholders.

2022 Proxy Statement	7

PROXY SUMMARY	›	Executive Compensation Highlights

The table below highlights the key characteristics of our compensation program for Fiscal 2021, many of which we believe drive performance and are aligned with compensation and governance best practices. The table also highlights certain practices we have not implemented because we do not believe they would serve our stockholders’ interests.

Executive Compensation Practices

What We Do	We Do have a pay-for-performance compensation program, which ties compensation to rigorous pre-established performance goals
We Do use more than one performance metric for our annual incentive program which is linked to our financial and strategic objectives
The Compensation Committee Does use an independent compensation consultant
We Do have reasonable severance and change in control (“CIC”) protections that require involuntary termination (i.e., are “double trigger” protections)
We Do have a clawback policy
We Do have policies prohibiting hedging/pledging of the Company’s stock
We Do have robust stock ownership guidelines for our NEOs
We Do conduct a say-on-pay stockholder vote on an annual basis

What We Don’t Do	We Don’t allow discounting, reloading or repricing of stock options without stockholder approval
We Don’t have “single trigger” vesting of outstanding equity-based awards based solely on a CIC
We Don’t maintain compensation policies or practices that encourage unreasonable risk taking
We Don’t have employment agreements with our NEOs other than our CEO
We Don’t allow for uncapped incentive compensation payouts
We Don’t offer excessive perquisites
We Don’t provide tax gross-ups for any excise taxes triggered in connection with a CIC
We Don’t offer supplemental executive pension benefits

8	2022 Proxy Statement

Recent Recognition	›	PROXY SUMMARY

Recent Recognition

We are committed to our employees and improving the communities where we live and work, with sustainable, responsible and conscientious business practices. It means a lot to be recognized as a leader when it comes to customer experience management, unified communications, collaboration, ESG, corporate citizenship and governance. We are proud to receive the awards we do – because it means we have played an important role in helping our customers to provide their own employees and customers experiences that truly matter. Below are some of the awards that Avaya has received:

2022 Proxy Statement	9

CORPORATE GOVERNANCE	›	Overview

Corporate Governance

Overview

Our Board is responsible for providing oversight over the Company’s business and affairs, including the Company’s strategic direction, as well as the management and financial and operational execution that can best perpetuate the success of the business and support the long-term interests of our stockholders. To effectively support its responsibilities, the Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Board committees is currently comprised solely of independent directors. These Board committees carry out responsibilities set out in specific committee charters approved by the Board that are consistent with applicable requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). In addition, the Company has a Strategy Committee that was created in Fiscal 2021 when the RingCentral Inc. (“RingCentral”) director designee joined the Board to evaluate developments and opportunities that may create a potential conflict of interest between the Company and RingCentral. The Board and each committee may from time to time form other committees or sub-committees for specified purposes. The Board and each committee may also, at its discretion, retain outside advisors at the Company’s expense in carrying out its responsibilities.

Our Board is committed to good corporate governance practices and seeks to represent stockholder interests through the exercise of sound judgment. To this end, the Board has adopted Corporate Governance Guidelines (“Guidelines”) that provide the framework for the governance of the Board and Company and a Code of Ethics and Business Conduct (“Code of Conduct”) that represents our commitment to the highest standards of ethics and integrity in the conduct of our business. The Board committee charters, the Guidelines and the Code of Conduct, as well as any amendments we may make to these documents from time to time, may be found in the Investor Relations section of our website under “Corporate Governance” at https://investors.avaya.com/corporate-governance/governance-policies, and, together with our charter and bylaws, serve as our governance and compliance framework. Information on our website, including the information on the Investor Relations section referenced here and below, is not considered part of this Proxy Statement.

Code of Conduct

Our Code of Conduct is designed to help directors and employees worldwide resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors and employees, including, without limitation, the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), the Chief Accounting Officer, the Corporate Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers a variety of topics, including those required to be addressed by the SEC. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information and compliance with applicable laws and regulations. Directors and employees of the Company receive periodic updates regarding corporate governance policies and are informed when there are any material changes to the Code of Conduct.

We will post amendments to or waivers of the provisions of the Code of Conduct made with respect to any of our directors and executive officers on the Investor Relations section of our website within four business days of effecting any such amendment or waiver. During Fiscal 2021, no amendments to or waivers of the provisions of the Code of Conduct were made with respect to any of our directors or executive officers.

10	2022 Proxy Statement

Overview	›	CORPORATE GOVERNANCE

Corporate Responsibility

At Avaya, we are thoughtful and intentional about the social and environmental impacts of our business. We recognize that we have opportunities to bring about positive social, environmental and economic change and socially responsible business practices are a hallmark of our brand. We are committed to ensuring the health and well-being of our employees, creating a supportive, inclusive, ethical and equitable culture of belonging, investing in our communities, creating products that are inherently sustainable, keeping our customers’ solutions and data secure and reducing our environmental impact.

At Avaya, we champion an open, fair and supportive environment where our employees can thrive both professionally and personally. We work hard, give back to our communities, take care of our customers, and promote high levels of employee engagement and well-being. ESG matters are woven into the everyday fabric of Avaya’s culture and are actively supported by our executive leadership.

Health, Safety & Wellness

The health, safety and well-being of our global workforce is a top priority for us.

•  Through our programs and practices, we seek to maintain a culture in which employees and contractors keep each other safe on the job. In accordance with best practices, Avaya maintains an Environmental, Health and Safety Management System to manage the risks associated with our activities.

•  The COVID-19 pandemic continues to have widespread and unpredictable impacts on global communities, economies, and business practices, that, taken together, continue to impact our global employees, partners and customers.

•  Avaya successfully and swiftly instituted protocols and policies focused on prioritizing the health and safety of our employees, while maintaining business continuity and minimizing disruption to customer support and service delivery at the onset of the global pandemic.

•  We took immediate steps to modify employee travel policies and implemented policies allowing non-essential employees to work remotely.

•  Our COVID response teams continue to regularly review and analyze our policies, allowing us to adapt them to evolving research and guidance to minimize health and safety risk for our employees, while ensuring compliance with evolving federal, state and local requirements.

•  This year truly demonstrated the importance of not only protecting our employees’ physical safety but caring for their mental health.

•  We monitored our employees’ well-being and implemented programs to ensure that employees felt fully supported. All Avaya employees have access to a complete wellness platform with resources and tools to track activity, get wellness advice, find healthy recipes, and access support to help them achieve their health goals.

•  We provided many programs to support our employees, including but not limited to regular updates through leadership communications, virtual all-employee broadcasts, employee roundtables to keep Avayans informed and connected, a designated “Employee Appreciation Month” to celebrate employee achievements through recognition, and a “Wellness Month” to highlight resources focused on supporting our employees’ personal and professional well-being

•  We are monitoring Federal, state and local COVID-related regulations and guidance, and have implemented processes to ensure compliance with federal and customer-mandated vaccination requirements and a phased re-opening of our offices, based on local circumstances and guided by safety. We have introduced new flexible work arrangements to combine the benefits of in-person collaboration with increased flexibility to drive both innovation and productivity as we return to our offices.

2022 Proxy Statement	11

CORPORATE GOVERNANCE	›	Overview

Environmental Sustainability

Avaya is committed to environmental sustainability.

•  Remaining steadfast in our commitment to combat climate change, Avaya exceeded its 2020 emissions reduction target by reducing Scope 1 & Scope 2 emissions by 65% and Scope 3 emissions from business travel by 49% from 2014 levels.

•  We plan to build on our achievements and continue the momentum as we develop new carbon emission reduction targets in support of the global transition to a low carbon economy.

•  As part of our commitment to responsible product design, Avaya’s ISO 14001 certified Design for Environment (DfE) program focuses on opportunities to reduce the environmental impact of our products, solutions and services. We continue to improve the energy efficiency of our products and identify opportunities to reduce single-use plastic packaging in our supply chain. Our commitments are set forth in our R&D Environmental Policy.

•  We are doing our part to minimize our environmental footprint. In fiscal 2020, we reduced our energy consumption by over 20,000 MWh and diverted 209,000 metric tons of E-Waste from landfills by ensuring that it was recycled.

•  We are helping our customers reduce their environmental footprint and achieve their environmental goals by improving the energy efficiency of our products, offering video and teleconferencing solutions and a cloud model to deliver the products and services, reducing the need for business travel and in turn their Scope 3 emissions. In addition, we partner with recycling organizations, join forces with collection schemes, and work with our supply chain partners to facilitate the return and end-of-life management process of devices, batteries and packaging.

Human Rights and Supply Chain Responsibility

Avaya is building and maintaining a responsible supply chain.

•  At Avaya, we hold ourselves to a high standard of integrity and professional conduct. This allows us to establish trust with our employees, customers and partners, as well as build an ethical culture throughout our value chain. We expect the same level of commitment and conduct of our suppliers that we expect from our employees. As a member of the Responsible Business Alliance, Avaya ensures safe and humane labor standards, environmentally responsible business practices, and high ethical standards in our supply chain.

•  Avaya has policies and programs in place to identify risks and prevent the use of child labor, slavery and human trafficking in our business operations and supply chain, including our Code of Conduct, Supplier Code of Conduct, Human Rights Statement and UK Modern Slavery Transparency Act Statement.

•  Our supplier diversity program is designed to achieve our objective of increasing diverse strategic supplier alliances that reflect the diversity of our associates and our customers.

•  Avaya’s products, like most electronics, contain tantalum, tin, tungsten, and gold (3TG) sometimes known as “conflict minerals” because of concerns about their mining and sale contributing to armed conflict and human rights abuses in the Democratic Republic of the Congo (DRC). We are committed to upholding and respecting human rights for all people, including those who work in the earliest parts of our supply chain, and we work collaboratively with suppliers to source minerals consistent with our values around human rights, business ethics, labor, health and safety practices and environmental responsibility.

•  We collaborate with our suppliers to conduct due diligence for responsible mineral sourcing. Our commitment is captured in our Conflicts Minerals Policy. Our annual Conflict Minerals Report describes how our due diligence activities align to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

12	2022 Proxy Statement

Overview	›	CORPORATE GOVERNANCE

Diversity, Equity, Inclusion & Belonging (DEI&B)

We drive and promote a strategy to build a workplace that mirrors the society in which we do business – a workplace where individuality is celebrated and harnessed to create a culture of engagement, innovation, inclusivity and belonging.

•  To successfully execute on our strategy, we have established a Global DEI&B Council, chaired by our CEO, to ensure alignment between our DEI&B strategy and our overall business strategy, and a Global DEI&B Committee, chaired by our Chief Human Resources Officer, to ensure global calibration and oversee the execution of various DEI&B initiatives.

•  Avaya has partnered with a leading provider of microlearning to provide training on relevant DEI&B topics to our employees to guide them on a path of awareness and action towards creating an inclusive culture.

•  In Fiscal 2021, we benefitted from significant growth in Avaya ERGs, employee-led groups that bring employees together to foster a sense of belonging. Following a revamp of the ERG process and design construct in 2020, we now have six active ERGs: Avaya Blacks Leading Empowerment (ABLE), Abilities Employee Resource Group (AERG), Asociacion Latinos Mundiales Avaya (ALMA), Asian Pacific Islanders @ Avaya (API@A), PRIDE, Veterans @ Avaya (VETA), and Women Inspired Network@Avaya (WIN@A). Representatives from each ERG serve on the Global DEI&B Committee to discuss insights, recommendations and initiatives with leadership.

•  We focus on ensuring our hiring pipeline is accessible, dynamic and drawn from a diverse pool of talent. To further these objectives, we utilize tools to support blind sourcing, conduct on going training of our talent acquisition teams around topics such as unconscious bias, microaggressions and inequities, and provide hiring managers toolkits to engage and attract diverse talent networks.

Community

Communities – local and global – represent one of our core stakeholders, and we make concerted efforts to give back to the communities where we operate and where we have the greatest impact.

•  We support charitable organizations around the world and recognize that giving back comes in many forms, including volunteer time, product donations and financial support.

•  We start each fiscal year with our annual Month of Giving which has a remarkable way of bringing out the best in our employees. We have partnered with Save the Children, a leading international humanitarian aid organization dedicated to giving children a healthy start in life, the opportunity to learn and protection from harm. Through this partnership, Avaya has supported children’s education in some of the most desperately needed parts of the world since 2015. We have sponsored the construction of classrooms, bathrooms and associated infrastructure in Uganda and Afghanistan providing safer, more resilient spaces in which to learn, and have established literacy programs with book banks and reading camps in Mozambique, giving children in the sponsorship communities access to resources they would not otherwise have. The funds raised from our October 2021 Month of Giving funded a school project in Vietnam, continuing and building upon the success we have had supporting educational initiatives in the past.

•  Our corporate social responsibility (CSR) efforts in India are focused on community development through various initiatives in the best interests of the poor, deprived and marginalized populations to build a better tomorrow for society. We pursue programs primarily in areas that fall within the economic vicinity of the Company’s operations to allow for employee engagement, close supervision and maximum development impact. Since 2015, our India CSR activities have focused on enhancing the quality of education, utilizing technology to improve access to healthcare and education, skills building and employability and disaster relief.

•  We donate money and products to organizations that focus on healthcare and education.

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CORPORATE GOVERNANCE	›	Overview

Additional information about our environmental, social and governance initiatives, including with respect to diversity, equity, inclusion and belonging, employee learning and development, climate change and charitable giving, is included in our Corporate Responsibility Report and on our website at

https://www.avaya.com/en/about-avaya/corporate-responsibility.[1]

Cybersecurity and Data Protection

Cybersecurity risk mitigation is an area of focus at Avaya overseen by the Chief Compliance Officer within our legal organization. The structural independence of our security systems is maintained by our Global Security team by establishing enterprise-wide information security strategy, policy, standards, architecture, and processes working across all of the organizations within the Company to protect our brand and clients against cybersecurity risks. To effectively address cyber risks, we maintain a global set of security policies and standards modeled after ISO 270001. Additionally, certain customer facing offerings are certified under ISO27001, HIPAA and PCI-DSS.

Our Global Security Organization leads a cross-functional data breach response team and through our business continuity program makes sure business group and IT disaster recovery objectives are aligned. Our data breach response team receives annual training in the form of table-top exercises and planned review drills. In addition, all employees receive annual cybersecurity training and quarterly phishing training. Our Global Security team consults with industry peers and engages third parties as needed to assess areas of risk as well as the overall maturity of our security program. In addition, our Global Security team works closely with our risk management group to ensure cyber security insurance coverage aligns with business objectives and customer expectations.

We foster a culture that values privacy rights and protections for those with whom we interact and this commitment is executed through programs overseen by our Data Privacy Officer, who reports into our legal organization. We have extensive experience in safeguarding personal data and helping our customers comply with their obligations when it comes to privacy and security, including those who must meet the highest standards of security such as governments, public authorities and organizations and financial institutions. We are committed to building on our experience through leading edge technology and cloud solutions that enhance privacy and security.

Our privacy compliance program is based on our controller and processor binding corporate rules which have been approved by the European Union (“EU”) regulatory authorities. Through the application of these rules, we endeavor to apply uniform data handling practices, based on the EU’s General Data Protection Regulation (“GDPR”) standards, on a global basis through all Avaya entities which process personal data. We have dedicated significant time, capital and other resources to obtain binding corporate rules and to meet GDPR requirements, as well as other legal requirements such as the Brazil Data Protection Law and the California Consumer Privacy Act. We expect that as privacy laws continue to evolve and become more prevalent throughout the world, we will be required to dedicate additional resources to ensure compliance.

The Audit Committee of our Board of Directors, which is comprised of three independent Directors, is responsible for monitoring, assessing and managing cybersecurity risks and our data privacy programs. Our Chief Compliance Officer and Data Privacy Officer provide updates to the Audit Committee as needed and no less frequently than quarterly for cybersecurity risks and annually for data privacy.

Stockholder Engagement

We maintain an ongoing, proactive outreach effort with our stockholders. Throughout the year, members of our Investor Relations team and our management team engage with our stockholders to seek their input, to remain well-informed regarding their perspectives and to help increase their understanding of our business. In particular, these engagements allow us to consider topics of interest to our shareholders that may not have otherwise been addressed without direct engagement. The feedback received from our stockholder outreach efforts is communicated to and considered by the Board, and our engagement activities have produced valuable feedback that helps inform our decisions and our strategy. We typically meet with over 300 investors each year as part of our investor relations program and with our largest 25 stockholders each quarter. During Fiscal 2021, our investor relations team participated in

[1]	The contents of our website, our Corporate Responsibility Report and CDP Climate Change Questionnaire are referenced for general information only and are not incorporated into this Proxy Statement.

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Overview	›	CORPORATE GOVERNANCE

over 30 investor conference events and responded to numerous inbound requests for information and input.

In addition, this year, we developed a Corporate Governance outreach program, where we reached out to our 25 largest stockholders, which represent approximately 74.9% of our outstanding common stock, to provide additional information about our ESG initiatives and practices.

Prohibition on Hedging or Pledging of Company Stock

Our Insider Trading Policy prohibits Covered Individuals (as defined below) (and such individuals’ immediate family and household members) from entering into hedging transactions involving our securities. “Covered Individuals” refers to our (i) directors; (ii) officers who are designated as being subject to Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) certain other officers and key employees of the Company designated by our General Counsel (which currently includes Senior Vice Presidents, Global Vice Presidents, Vice Presidents and Senior Directors, individuals involved in the preparation of internal and external financial and SEC reports, individuals in sales operations and finance and individuals supporting Avaya’s Cloud Offering). Covered Individuals (and such individuals’ immediate family and household members) are also prohibited under this policy from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

Leadership Structure of the Board

Under our bylaws, our Board appoints our corporate officers, including the CEO. Our Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Currently, our bylaws provide that the chair of the Board may not simultaneously serve as our CEO. The Board believes that the current Board leadership structure is best for Avaya and its stockholders at this time because separating these positions allows the CEO to focus on the full-time job of running the Company’s business, while allowing the Non-Executive Chair to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Our Nominating and Corporate Governance Committee periodically reviews the Company’s governance structure and practices, including the provisions of our certificate of incorporation and our bylaws.

Board Independence

Among other considerations, the Board values independent board oversight as an essential component of strong corporate performance. On at least an annual basis, the Board undertakes a review of the independence of each director and considers whether any director has a material relationship with Avaya. The Board evaluates each director under the independence rules of the NYSE, the Guidelines and the enhanced audit and compensation committee independence requirements of the SEC and the NYSE.

The NYSE rules require listed company boards to have at least a majority of independent directors. Based on its evaluation, our Board determined that each of Messrs. Scholl, Sutula, Theis, Vogel and Watkins and Mses. Spradley and Yeaney, representing seven of Avaya’s eight current directors, are independent directors as defined under the NYSE rules. Mr. Chirico, who serves as our President and CEO, is the only current member of the Board who is not independent.

Board Composition and Director Qualifications

The Company seeks to align Board composition with the Company’s strategic direction such that Board members bring skills, experience and backgrounds relevant to the strategic and operational issues that they will oversee and approve. Director candidates are typically selected based on their integrity and character, sound and independent judgment, track record of accomplishments in leadership roles, as well as based on their professional, corporate and industry expertise, skills and experience. More specifically, among others, the Nominating and Corporate Governance Committee and the Board considers the following criteria in the selection of director candidates:

•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•

the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business and to serve on or chair, as appropriate, relevant Board committees;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to

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CORPORATE GOVERNANCE	›	Overview

build a Board that works together effectively and constructively;

•	diversity with respect to experience, gender, race, ethnicity and age; and
•

the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors and committees of other public companies on which he or she serves.

Board Evaluation Process

We recognize the critical role that Board and committee evaluations play in ensuring the effective functioning of our Board. Our Board annually evaluates the performance of the Board and its committees. In Fiscal 2021, we hired a third party to conduct confidential assessments with each of our directors. The process included a confidential written survey completed by each director, followed by individual interviews with an outside facilitator. The survey and subsequent one-on-one discussions were designed to form an accurate impression of the performance of the full Board and each committee.

The assessment considered the practical aspects of how the Board functions, reviewed the effectiveness of Board communications and interactions, and assessed how the Board’s culture and operating practices impacted overall performance. The third-party consultant reported the findings to the Nominating and Corporate Governance Committee, as well as to the full Board. The Nominating and Corporate Governance Committee was responsible for reviewing the results of the Board evaluation process and will make recommendations to continue to enhance the Board’s performance.

Board and Committee Meetings

Our Board met 11 times during Fiscal 2021. During Fiscal 2021, each current Board member attended 75% or more of the meetings of the Board and each of the committees on which he or she served (during the period he or she served on the Board and on such committees.) In addition, our Board met in executive session without management present during many of its meetings. Due to the COVID-19 pandemic, all Fiscal 2021 Board and committee meetings were held virtually. Our Board chair presides over the executive sessions of the Board. Committees of the Board also meet in executive session as they deem appropriate.

We encourage our directors to attend our annual meetings of stockholders and we anticipate that each director will virtually attend our Annual Meeting. Seven of our then current Board members attended our 2021 Annual Meeting of Stockholders.

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Standing Board Committees	›	CORPORATE GOVERNANCE

Standing Board Committees

The Board

The full Board has primary responsibility for risk oversight. Each of the Board's committees assist the Board in fulfilling this important role by overseeing the risks in areas over which they have responsibility.

Audit Committee

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board.

Compensation Committee

The purpose of the Committee is to carry out the responsibilities delegated by the Board relating to the review and determination of executive compensation.

Nominating & Corporate Governance Committee

The Committee's primary responsibilities are to develop and recommend qualification standards and other criteria for selecting new Board members, identify individuals qualified to become Board members consistent with such qualification standards and other criteria approved by the Board and recommend to the Board such individuals as nominees to the Board for its approval.

Each of the Board’s three standing committees, Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, is currently comprised solely of independent directors. In addition, each member of the Audit Committee is financially literate and two members of the Audit Committee qualify as audit committee financial experts pursuant to SEC rules. The composition and some of the key responsibilities of each of these committees are described below. In addition to the responsibilities listed below, each standing Board committee conducts an annual performance self-

evaluation and an annual review of its committee charter. Each of these committees has authority under its respective charter to access such internal and external resources, including retaining legal, financial or other advisors, as the committee deems necessary or appropriate to fulfill its responsibilities. To view each committee’s full responsibilities, see the specific committee charters under “Corporate Governance” in the Investor Relations section of our website at https://investors.avaya.com/corporate-governance/governance-policies.

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CORPORATE GOVERNANCE	›	Standing Board Committees

Committees and Membership	Key Committee Responsibilities
Audit Stanley J. Sutula, III, Chair* Susan L. Spradley Scott D. Vogel* * Qualifies as an audit committee financial expert Meetings in Fiscal 2021: 9

•  Select, and evaluate the performance of, the Company’s independent registered public accounting firm (including its qualifications, performance and independence);

•  Review and discuss with management and our independent registered public accounting firm the content of our financial statements prior to filing our quarterly reports on Form 10-Q, and the annual audited financial statements prior to the filing of our annual report on Form 10-K, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to our Board whether the audited financial statements should be included in our annual report on Form 10-K;

•  Oversee the Company’s systems of internal accounting and financial controls and review the activities and qualifications of the Company’s internal audit function;

•  Review and discuss risk management and controls, including policies and guidelines with respect to risk assessment and risk management;

•  Review and approve related party transactions for potential conflicts of interest; and

•  Oversee the processes for handling complaints relating to accounting, internal accounting controls and auditing matters.

Audit Committee Report, Page 31

Compensation Scott D. Vogel, Chair Stephan Scholl Jacqueline E. Yeaney Meetings in Fiscal 2021: 5

•  Approve the compensation of each of the Company’s senior officers who are, as determined from time to time by our Board, subject to the provisions of Section 16 of the Exchange Act (the “Senior Executives” or “Section 16 Officers”), and approve (as appropriate) employment agreements and severance plans;

•  Review the CEO’s individual goals and objectives and set the CEO’s compensation after evaluating his performance;

•  Review, approve and make recommendations to the Board regarding equity-based plans and incentive compensation plans in which the CEO and the other Senior Executives may participate;

•  Approve grants of stock options, restricted stock awards and/or other awards under equity-based plans;

•  Recommend to the Board compensation of the non-employee Board members;

•  Monitor compliance with the Company’s share ownership guidelines;

•  Develop and periodically review with the Board succession plans with respect to the CEO and other senior executives;

•  Monitor progress of the Company’s human capital management, including, among other things, management depth and strength assessment, leadership development, talent assessment, diversity and inclusion and the results of the Company’s employee surveys; and

•  Administer the Company’s clawback policy.

Compensation Committee Report, Page 54

Nominating and Corporate Governance Susan L. Spradley, Chair Stephan Scholl William D. Watkins Meetings in Fiscal 2021: 2

•  Evaluate the performance, size and composition of the Board to determine the qualifications and areas of expertise, including a diversity of experience and backgrounds, needed to further enhance the composition of the Board and working with management in attracting candidates with those qualifications;

•  Identify individuals qualified to become directors and review the qualifications of prospective nominees, including nominees recommended by stockholders, and recommend to the Board candidates for election at the Company’s Annual Meeting of Stockholders and to fill Board vacancies;

•  Recommend to the Board committee chairs and members, as well as changes in number or function of committees;

•  Establish procedures, subject to the Board’s approval, for the annual performance self-evaluation of the Board and its committees;

•  Periodically review the Company’s corporate governance practices and leadership structure;

•  Develop and oversee a Company orientation program for new directors and an education program for all directors; and

•  Monitor progress of the Company’s ESG initiatives and performance.

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Standing Board Committees	›	CORPORATE GOVERNANCE

In addition to the three standing committees noted above, a Strategy Committee was created in Fiscal 2021 to review and evaluate developments and potential business opportunities that may create a potential conflict of interest between the Company and RingCentral or which may be deemed competitively sensitive. The Strategy Committee, which is currently comprised solely of independent directors, was formed when the RingCentral director designee, Robert Theis, joined the Board in November 2020. The Strategy Committee members are: William D. Watkins (Chair), Stephen Scholl and Jacqueline E. Yeaney. The Strategy Committee held 9 meetings in Fiscal 2021.

Compensation Committee Interlocks and Insider Participation

Each current member of the Compensation Committee is an independent director. No individual who was a member of the Compensation Committee during Fiscal 2021: (i) was an officer or employee of the Company or any of its subsidiaries during Fiscal

2021; (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) served on the board of directors of any other company any of whose executive officers served on the Company’s Compensation Committee or its Board.

Selection of Board Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. To fulfill these responsibilities, the Nominating and Corporate Governance Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management to attract candidates with those qualifications.

To identify new director candidates, the Nominating and Corporate Governance Committee seeks advice and names of candidates from its members, other members of the Board, members of management and other public and private sources. The Nominating and Corporate Governance Committee, in formulating its recommendation of candidates to the Board, considers each candidate’s personal qualifications and how such personal qualifications effectively address the then perceived current needs of the Board and its committees, including the criteria described above under “Board Composition and Director Qualifications.” The selection process includes, among other things, interviews with Board members, the CEO and other members of senior management, as appropriate, and reference checks of identified candidates. The Nominating and Corporate Governance Committee gives the same consideration to director candidates submitted by stockholders. See the procedures described in this Proxy Statement under the heading “Process for Director Nominations and Stockholder Proposals” for more details.

The Nominating and Corporate Governance Committee has sole authority under its charter to retain and terminate, at the Company’s expense, any search firm or advisor to be used to identify director candidates and has sole authority to approve the search firm’s or advisor’s fees and other retention terms. After the Nominating and Corporate Governance Committee completes its evaluation, it presents its recommendations to the Board for consideration and approval.

RingCentral Board Nominee

In connection with our strategic partnership with RingCentral and RingCentral’s acquisition of the Series A Stock, in October 2019 we entered into an Investor Rights Agreement with RingCentral. This agreement entitles RingCentral to nominate one person (the “RingCentral Nominee”) to our Board until such time as RingCentral and its affiliates no longer hold or beneficially own, in the aggregate, shares of Series A Stock that can be converted into more than 4,759,339 shares of our Common Stock assuming conversion of all Series A Stock then held. In addition, the RingCentral Nominee has the option (i) to serve on our Audit and Nominating and Corporate Governance Committees; or (ii) to attend (but not vote at) all of our Board committee meetings. Accordingly, effective November 6, 2020, Robert Theis was elected to the Board and is invited to attend meetings of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. For further information on our relationship with RingCentral, please see the “Certain Relationships and Related Transactions” section in this Proxy Statement.

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CORPORATE GOVERNANCE	›	Standing Board Committees

Board Oversight of Risk Management

While the Board has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks and receives and reviews briefings concerning the Company’s information security and technology risks (including cyber security), financial risks and potential conflicts of interests. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Communications with the Board

Stockholders or interested parties may contact the Board, the Non-Executive Chair and/or independent directors about corporate governance or other matters related to the Board by writing to the following address (indicating by name or title to whom the correspondence should be directed):

Avaya Holdings Corp. Board of Directors

Attention: Corporate Secretary

2605 Meridian Parkway, Suite 200

Durham, North Carolina 27713

Communications may also be sent by email to bdofdirectors@avaya.com. The Corporate Secretary manages all communications received as set forth above to determine whether the contents represent a message to the Board, its committees or any member, group or committee of the Board.

Certain Relationships and Related Transactions

Strategic Partnership with RingCentral, Inc.

On October 3, 2019, the Company entered into a strategic partnership with RingCentral, Inc. (“RingCentral”). In connection with the strategic partnership, the Company and RingCentral entered into (i) an Investment Agreement (the “Investment Agreement”), pursuant to which RingCentral purchased $125 million aggregate principal amount of the Company’s Series A Stock; and (ii) a Framework Agreement (the “Framework Agreement”), each as described below.

Investment Agreement

The Investment Agreement provided for the sale by the Company to RingCentral, in a private placement under the Securities Act of 1933, as amended, 125,000 shares of Series A Stock, for an aggregate purchase price of $125 million. The Series A Stock issued to RingCentral pursuant to the Investment Agreement is convertible into shares of Common Stock, at an initial conversion price of $16.00 per share. The Company completed the issuance and sale of the Series A Stock (the “Closing”) on October 31, 2019.

Framework Agreement, Super Master Agent Agreement and Development Agreement

The Framework Agreement governs the terms of the commercial arrangement between Avaya Inc. and RingCentral. Pursuant to the Framework Agreement, the parties entered into a Super Master Agent Agreement dated as of October 31, 2019, between Avaya Inc. and RingCentral (the “Super Master Agent Agreement”), pursuant to which Avaya will act as an agent to Avaya’s channel partners with respect to the sale of Avaya Cloud Office by RingCentral (“ACO”) and make direct sales of ACO. RingCentral will pay a commission to Avaya, including for the benefit of Avaya’s channel partners, for each such sale. In addition, for each qualified unit of ACO sold during the term of the Framework Agreement, RingCentral will pay Avaya certain commissions. Among other things, the Framework Agreement requires Avaya to (subject to certain exceptions) market and sell ACO as its exclusive UCaaS solution (as defined by “Subject Functionality” in the Framework Agreement). Further, RingCentral paid Avaya an advance of $375 million, predominantly for future commissions, as well as for certain licensing rights (the “Consideration Advance”) in accordance with the Framework Agreement. The

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Standing Board Committees	›	CORPORATE GOVERNANCE

Consideration Advance was paid primarily in RingCentral stock. The $375 million payment consisted of $361 million in RingCentral shares and $14 million in cash. During the nine months ended June 30, 2020, the Company sold all of its RingCentral shares. If we do not earn the full Consideration Advance in accordance with the Framework Agreement, at certain points in time RingCentral will have the right to convert still outstanding amounts into shares of our Series A Stock or shares of Common Stock. The Framework Agreement has a multiyear term and can be terminated earlier by either party in the event (i) the other party fails to cure a material breach; or (ii) the other party undergoes a change in control.

Pursuant to the Framework Agreement, on October 3, 2019, Avaya Management L.P., Avaya Inc. and RingCentral entered into a Development Agreement, pursuant to which Avaya and RingCentral collaborate to develop ACO as a new branded service. The Development Agreement permits Avaya and RingCentral to enter into product description documents which specify the development work to be completed by each of Avaya and RingCentral. The Development Agreement will terminate when the Framework Agreement and Super Master Agent Agreement are terminated. Additionally, the Development Agreement may be terminated by Avaya or RingCentral in the event that the other (a) fails to cure a material breach or (b) experiences an Insolvency Event (as defined in the Framework Agreement).

Investor Rights Agreement

In connection with the Closing, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with RingCentral. Pursuant to the terms of the Investor Rights Agreement, among other things, from and after the Closing, until the first date on which RingCentral and its affiliates no longer hold or beneficially own, in the aggregate, a number of shares of Common Stock (calculated assuming conversion of the Series A Stock to Common Stock) that is equal to or greater than 4,759,339 shares (subject to certain adjustments) (the “Investor Ownership Threshold”), RingCentral is entitled to nominate one person to the Board. Currently, Mr. Theis serves in this capacity. For more information, please see the “RingCentral Nominee” section in the Proxy Statement. In addition, for so long as the Investor Ownership Threshold is met, RingCentral is required to vote all of its shares in favor of each director nominee nominated by the Nominating and Corporate Governance Committee and against the removal of any director nominated by such committee. Furthermore, for as long as the RingCentral Nominee sits on the Board, RingCentral is subject to customary standstill provisions, has a consent right over certain actions taken by the Company, and has customary preemptive rights.

2017 Registration Rights Agreement

In connection with our emergence from Chapter 11, we entered into a Registration Rights Agreement with certain of our creditors and their affiliates who became Company stockholders upon our emergence from bankruptcy, pursuant to which we provide them certain “demand” registration rights and customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933, as amended.

Arrangements Involving the Company’s Current Directors and Officers

James M. Chirico, Jr. is a director and he is Chief Executive Officer and President of the Company. The Company also employs his daughter, Mackenzie Chirico, whose compensation in Fiscal 2021 was approximately $169,000.

Stephan Scholl is a director and he is the Chief Executive Officer of Alight Solutions, a leading provider of integrated benefits, payroll and cloud solutions. During Fiscal 2021, sales of the Company’s products and services to Alight Solutions were approximately $2,800 and the Company purchased approximately $3,558,000 in services from Alight Solutions.

Scott Vogel is a director and was a director of Neiman Marcus Group, a chain of luxury department stores, from April 2020 to December 2020. During Fiscal 2021, sales of the Company’s products and services to Neiman Marcus were approximately $317,700.

Shefali Shah is the Executive Vice President and Chief Administrative Officer of our Company. During Fiscal 2021, the Company purchased approximately $203,900 of services from Tufin Technologies, a provider of security policy management and automation, which employs Ms. Shah’s brother-in-law.

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CORPORATE GOVERNANCE	›	Standing Board Committees

Arrangements Involving Other Stockholders which Beneficially Own More than 5% of Any Class of Stock

We have entered into arrangements on ordinary business terms and at an arm’s length basis with certain of our stockholders or their affiliates. Arrangements involving stockholders or their affiliates that beneficially own more than 5% of any class of our stock and in which total payments for all of these arrangements exceeded $120,000 in Fiscal 2021 are described below.

•	In Fiscal 2021, the Company received approximately $5,368,000 from J.P. Morgan Investment Management, Inc. from ordinary course sales of the Company’s products and services.

•	In Fiscal 2021 the Company received approximately $1,295,000 from The Vanguard Group from ordinary course sales of the Company’s products and services.

Related Party Transaction Policy

In December 2017, our Board adopted written procedures for the review and approval of all transactions between the Company and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities, that are required to be disclosed under applicable SEC rules. The Board most recently reviewed this policy in November 2021 and adopted only immaterial changes and changes necessary to ensure compliance with NYSE requirements.

The procedures give our Audit Committee the power to approve or disapprove related party transactions involving our directors and our Section 16 Officers. Upon becoming aware of a transaction that would fall within the scope of the policy, the Audit Committee is required to conduct a full inquiry into the facts and circumstances concerning that transaction and to determine the appropriate actions, if any, for the Company to take. In reviewing a transaction, the Audit

Committee considers relevant facts and circumstances, including, but not limited to, whether the transaction is in the best interests of the Company and its stockholders, whether the terms are consistent with a transaction available on an arms-length basis and whether the transaction is in the Company’s ordinary course of business. At the discretion of the Audit Committee, consideration of a related party transaction may be submitted to the Board. A director who is the subject of a potential related party transaction is not permitted to vote in the decision-making process of the Audit Committee or Board, as applicable, relating to what actions, if any, shall be taken by us in light of that transaction.

All related party transactions identified above that occurred during Fiscal 2021 or that are currently proposed which required approval and/or ratification through the procedures described above were subject to such review procedures.

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PROPOSAL 1 Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Under our bylaws, our Board is required to consist of at least seven directors and not more than nine directors all of whom are in the same class. Currently our Board has eight members. At each annual meeting of stockholders, directors are elected to serve until the earlier of their death, resignation, retirement, disqualification, removal or incapacity or until their successors have been elected and qualified.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated James M. Chirico, Jr., Stephan Scholl, Susan L. Spradley, Stanley J. Sutula, III, Robert Theis, Scott D. Vogel, William D. Watkins and Jacqueline E. Yeaney for election as directors, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, except in the case of their earlier death, resignation, retirement, disqualification, removal or incapacity. Each nominee is currently serving as a director and has consented to serve for the new term. Should any nominee become unavailable for election, your proxy authorizes the named proxies to vote for such other person, if any, as the Board may recommend.

The following table identifies the experience and qualifications that our director nominees bring to the Board. As described above under “Board Composition and Director Qualifications,” the Nominating and Corporate Governance Committee formulates its recommendation of candidates to the Board after consideration of each candidate’s personal qualifications and how such personal qualifications effectively address the then perceived current needs of the Board and its committees.

2022 Proxy Statement	23

PROPOSAL 1 Election of Directors

Experience/Skills

Senior Leadership	* One director self-identifies as a Pacific Islander.
8
Finance, Accounting or Financial Reporting
8
Corporate Governance
8
Talent Management and Executive Compensation and Benefits
8
International Experience
8
Other Public Company Board Experience
7
Risk Management
5
Strategic Planning, Business Development, Business Operations
8
Unified Communications and Collaborations/ Contract Center
6
Enterprise Cloud & Managed Services
7
Social Responsibility/ESG
7
Diversity, Equity and Inclusion
7

24	2022 Proxy Statement

PROPOSAL 1 Election of Directors

Each director to be elected by stockholders is elected by a plurality of votes, which means that the eight nominees receiving the most “for” votes will be elected. Votes withheld from any nominee will have no effect on the outcome of the election of directors. Votes may not be cast “against” the election of a nominee. Abstentions and broker non-votes will not be counted for any purpose in determining whether a nominee is elected. Directors may be removed, with or without cause, upon the affirmative vote of the holders of at least a majority of our voting stock. Directors need not be stockholders but are subject to certain share ownership requirements as described in the “Compensation Discussion & Analysis” below.

Director Nominees

James M. Chirico, Jr.

Director since: 2017 Age: 64 President and Chief Executive Officer of Avaya Holdings Corp.

Personal Highlights

Mr. Chirico has been our President and Chief Executive Officer since October 1, 2017 and a member of our Board since December 15, 2017. Prior to that, from September 1, 2016 through September 30, 2017, he served as our Executive Vice President and Chief Operating Officer and was also named Head of Global Sales in November 2016. Previously he served as our Executive Vice President, Business Operations and Chief Restructuring Officer from June 14, 2010 through August 31, 2016. He served as President, Operations from January 2008 until June 14, 2010 and was appointed Chief Restructuring Officer on February 3, 2009. Prior to joining Avaya, from February 1998 to November 2007, Mr. Chirico held various senior management positions at Seagate Technology, a designer, manufacturer and marketer of hard disc drives, including Executive Vice President, Global Disc Storage Operations, from February 2006 until November 2007, and Senior Vice President and General Manager, Asia Operations, from September 2000 to February 2006.

Experience, Qualifications, Attributes and Skills

Mr. Chirico’s role as CEO, the management perspective he brings to Board deliberations and his extensive management experience at Avaya, as well as at other companies, led to the conclusion that he should serve as a director of our Company.

	Standing Committees: • None	Other Public Company Boards: • None

Stephan Scholl

Director since: 2017 Age: 51 Chief Executive Officer of Alight Solutions

Personal Highlights

Mr. Scholl joined our Board on December 15, 2017. Mr. Scholl is currently Chief Executive Officer of Alight Solutions, a leading provider of integrated benefits, payroll and cloud solutions, a position he has held since April 13, 2020. Prior to that, he served as President of Infor, Inc. (“Infor”), a privately held provider of enterprise software products and services, from April 2012 to July 2018 and as President and Chief Executive Officer of Lawson Software, Inc. from 2011 until 2012. He helped merge Lawson into Infor in 2012. Earlier, Mr. Scholl held various leadership roles at Oracle Corporation (“Oracle”), including Senior Vice President and General Manager of the Tax and Utilities Business and before that, as Senior Vice President of the North America Consulting business. He joined Oracle in 2005 with the company’s acquisition of PeopleSoft. Mr. Scholl currently sits on the boards of Alight, Inc., EG Software and 1010 Data and in the past, he has served as an advisor to several private equity firms.

Experience, Qualifications, Attributes and Skills

Mr. Scholl’s experience in software and services, including with a cloud business, his service as an executive officer of companies including as President and Chief Executive Officer, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Standing Committees: • Compensation • Nominating & Corporate Governance	Other Public Company Boards: • Alight, Inc. (April 2020 – Present)

2022 Proxy Statement	25

PROPOSAL 1 Election of Directors

Susan L. Spradley

Director since: 2017 Age: 60 Chief Executive Officer of Motion Intelligence, Inc.

Personal Highlights

Ms. Spradley joined our Board on December 15, 2017. Ms. Spradley is Chief Executive Officer of Motion Intelligence, Inc., a SaaS company specializing in preventing mobile device distraction while driving in addition to location and identification services, a position she has held since December 2017. Previously, she was a partner in the Tap Growth Group, a senior executive consulting firm focused on helping new ventures and Fortune 500 companies drive growth, from August 2017 until June 2019. In addition, she served in senior executive roles at Viavi Solutions (formerly JDSU), a publicly traded provider of strategic network solutions. She was Executive Vice President and General Manager of Product Line Management and Design from 2015 to January 2017, and before that she was Senior Vice President and General Manager of the Communications Test & Measurement Business Unit from 2013 to 2015. From April 2011 to December 2012, Ms. Spradley was the CEO/Executive Director of US Ignite, a White House and National Science Foundation initiative focused on applications for smart city implementation. Prior to serving at US Ignite, Ms. Spradley was President of the North America region at Nokia Siemens Networks and an Executive Board Member. She served in a variety of roles at Nortel before her work at Nokia Siemens Networks, most recently as President of Global Services. Additionally, from 2012 through January 2020, Ms. Spradley served as Chair of the board of directors of US Ignite, a non-profit organization. From October 2011 until November 2012, she served on the board of directors of EXFO Inc.

Experience, Qualifications, Attributes and Skills

Ms. Spradley’s experience in the wireless telecommunications industry, including broad operating experience in sales, product portfolio management, and research and development for multiple global communications-related companies and her extensive public company executive leadership experience, as well as her independence from the Company, led to the conclusion that she should serve as a director of our Company.

	Standing Committees: • Audit • Nominating & Corporate Governance (Chair)	Other Public Company Boards: • NetScout Systems Inc. (April 2018 – Present) • Qorvo (January 2017 – Present)

Stanley J. Sutula, III

Director since: 2017 Age: 56 Chief Financial Officer of Colgate- Palmolive Company

Personal Highlights

Mr. Sutula joined our Board on December 15, 2017. Mr. Sutula has served as the Chief Financial Officer of Colgate-Palmolive Company since November 2020. He previously served as the Executive Vice President and the Chief Financial Officer of Pitney Bowes Inc., a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing and data, and served in this capacity from February 2017 to November 2020. From January 2015 to January 2017, he was Vice President and Controller of International Business Machines Corporation (“IBM”), a global company that creates value for clients through integrated solutions and products that leverage data, information technology, deep expertise in industries and business processes, and a broad ecosystem of partners and alliances. From January 2014 to January 2015, he served as Vice President and Treasurer of IBM and from May 2008 to January 2014 he served as Vice President – Finance and Planning (Chief Financial Officer) of IBM’s Global Technology Services business. From 1988 to 2008, he held a number of positions at IBM including several leadership positions in the US and Europe.

Experience, Qualifications, Attributes and Skills

Mr. Sutula’s experience in senior finance positions, including as Chief Financial Officer and Controller, and his experience with software and global management, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Standing Committees: • Audit (Chair)	Other Public Company Boards: • None

26	2022 Proxy Statement

PROPOSAL 1 Election of Directors

Robert Theis

Director since: 2020 Age: 60 General Partner of World Innovation Lab

Personal Highlights

Mr. Theis joined our Board on November 6, 2020. Mr. Theis has served as a General Partner of World Innovation Lab, a venture capital firm since September 2016. He served as a managing director at Scale Venture Partners (“Scale Ventures”), a venture capital firm, from May 2008 to October 2014. Prior to joining Scale Ventures, from July 2000 to April 2008, Mr. Theis served as a general partner with Doll Capital Management, a venture capital firm. From July 1996 to June 2000, Mr. Theis served as Executive Vice President and served on the board of directors of New Era of Networks, Inc., a supplier of Internet infrastructure software and services. From April 1986 to June 1996, Mr. Theis served as a Managing Director at Sun Microsystems, Inc., a provider of computers and computer components acquired by Oracle Corporation, and from January 1984 to March 1986, as Marketing Manager at Silicon Graphics, Inc., a provider of high-performance computing solutions. Mr. Theis serves on the board of directors at the Computer History Museum, a museum that provides stories and artifacts of the information age and computing revolution. Mr. Theis is RingCentral’s nominee to our Board.

Experience, Qualifications, Attributes and Skills

Mr. Theis’s substantial experience as a venture capitalist investment professional and as a director of technology infrastructure and applications companies, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Standing Committees: • None	Other Public Company Boards: • RingCentral, Inc. (August 2011 – Present)

Scott D. Vogel

Director since: 2017 Age: 46 Managing Member of Vogel Partners LLC

Personal Highlights

Mr. Vogel joined our Board on December 15, 2017. Mr. Vogel is currently a Managing Member of Vogel Partners LLC, a private investment firm, and has served in that capacity since July 2016. From 2002 through July 2016, he was a Managing Director at Davidson Kempner Capital Management, L.L.C., investing in distressed debt securities. From 1999 to 2001, he worked at MFP Investors, L.L.C. investing in special situations and turnaround opportunities. Prior to MFP Investors, he was an investment banker at Chase Securities. Mr. Vogel has served on numerous boards during his career, including the board of CBL & Associates Properties, Inc. from October 2020 until November 2021, Seadrill Ltd. from July 2018 until February 2020, Arch Coal, Inc. from October 2016 until May 2019 and Key Energy Services, Inc. from December 2016 until April 2019. Mr. Vogel is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America.

Experience, Qualifications, Attributes and Skills

Mr. Vogel’s mix of experience with executive management oversight, finance and capital markets, human resources and compensation and strategic planning, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Standing Committees: • Audit • Compensation (Chair)	Other Public Company Boards: • Faraday Future Intelligent Electric Inc. (July 2021 – Present) • Alpha Metallurgical Resources, Inc. (December 2019 – Present)

2022 Proxy Statement	27

PROPOSAL 1 Election of Directors

William D. Watkins

Director since: 2017 Age: 69 Independent Chair of the Board of Directors Former Chair and Chief Executive Officer of Imergy Power Systems

Personal Highlights

Mr. Watkins joined our Board and became Chair of the Board on December 15, 2017. Mr. Watkins was most recently Chair and Chief Executive Officer of Imergy Power Systems, a privately held energy storage solutions company, from January 2015 and September 2013, respectively, until August 2016. Previously, he served as Chair of the Board at Bridgelux, Inc., from February 2013 to December 2013 and as its Chief Executive Officer from 2010 to February 2013. Prior to that, he served as Chief Executive Officer and board member at Seagate Technology, a publicly traded provider of electronic data storage technologies and systems, from 2004 until 2009, and before that, he was Seagate’s President and Chief Operating Officer. He joined Seagate in 1996 with the company’s acquisition of Conner Peripherals. Previously, Mr. Watkins served on the board of directors at Bright Machines, Inc., a privately held software design manufacturing company from 2019 to 2020.

Experience, Qualifications, Attributes and Skills

Mr. Watkins’ experience in the technology industry, his operational and management experience, his experience as an executive officer of companies including as Chief Executive Officer, President and Chief Operating Officer, his expertise and familiarity with financial statements, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Standing Committees: • Nominating & Corporate Governance	Other Public Company Boards: • Flex Ltd. (April 2009 – Present) • Maxim Integrated Products, Inc. (August 2008 – Present)

Jacqueline “Jackie” E. Yeaney

Director since: 2019 Age: 53 Executive Vice President, Marketing of Tableau Software

Personal Highlights

Ms. Yeaney joined our Board on March 18, 2019. Ms. Yeaney is Executive Vice President, Marketing of Tableau Software, a self-service analytics platform owned by Salesforce.com, Inc., a position she has held since August 22, 2019. Prior to that, Ms. Yeaney was the Senior Vice President and Chief Marketing Officer of Ellucian, a privately held provider of software and services for higher education management, from January 2017 until April 1, 2019. She served as the Executive Vice President, Strategy and Marketing of Red Hat, Inc. (“Red Hat”), a provider of open source software solutions now owned by IBM, from 2011 to 2016 after serving as a consultant to Red Hat from 2010 to 2011. Prior to that, she served as the Chief Marketing Officer at Premiere Global Services, Inc., EarthLink, Inc. and HomeBanc Mortgage Corporation. Ms. Yeaney was also a Captain in the U.S. Air Force where she held the highest-level security clearance. Previously, Ms. Yeaney served as a Non-Executive Director at Promethean World Limited from 2014 to 2015.

Experience, Qualifications, Attributes and Skills

Ms. Yeaney’s experience with global public company technology companies, including experience with strategy, marketing and transformation in the cloud and software industries, and her executive leadership experience, as well as her independence from the Company, led to the conclusion that she should serve as a director of our Company.

	Standing Committees: • Compensation	Other Public Company Boards: • Talkspace, Inc. (June 2021 – Present)

The Board unanimously recommends that you vote “FOR” each of the director nominees named in this proposal.

28	2022 Proxy Statement

PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for Fiscal 2022 and is seeking ratification of such selection by our stockholders at the Annual Meeting. PwC has audited our financial statements since 2000. The Audit Committee and PwC do not believe that PwC’s tenure as the Company’s auditor has diminished its independence, candor, or objectivity. The Audit Committee further believes PwC’s familiarity with the Company’s business and operations allows it to conduct better, more efficient, and more effective audits. At the same time, the Audit Committee remains mindful of the risks of PwC’s long tenure and carefully monitors PwC’s performance, fee structure and any issues bearing on the independence of the firm. Representatives of PwC are expected to virtually attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of

PwC as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority in voting power of shares entitled to vote (virtually or by proxy) at the Annual Meeting is required to approve the ratification of the selection of PwC as our independent registered public accounting firm. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Since this proposal is considered “routine” under the NYSE rules, no broker non-votes are expected on this proposal.

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. Our Audit Committee may delegate authority to one or more members of the Audit Committee to provide such pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. This policy is set forth in the charter of the Audit Committee and available under “Corporate Governance” in the Investor Relations section of our website at https://investors.avaya.com/corporate-governance/governance-policies. The referenced information on the Investor Relations section of our website is not a part of this Proxy Statement.

Principal Accountant Fees and Services

The following table provides information regarding the fees for the audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years ended September 30, 2021 and 2020:

	Fiscal Years Ended September 30,
(In thousands)	2021	2020
Audit Fees	$9,454	$11,171
Audit-Related Fees	100	434
Tax Fees	958	1,475
All Other Fees	620	787
Total Fees	$11,132	$13,867

2022 Proxy Statement	29

PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. Audit fees also include services that are typically provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees under this category include due diligence services and consultation and review in connection with the adoption of new accounting policies.

Tax Fees

Tax fees consist of fees for services to support the compliance with and filing of direct and indirect tax returns for our international subsidiaries and certain due diligence and consulting services.

All Other Fees

All other fees consist of fees for other permitted services including, but not limited to, advisory services.

The Board unanimously recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022.

30	2022 Proxy Statement

AUDIT COMMITTEE REPORT

Audit Committee Report

In connection with the Company’s consolidated financial statements for the year ended September 30, 2021, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the Company’s independent registered public accounting firm, PwC, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•

received the written disclosures and the letter from PwC as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with PwC that firm’s independence.

Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2021 Annual Report, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

Stanley J. Sutula, III, Chair

Susan L. Spradley

Scott Vogel

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

2022 Proxy Statement	31

PROPOSAL 3 Advisory Approval of the Company’s Named Executive Officers’ Compensation (“say-on-pay”)

PROPOSAL 3 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION (“SAY-ON-PAY”)

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with an advisory vote on executive compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding, advisory vote on the compensation paid to our named executive officers (“NEOs”) as disclosed pursuant to Item 402 of Regulation S-K, in the “Compensation Discussion and Analysis” in this Proxy Statement. This say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the policies and procedures described in this Proxy Statement.

We are committed to utilizing a mix of incentive compensation arrangements that will reward success in achieving the Company’s financial objectives and growing value for stockholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee has overseen the development of a compensation program designed to achieve pay-for-performance and align with stockholder interests, as described more fully in the “Compensation Discussion and Analysis” section. The compensation program was designed in a manner that we believe is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives.

Previously, the Board determined to hold a say-on-pay vote every year until the next required advisory vote on the frequency of holding future say-on-pay votes. At our 2021 Annual Meeting, our stockholders approved, on an advisory basis, our executive compensation paid to named executive officers in Fiscal 2020.

The Board invites you to review carefully the “Compensation Discussion and Analysis” and the tabular and other disclosures on executive compensation in this Proxy Statement. Based upon that review, the Board recommends that the stockholders approve, on an advisory basis, the compensation of the NEOs, as discussed and disclosed in the “Compensation Discussion and Analysis,” the compensation tables, and any related narrative disclosure contained in this Proxy Statement. The Board recommends that stockholders vote, on an advisory basis, in favor of the following “say-on-pay” resolution:

“RESOLVED, that the stockholders of Avaya Holdings Corp. approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion included in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. However, we value the views of our stockholders and the Compensation Committee expects to carefully review and take into account the outcome of the vote when designing and considering future executive compensation arrangements.

The proxy holders named on the accompanying proxy card will vote in favor of the advisory “say-on-pay” vote unless a stockholder directs otherwise.

The affirmative vote of a majority of the votes cast (virtually or by proxy) at the Annual Meeting is required to approve, on a non-binding and advisory basis, the compensation paid by the Company to the NEOs as described in this Proxy Statement. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this proposal has been approved. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

The Board unanimously recommends a vote “FOR” the approval of the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to item 402 of Regulation S-K.

32	2022 Proxy Statement

PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

PROPOSAL 4 – APPROVAL OF AMENDMENT No. 1 TO THE AVAYA HOLDINGS CORP. 2019 EQUITY INCENTIVE PLAN

We currently have one equity incentive plan with shares available for issuance to our employees, directors and consultants, the Avaya Holdings Corp. 2019 Equity Incentive Plan (as amended, the “2019 Plan”). In December 2021, our Compensation Committee recommended, and our Board of Directors approved, an amendment to the 2019 Plan (“Amendment No. 1”), subject to the approval of our stockholders, in order to increase the number of shares available under the 2019 Plan, adjust the existing fungible share ratio, and extend the expiration date of the 2019 Plan to ten years from the date on which Amendment No. 1 is approved by our stockholders. In the event that our stockholders do not approve Amendment No. 1, the 2019 Plan will remain in effect, but there will not be sufficient share capacity available under the 2019 Plan to meet the Company’s compensatory needs in the immediate future.

Why We Believe You Should Vote for this Item

We believe our future success depends on our ability to attract, motivate and retain high quality employees, directors and consultants, and that the ability to continue to provide stock-based awards is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates.

The Board believes that equity-based compensation plans such as the 2019 Plan serve many important purposes, such as (i) allowing the Company to use a vehicle other than cash to compensate its employees and other key personnel and (ii) benefitting the interests of our stockholders by effectively linking employee compensation to the performance of our Common Stock. By maintaining a long-term incentive plan such as the 2019 Plan, the Compensation Committee is able to design and implement executive compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our employees with the interests of our stockholders and promote a focus on long-term value creation.

We believe we would be at a severe competitive disadvantage if we cannot use stock-based awards to recruit and compensate our personnel. If Amendment No. 1 is not approved, we expect that we would exhaust the remaining available shares under the 2019 Plan in less than a year. This would increase our cash compensation expense, utilize cash that could otherwise be used to grow our business, make acquisitions, repay debt or for other corporate purposes, and reduce the alignment between our employees and our stockholders.

Equity Compensation Information

At our 2020 Annual Meeting, our stockholders approved the 2019 Plan. Stockholders had previously approved the Avaya Holdings 2017 Equity Incentive Plan (the “2017 Plan”) and on November 13, 2019, the Board adopted the 2019 Omnibus Inducement Equity Plan (the “Inducement Plan”), which reserved up to 1,700,000 shares of our Common Stock for awards to be made to certain prospective employees pursuant to the “inducement grant” exemption under the NYSE Listing Rules.

Once the 2019 Plan was approved, no future equity awards were available for issuance under the 2017 Plan or the Inducement Plan and any shares remaining available for issuance under the Inducement Plan became available for issuance under the 2019 Plan. Although no new awards may be granted under the 2017 Plan or under the Inducement Plan, all previously granted awards under the 2017 Plan and the Inducement Plan continue to be governed by the terms of the applicable plan.

If Amendment No. 1 is approved, 6,500,000 new shares, plus any shares remaining available under the 2019 Plan as of the date of stockholder approval of Amendment No. 1 (collectively, the “Share Reserve”), will be available for grant under the 2019 Plan. Shares that again become available for awards under the 2019 Plan pursuant to the terms of the 2019 Plan will again be available for future awards under the 2019 Plan. Any shares that were previously granted under the 2017 Plan and the Inducement Plan that again become available for awards pursuant to the terms of

2022 Proxy Statement	33

PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

those plans will be made available for awards under the 2019 Plan.

Under the 2019 Plan, grants of restricted stock units (or other so-called “full-value” awards) count against the 2019 Plan’s share capacity at a higher rate than grants of stock options and stock appreciation rights. Specifically, each full-value share awarded on or following the date of stockholder approval of Amendment No. 1 would count as 1.5 shares against the 2019 Plan’s capacity. Full-value shares awarded prior to the date of stockholder approval of Amendment No. 1 count as 1.7 shares against the 2019 Plan’s capacity. Stock options and stock appreciation rights, regardless of when granted, count as one share against the 2019 Plan.

Based on the closing price for our Common Stock on January 3, 2022 of $20.66 per share, the aggregate market value of the 6,500,000 new shares proposed to be issued under Amendment No. 1 was $134,290,000.

Key Equity Plan Data

As of December 8, 2021:

•	There was a total of 4,838,572 shares of our Common Stock available for future awards under the 2019 Plan.

•	There were no shares of our Common Stock available for future awards under the 2017 Plan and no shares of our Common Stock available for future awards under the Inducement Plan.
•

There were 85,029,179 shares of our Common Stock issued and outstanding (not including shares of Common Stock issuable upon conversion of shares of our Series A Stock, convertible notes or exercise or vesting of any outstanding equity-based awards.)

•	There was a total of 431,000 stock options outstanding under the 2019 Plan, with a weighted average exercise price of $17.95 and a weighted average remaining term of 4.8 years.

There was a total of 4,644,785 time-based restricted stock units outstanding and 1,303,000 performance stock units outstanding under the 2019 Plan. We manage our long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate. “Burn rate” measures the number of shares under outstanding equity awards granted during a given year (assuming maximum achievement and disregarding cancellations), as a percentage of basic weighted-average Common Stock outstanding for that fiscal year. Burn rate differs from dilution, as it does not account for equity awards that have been cancelled. Over the past three fiscal years, our burn rate was 2.07%, 3.20% and 2.96%, respectively (for the fiscal years ended September 30, 2019, September 30, 2020, and September 30, 2021, respectively).

34	2022 Proxy Statement

PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

Burn Rate (000’s)

Fiscal Year	Options Granted (A)	Full Value Awards Granted (B)	Total Shares Granted (C)	Weighted Average Common Shares Outstanding (D)	Burn Rate (Unadjusted)

2019	0	2,289,000	2,289,000	110,800,000	2.07%

2020	164,000	2,790,000	2,790,000	92,200,000	3.20%

2021	0	2,499,000	2,499,000	84,500,000	2.96%

Over the past three fiscal years, our average annual dilution was 1.40%, 2.25% and 2.26%, respectively (for the fiscal years ended September 30, 2019, September 30, 2020, and September 30, 2021, respectively). Dilution is generally defined as the total equity awards granted less cancellations, divided by total common shares outstanding at the end of the fiscal year.

Over the past three fiscal years, our “overhang rate” was 4.51%, 20.21% and 17.90%, respectively (for the fiscal years ended September 30, 2019, September 30, 2020, and September 30, 2021, respectively).

Our overhang rate measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the common shares outstanding on the date of calculation. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If Amendment No. 1 is approved by our stockholders, our overhang rate would be 20.84%, based on the Common Stock outstanding as of December 8, 2021.

For purposes of the above calculations, the number of common shares outstanding does not include shares of Common Stock issuable upon conversion of shares of our Series A Stock or convertible notes, or the exercise or vesting of any outstanding equity-based awards.

Plan Highlights

Below are select highlights from the 2019 Plan that we feel reflect our commitment to adhering to the best practices set forth by industry standards. We ask that you consider these highlights when casting your vote on Proposal 4.

Independent Plan Administrator. The Compensation Committee, which is comprised of independent directors, administers the 2019 Plan, and retains full discretion to determine the number and value of awards to be granted under the 2019 Plan.

2022 Proxy Statement	35

PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

Reasonable Plan Limits. Subject to adjustment as described in the 2019 Plan, if Amendment No. 1 is approved by our stockholders at the Annual Meeting, the number of shares reserved for issuance under the 2019 Plan will be 6,500,000 shares of our Common Stock, plus any shares remaining available for issuance under the 2019 Plan as of the date of stockholder approval of Amendment No. 1, plus any shares that again become available for issuance under the 2017 Plan or the Inducement Plan in accordance with the terms of the applicable plans. Shares under the 2019 Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

The 2019 Plan also provides that, subject to adjustment as described in the 2019 Plan:

•	The maximum number of shares with respect to which awards may be granted to any participant in respect of any fiscal year is equal to 5,000,000.

•

No non-employee member of our Board will be paid compensation (including awards under the 2019 Plan, determined based on the fair market value of such awards as of the grant date, as well as any retainer fees) totaling more than $750,000 in respect of any single fiscal year (the “Non-Employee Director Compensation Limit”).

Full Value Awards Weighted More Heavily. The settlement of one share pursuant to a full value award granted on or following the date of stockholder approval of Amendment No. 1 would be deemed to reduce the authorized Share Reserve under the 2019 Plan by 1.5 shares.

Stockholder Approval of Material Amendments. The 2019 Plan requires us to seek stockholder approval for any material amendments to the 2019 Plan, such as increasing the Non-Employee Director Compensation Limit or materially increasing the number of shares available under the 2019 Plan.

Prohibition on Repricing. The 2019 Plan prohibits the repricing of outstanding stock options without stockholder approval (outside of certain corporate transactions or permitted adjustment events described in the 2019 Plan). Further, no outstanding stock option may be canceled in exchange for cash or other property at a time when the per share exercise price of such option exceeds the fair market value of such stock option or canceled in exchange for a grant of a new stock option with an exercise price that is less than the exercise price applicable to the surrendered stock option, in each case, without stockholder approval (outside of certain corporate transactions or permitted adjustment events described in the 2019 Plan).

No Liberal Recycling Provisions. The 2019 Plan provides that the following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the exercise price; (ii) shares withheld by the Company to satisfy the tax withholding obligation; and (iii) shares that are reacquired by the Company with proceeds realized by the Company in connection with the exercise of a stock option.

Minimum Vesting Requirements. Other than with respect to up to 5% of the number of shares reserved for issuance under the 2019 Plan and subject to certain other exceptions set forth in the 2019 Plan, awards granted under the 2019 Plan will be subject to a minimum vesting period of one year from the date of grant.

Prohibition of Dividends or Dividend Equivalents on Unvested Awards. The 2019 Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying unvested awards prior to the achievement of the applicable vesting conditions. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying vesting conditions.

Clawback. Awards under the 2019 Plan are subject to the Company’s clawback policy.

Summary of the 2019 Plan

Set forth below is a summary of the principal features of the 2019 Plan. Other than with respect to the increase in the number of shares, the adjustment to the existing fungible share ratio, and the extension of the expiration date to the tenth anniversary of the date on which Amendment No. 1 is approved by our stockholders, the material terms of the 2019 Plan will otherwise remain in effect. This summary is qualified in its entirety by reference to the terms of the 2019 Plan and Amendment No 1, copies of which are included in this Proxy Statement as Appendix B.

Purpose

The purpose of the 2019 Plan is to attract and retain employees, directors and consultants of the Company and its subsidiaries and to motivate such individuals, provide them with incentives and enable them to participate in our growth and success.

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PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

The 2019 Plan authorizes our Board to provide equity-based compensation or other incentive-based compensation in the form of (i) stock options, including incentive stock options (“ISOs”) entitling the participant to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) restricted stock and restricted stock units; (iii) performance awards; (iv) other stock-based awards (“Other Stock-Based Awards”); and (v) cash-based awards (“Other Cash-Based Awards”). Each type of award is described below under “Types of Awards Under the 2019 Plan.”

All awards under the 2019 Plan will be evidenced by an award agreement setting forth the award’s terms and conditions.

The 2019 Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code.

Shares Available Under the 2019 Plan

Subject to adjustment as described in the 2019 Plan, if Amendment No. 1 is approved by our stockholders at the Annual Meeting, the number of shares reserved for issuance under the 2019 Plan will be 6,500,000 shares of our Common Stock, plus any shares remaining available for issuance under the 2019 Plan as of the date of stockholder approval of Amendment No. 1, plus any shares that again become available for issuance under the 2017 Plan or the Inducement Plan in accordance with the terms of the applicable plans.

Under the current 2019 Plan, grants of restricted stock units (or other so-called “full value” awards) count against the 2019 Plan’s share capacity at a higher rate than grants of stock options and stock appreciation rights. Specifically, each full value share awarded counts as 1.5 shares against the 2019 Plan’s capacity, while stock options and stock appreciation rights count as 1 share against the 2019 Plan’s capacity. This is referred to a “fungible share ratio”. If Amendment No. 1 is approved by stockholders, each full value share granted on or following the date of stockholder approval of Amendment No. 1 will count as 1.5 shares against the 2019 Plan’s capacity, but stock options and stock appreciation rights will still count as 1 share against the 2019 Plan’s capacity. Shares that again become available for awards under the 2017 Plan that are awarded in the future under the 2019 Plan will count against the 2019 Plan’s share capacity based on the fungible share ratio.

In the event our stockholders do not approve Amendment No. 1, Amendment No. 1 will not become effective (and the new shares available under Amendment No. 1 will not become available for issuance under the 2019 Plan), but the 2019 Plan will otherwise continue in effect. If Amendment No. 1 is approved, the 2019 Plan will expire in 2032.

Subject to adjustment set forth in the 2019 Plan, no more than 5,000,000 shares under the 2019 Plan may be issued upon the exercise of ISOs. The number of shares with respect to awards (including options and SARs) that may be granted under the 2019 Plan to any individual participant in respect of any fiscal year may not exceed 5,000,000 shares. Further, awards to non-employee directors will be subject to the Non-Employee Director Compensation Limit.

Each of the foregoing limitations is subject to potential adjustment as described in the 2019 Plan.

Awards under the 2019 Plan that are settled in cash will not be counted against the 2019 Plan’s share capacity.

If any shares of Common Stock covered by any awards granted under the 2019 Plan are forfeited, cancelled or exchanged or if an award terminates or expires without a distribution of shares of Common Stock to the participant, those shares will again be available for awards under the 2019 Plan. Each share of Common Stock subject to a full-value award granted under the 2019 Plan or any prior plan, in each case, prior to the date of stockholder approval of Amendment No. 1 that again becomes available for awards under the 2019 Plan will be returned to the 2019 share capacity as 1.7 shares of Common Stock, and each share of Common Stock subject to a full-value award granted on or after the date of stockholder approval of Amendment No. 1 that again becomes available for awards under the 2019 Plan will be returned to the 2019 Plan’s capacity as 1.5 shares of Common Stock. Notwithstanding the foregoing, the following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the exercise price; (ii) shares withheld by the Company to satisfy the tax withholding obligation; and (iii) shares that are reacquired by the Company with proceeds realized by the Company in connection with the exercise of a stock option.

Shares of our Common Stock issued or delivered under awards granted under the 2019 Plan in substitution for or conversion of, or in connection with

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PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of our subsidiaries will not count against the 2019 Plan’s share capacity. Additionally, shares available under certain plans that we or certain of our affiliates may assume in connection with corporate transactions from another entity may be available for certain awards under the 2019 Plan, under circumstances further described in the 2019 Plan, but will not count against the aggregate share limit.

Plan Administration

The 2019 Plan will be administered by the Compensation Committee, composed of at least two directors, each of whom is required to be a “non-employee director” (within the meaning of Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act) and, if determined by the Board to be applicable, an “outside director” (within the meaning of Section 162(m) of the Code). The Compensation Committee is authorized to interpret the 2019 Plan and related agreements and other documents.

The Compensation Committee generally may select eligible individuals to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the 2019 Plan will be binding on all interested parties.

Eligibility

Current employees and certain consultants of the Company and certain of its subsidiaries, as well as current non-employee members of the Board, are eligible to participate in the 2019 Plan, to the extent chosen by the Compensation Committee for participation. Prospective employees and consultants who have accepted offers of employment or consultancy from the Company or any of its subsidiaries, as well as prospective non-employee directors who have accepted an offer to serve on the Board, are eligible to participate in the 2019 Plan; provided, that the grant of such award is conditioned on the individual actually becoming an employee, consultant or non-employee director, as applicable.

Currently, all of our approximately 8,000 employees (including our 4 executive officers), our seven non-employee directors and zero consultants, are eligible to participate in the 2019 Plan.

No Repricing Without Stockholder Approval

The 2019 Plan prohibits the repricing of outstanding stock options without stockholder approval (outside of certain corporate transactions or permitted adjustment events described in the 2019 Plan). Further, no outstanding stock option may be canceled in exchange for cash or other property at a time when the per share exercise price of such option exceeds the fair market value of such stock option or canceled in exchange for a grant of a new stock option with an exercise price that is less than the exercise price applicable to the surrendered stock option, in each case, without stockholder approval (outside of certain corporate transactions or permitted adjustment events described in the 2019 Plan).

Types of Awards Under the 2019 Plan

Stock Options. Stock options may be granted that entitle the participant to purchase shares of our Common Stock at a price not less than fair market value per share at the date of grant. The exercise price is payable (i) in cash or in check; (ii) by the transfer to us of shares of Common Stock owned by the participant having a value at the time of exercise equal to the total stock option exercise price; (iii) through the Company’s withholding of shares otherwise issuable upon exercise of an option pursuant to a “net exercise” arrangement; or (4) by other methods approved by the Compensation Committee.

No stock option may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with the Company or any of our subsidiaries that is necessary before the stock options will become exercisable.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units granted under the 2019 Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and restricted stock units may vest and/or be forfeited to us, as may be determined by the Compensation Committee in its sole discretion. Shares of restricted stock or restricted stock units may not be sold, assigned, transferred, pledged, or otherwise encumbered, nor will dividends be paid on such shares of restricted stock or restricted stock units, during the restriction period set by the Compensation Committee. Under the 2019 Plan, restricted stock units may be granted in the form of Other Stock-Based Awards or Other Cash-Based Awards.

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PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

Performance Awards. The Compensation Committee has the authority under the 2019 Plan to grant performance awards. These awards consist of a right which is (i) denominated in cash or shares of our Common Stock; (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of performance goals during performance periods as may be established by the Compensation Committee; and (iii) payable at such time and in such form as determined by the Compensation Committee. Each performance award will be subject to one or more specified performance goals that must be met within a specified period determined by the Compensation Committee (the “performance period”) to earn the performance award. The Compensation Committee will determine the amount of any performance award, the length of any performance period, and the amount and kind of any payment or transfer to be made pursuant to any performance award.

Other Stock-Based Awards. The Compensation Committee may grant to a participant Other Stock-Based Awards, which will consist of rights which are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our shares of Common Stock (including securities convertible into shares, and including stock appreciation rights that only entitle the participant to receive the excess of the fair market value of the award upon exercise above a “base” price). These awards must comply, to the extent deemed desirable by the Compensation Committee, with Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, and other applicable laws. The Compensation Committee will determine the terms and conditions of these awards, including the price, if any, at which shares of our Common Stock may be purchased pursuant to any Other Stock-Based Award granted under the 2019 Plan.

Other Cash-Based Awards. The Compensation Committee may grant to a participant Other Cash-Based Awards. The Compensation Committee will determine the terms and conditions of these awards, including the vesting conditions, if any, for such awards.

Performance Goals

The 2019 Plan allows the Compensation Committee to establish measurable “Performance Goals” for purposes of establishing Performance Awards under the 2019 Plan. The Performance Goals established for such awards may be based on any one or more of the following, or based on any other goals, metrics or objects determined by the Compensation Committee in its sole discretion: (i) Non-GAAP performance measures included in any of the Company’s SEC filings; (ii) net interest income, total other income, total costs and expenses, income before taxes, net income, revenue and/or earnings per share; (iii) debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee in its sole discretion; (iv) market share; (v) generation performance, customer churn, ending customer count, customer satisfaction, average days sales outstanding, energizing events issues/success, customer complaints/success, systems availability and downtime, contribution margin, and safety and environmental improvements; (vi) operating margin, return on equity, return on assets, and/or return on invested capital; (vii) total shareholder return, the fair market value of a share of Common Stock, or the growth in value of an investment in the shares of Common Stock assuming the reinvestment of dividends.

The Compensation Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal as provided for under the 2019 Plan.

Minimum Vesting

Notwithstanding anything in the 2019 Plan to the contrary, awards granted under the 2019 Plan (other than cash-based awards) are not permitted to vest any earlier than the first anniversary of the date on which the award is granted; provided, that the following awards will not be subject to the foregoing minimum vesting requirement: any (i) “Substitute Awards” under the 2019 Plan in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company; (ii) shares of Common Stock delivered in lieu of fully vested cash awards; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) any additional awards the Compensation Committee may grant, up to a maximum of five percent of the Share Reserve (subject to adjustment as permitted under the 2019 Plan); and, provided,

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PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

further, that the foregoing restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Change in Control, in the terms of the award agreement or otherwise.

Amendments

The Board may, at any time, and from time to time, amend, suspend or terminate the 2019 Plan, and the Compensation Committee may amend the 2019 Plan to the extent such amendment is: (i) ministerial or administrative in nature and does not result in a material change to the cost of the 2019 Plan; or (ii) required by law; provided, that (A) no such amendment, suspension or termination will occur without stockholder approval if such approval is necessary to comply with applicable legal or regulatory requirements, or if such amendment would increase the Non-Employee Director Compensation Limit and (B) unless otherwise required by law or specifically provided in the 2019 Plan, the rights of a participant, with respect to awards granted prior to any amendment (whether by the Board or the Compensation Committee), suspension or termination, may not be adversely impaired without the express written consent of such participant. Notwithstanding anything in the 2019 Plan to the contrary, the Board may amend the 2019 Plan or any award agreement at any time without a participant’s consent only to comply with applicable law, including Section 409A of the Code, and the Compensation Committee may amend the terms of any award granted under the 2019 Plan, but, except for adjustments set forth in the 2019 Plan pertaining to certain corporate events and transactions or as otherwise specifically provided in the 2019 Plan, no such amendment or other action by the Compensation Committee may impair the rights of any holder without the holder’s express written consent.

Dividend Equivalents

Notwithstanding anything in the 2019 Plan to the contrary, no dividends or dividend equivalents are permitted to be paid on any award prior to vesting. In the sole discretion of the Compensation Committee, an award (other than options or stock appreciation rights) may provide the participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities or other property, on a deferred basis; provided, that such dividends or dividend equivalents will be subject to the same vesting conditions as the Award to which such dividends or dividend equivalents relate.

Adjustments

The existence of the 2019 Plan and the awards granted thereunder do not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or any affiliate; (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock; (iv) the dissolution or liquidation of the Company or any affiliate; (v) any sale or transfer of all or part of the assets or business of the Company or any affiliate or; (vi) any other corporate act or proceeding.

Excepting transactions covered by the foregoing paragraph, if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive, either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of the 2019 Plan, (A) the aggregate number or kind of securities that thereafter may be issued under the 2019 Plan and the other limits contained in the 2019 Plan; (B) the number or kind of securities or other property (including cash) to be issued pursuant to awards granted under the 2019 Plan (including as a result of the assumption of the 2019 Plan and the obligations hereunder by a successor entity, as applicable); and/or (C) the purchase price of any award, will be appropriately adjusted by the Compensation Committee to prevent dilution or enlargement of the rights granted to, or available for, participants under the 2019 Plan.

If there should occur any change in the capital structure of the Company other than those covered by the two immediately preceding paragraphs, including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company that affects the shares of Common Stock, then the Compensation Committee will adjust any Award and make such other equitable

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PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

or proportional adjustments to the 2019 Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the 2019 Plan.

Change in Control

The 2019 Plan provides that, in the event of a “Change in Control” (as defined in the 2019 Plan), and except as otherwise provided by the Compensation Committee in an award agreement or otherwise, a Participant’s outstanding awards may be treated in accordance with one or more of the following methods, as determined by the Compensation Committee in its sole discretion: (i) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Compensation Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control; (ii) the Compensation Committee may accelerate the exercisability of, lapse of restrictions on, Awards or provide for a period of time for exercise prior to the occurrence of such event; (iii) any one or more outstanding awards may be cancelled and the Compensation Committee may cause to be paid to the holders thereof, in cash, shares, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Compensation Committee (it being understood that, in such event, any stock option or stock appreciation right having a per share exercise price equal to, or in excess of, the fair market value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); or (iv) the Compensation Committee may terminate all outstanding and unexercised awards that provides for a participant-elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such participant shall have the right to exercise in full all of such participant’s awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise will be contingent on the occurrence of the Change in Control.

Award agreements generally provide that to the extent outstanding awards are assumed, converted, or replaced in the event of a Change in Control, if a participant’s employment or service with the Company or a subsidiary is terminated without cause or a participant terminates his or her employment or service with the Company or a subsidiary for good reason during the two year period following a Change in Control, all outstanding awards held by the participant that may be exercised will become fully exercisable and all restrictions will lapse and the awards will become vested and non-forfeitable.

Withholding Taxes

To the extent that we are required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2019 Plan, and subject to Section 409A of the Code, we have the right to withhold from any award or from any compensation or other amount owing to a participant the amount (in cash, shares of Common Stock, other securities, other awards under the 2019 Plan or other property) of applicable withholding taxes and to take other action as may be necessary to satisfy all obligations for payment of such taxes. Subject to the foregoing, and contingent upon the Company’s consent, a participant may satisfy the withholding liability by delivering shares of Common Stock owned by the participant with a fair market value equal to the withholding liability or have us withhold from the shares of Common Stock otherwise deliverable pursuant to an award, a number of shares of Common Stock equal to the withholding liability, or by such other methods as may be approved by the Compensation Committee.

Compliance with Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the 2019 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2019 Plan and any grants made under the 2019 Plan will be administered in a manner consistent with this intent.

Termination

No grant will be made under the 2019 Plan more than 10 years after the date on which Amendment No. 1 is approved by our stockholders, but all grants made under the 2019 Plan on or prior to such date will

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PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

continue in effect thereafter subject to the terms thereof and of the 2019 Plan.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2019 Plan based on federal income tax laws in effect on December 31, 2021. This summary is not intended to be complete and does not describe state, local or foreign tax consequences. It is not intended to be tax guidance to participants in the 2019 Plan.

Tax Consequences to Participants

Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares.

Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares of our Common Stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our Common Stock on the date that such shares are transferred to the participant in settlement of the award (reduced by any amount paid by the participant for such RSUs, if any), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of any performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares of our Common Stock received in respect thereof.

Tax Consequences to the Company or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or

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PROPOSAL 4 Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan

the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We have filed a Registration Statement on Form S-8 relating to the issuance of shares of our

Common Stock under the 2019 Plan with the SEC pursuant to the Securities Act of 1933, as amended, and will file a post-effective amendment on Form S-8 to register the new shares of our Common Stock reserved for issuance under Amendment No. 1.

New Plan Benefits

Awards under the 2019 Plan are determined in the discretion of the Committee; therefore, the number and type of awards to be made under the 2019 Plan following the Annual Meeting cannot be determined at this time.

The Board unanimously recommends a vote “FOR” the approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Quick Reference Guide

Overview

Performance Highlights: Digital transformation continues to rapidly accelerate as organizations adapt to new ways of working while meeting the changing needs of a diverse global economy. Our Avaya OneCloud platform of workstream collaboration, communications and remote agent solutions empowers our customers to create experiences that matter. We are transforming our customers and partners into Avaya Experience Builders, capable of composing personalized, AI-powered solutions that are more flexible, agile and impactful. That is why more organizations globally are turning to Avaya to help them meet the needs of today’s Experience Economy.

During Fiscal 2021, we delivered outstanding results, including our first full year of revenue growth in over a decade, continued progression of our cloud and SaaS transformation as CAPS revenue and ARR grew to record levels and continued leadership in the enterprise market. Our CAPS revenue made up 40% of our Fiscal 2021 revenue, increasing from 26% in Fiscal 2020, and ARR grew 177% to $530 million at the end of Fiscal 2021. We achieved $2.973 billion of revenue in Fiscal

2021 and maintained our highly profitable business model generating $719 million of Adjusted EBITDA*, or 24.2% of revenue.

Pay for Performance Outcomes:

•

Consistent with our strong performance, our named executive officers (NEOs) earned bonuses under the AIP at 151% of target and the Fiscal 2021 performance period attainment for the Performance Restricted Stock Units (“PRSUs”) granted in Fiscal 2021 was 114%. The PRSUs remain subject to the Fiscal 2022 and Fiscal 2023 performance periods, as well as continued employment.

•

For purposes of determining performance under the AIP and for the Fiscal 2021 PRSUs, Fiscal 2021 Adjusted EBITDA and Revenue were adjusted downward upon determination of the Compensation Committee and at the recommendation of management to exclude the impact of certain one-time benefits and therefore more appropriately reflect FY2021 performance. Similar adjustments were made with respect to Fiscal 2021 performance attainment for PRSU grants made in Fiscal 2019 and Fiscal 2020.

*

Adjusted EBITDA is a financial performance metric that is not calculated and presented in accordance with GAAP. See the “Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure, as well as information on the calculation of constant currency.

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Fiscal 2021 Named Executive Officers	›	COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2021 Named Executive Officers

This Compensation Discussion and Analysis (the “CD&A”) explains the key elements of the compensation of our NEOs and describes the objectives and principles underlying our Company’s executive compensation program for Fiscal 2021. For Fiscal 2021, our NEOs were:

James M. Chirico, Jr. President and CEO	Kieran McGrath Executive Vice President and Chief Financial Officer	Shefali Shah Executive Vice President and Chief Administrative Officer

Stephen Spears Executive Vice President and Chief Revenue Officer	Anthony Bartolo(1) Former Executive Vice President and Chief Product Officer

(1)

Mr. Bartolo separated from the Company on September 30, 2021. Mr. Bartolo’s separation from the Company constituted a termination by the Company other than for “cause” under the Separation Plan (as defined below).

Key Elements of Compensation

Element	Form	Objective

Base Salary	Fixed Pay: Cash	• Provide a fixed portion of annual income to attract and retain qualified executives

Annual Incentives	Variable Pay: Cash (a portion which may be paid in shares of common stock upon a voluntary election)	• Focus executives’ attention on annual financial, operational, and strategic objectives that support long-term strategy and value creation • Align executives’ pay with company performance

Long-Term Incentives	Variable Pay: Equity	• Directly align executive pay with long-term stockholder value • Focus executives on long-term performance goals • Retain executives

Base Salaries

The Fiscal 2021 base salaries for the NEOs remained the same as Fiscal 2020 levels, and are set forth below:

Named Executive Officer	Fiscal 2021 Base Salary ($)

James M. Chirico, Jr.	1,250,000

Kieran McGrath	650,000

Shefali Shah	600,000

Stephen Spears	600,000

Anthony Bartolo	650,000

At the beginning of Fiscal 2022, the Compensation Committee determined that no changes would be made to the NEOs’ salaries for Fiscal 2022.

Short-Term Incentives

Annual cash bonus opportunities for all the NEOs for Fiscal 2021 were based solely on the achievement of performance goals (as set forth below) and for each of them, except Mr. Chirico, the target and maximum bonus opportunities were 100% of base salary, and 200% of bonus target, respectively. Mr. Chirico’s target bonus opportunity was 150% of his base salary and his maximum bonus opportunity was 200% of bonus target. As part of the terms of his employment at the

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COMPENSATION DISCUSSION AND ANALYSIS	›	Key Elements of Compensation

time of his hire, Mr. Spears was guaranteed an annual bonus for Fiscal 2021 of at least 125% of his target.

The Company’s Board-approved Fiscal 2021 financial plan served as the basis for the AIP, our annual cash incentive plan, as approved by the Compensation Committee. The AIP was designed to drive the Company’s objectives of profitable, revenue growth in Fiscal 2021 including increasing ARR, which is a key indicator of the Company’s cloud-focused transformation. The funding for NEO bonuses under the AIP was determined based on Fiscal 2021 annual revenue (measured in constant currency) (42%), ARR (40%) and Adjusted EBITDA (18%), each as measured against pre-established threshold, target, and maximum levels.

The Compensation Committee approved the AIP with an Adjusted EBITDA target that was lower than actual levels of achievement for Fiscal 2020 to permit contemplated investments in go-to-market motions, cloud development and processing capabilities to accelerate the Company’s transition to a cloud and software services company. The Compensation Committee believes growth in the Company’s cloud offerings, including the Company’s Contact Center as a service (CCaaS) solution, will drive sustainable, long-term value creation. However, the Compensation Committee approved a Revenue target under the Fiscal 2021 AIP that was higher than actual levels of achievement for Fiscal 2020, to appropriately incentivize executives’ performance during Fiscal 2021 and achieve the Company’s objective for revenue growth.

The AIP definitions of Adjusted EBITDA and Revenue provided for adjustments to account for, among other things, certain special or non-recurring items and/or certain incremental expenses. For Fiscal 2021, the

Committee approved adjustments to eliminate the impact of several non-recurring events, which had the net effect of reducing executives’ AIP payouts. Specifically, for the calculation of Fiscal 2021 Adjusted EBITDA, the following items were excluded: (i) the non-recuring impact of non-operational COVID-19-related cost savings related to reduced business travel, sales and marketing events, entertainment and delayed return to office of approximately $30 million in savings (“COVID Cost Savings”); (ii) the potential impact of the issuance of shares of common stock under the Stock Bonus Program which is described below of approximately $5 million; and (iii) the impact of any revenue recorded in Fiscal 2021 related to periods prior to Fiscal 2021 of approximately $15.3 million (collectively (i), (ii) and (iii), the “FY21 Adjusted EBITDA Adjustments”). For the calculation of Fiscal 2021 Revenue: the impact of the revenue recorded in Fiscal 2021 but related to periods prior to Fiscal 2021 of approximately $15.3 million (the “FY21 Annual Revenue Adjustment”) was excluded. The Compensation Committee determined that the downward adjustments of Adjusted EBITDA and Fiscal 2021 Revenue were appropriate in order to align the Company’s pay-for-performance philosophy with Fiscal 2021 AIP awards as the associated uplift that would result if such adjustments had not been made, would have resulted in a higher payout level that was not directly related to FY 2021 performance.

Without taking into consideration the impact the incremental bonus payouts would have on the calculation of Fiscal 2021 Adjusted EBITDA, if the Compensation Committee had not determined to exclude each of the FY21 Adjusted EBITDA Adjustments and the FY21 Annual Revenue Adjustment, the payout factor for the NEOs would have been 178% of target, versus the approved payout of 151% of target.

The table below sets forth the threshold, target, maximum and actual levels of achievement under the Fiscal 2021 AIP:

Financial Metric	Weighting	Threshold	Target	Maximum	Actual	Payout (%)

Revenue[1]	42%	$2,743M	$2,887M	$3,008M	$2,936M	133%

Adjusted EBITDA	18%	$637M	$675M	$710M	$674M	85%

ARR	40%	$368M	$387M	$406M	$530M	200%

[1]	Measured in constant currency using the exchange rate in effect on September 30, 2020.

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Key Elements of Compensation	›	COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee approved the total payout percentage of Fiscal 2021 AIP to the NEOs of 151% of target and approved the following total Fiscal AIP payouts:

Named Executive Officer	Target Bonus ( as a % of base salary)	Target Bonus	Bonus Payout	Bonus Payout (as a % of base salary)

James Chirico	150%	$1,875,000	$2,834,250	227%

Kieran McGrath	100%	$650,000	$982,540	151%

Shefali Shah	100%	$600,000	$906,960	151%

Stephen Spears	100%	$600,000	$906,960	151%

Anthony Bartolo	100%	$650,000	$982,540	151%

To demonstrate their confidence in the company’s continued success in its cloud focused transformation, for Fiscal 2021, the NEOs recommended and, the Compensation Committee approved, a program under which the NEOs and other senior leaders would have the opportunity to elect to take a portion of their Fiscal 2021 AIP earned bonus in the form of fully vested shares of the Company’s common stock (“Stock Bonus Program”). The Compensation Committee determined the Stock Bonus Program was beneficial for the NEOs, for the Company and its stockholders, and approved extending the voluntary participation in the program to certain other leaders of the Company. The Compensation Committee recommended, and the Board approved, a maximum 250,000 shares (“Bonus Shares”) of the Company’s common stock available for issuance under the Stock Bonus Program for Fiscal 2021. The Bonus Shares were valued using the consecutive five-day average of the closing prices of the Company’s common-stock ending on December 3, 2021, or $19.28.

Pursuant to the Stock Bonus Program, Mr. Chirico elected to receive 70% of his earned Fiscal 2021 bonus in the form of Bonus Shares, and each of Messrs. McGrath and Spears and Ms. Shah elected to receive 60% of their earned Fiscal 2021 bonus in the form of Bonus Shares, subject to the over-all Stock Bonus Program share cap. As a result of his termination of employment, Mr. Bartolo was not eligible to receive any portion of his Fiscal 2021 AIP in the form of shares under the Stock Bonus Program.

The portion of the Fiscal 2021 AIP award to be paid to each participant using Bonus Shares was reduced pro rata as a result of the high participation rate to limit the aggregate number of Bonus Shares to the 250,000 share cap set by the Board. The following table sets forth for each of the NEOs the amount of their Fiscal 2021 AIP that was paid in cash and Bonus Shares under the Stock Bonus Program:

Executive	FISCAL 2021 AIP	Stock Bonus Plan Election	Fiscal 2021 AIP Paid in Cash ($)	Fiscal 2021 AIP Paid in Shares ($)	Number of Bonus Shares issued

James Chirico	$2,834,250	70 % of AIP	$987,479	$1,846,771	95,767

Kieran McGrath	$982,540	60 % of AIP	$433,795	$548,746	28,456

Shefali Shah	$906,960	60 % of AIP	$400,427	$506,533	26,267

Stephen Spears	$906,960	60 % of AIP	$400,427	$506,533	26,267

At the beginning of Fiscal 2022, at the recommendation of senior management, the Compensation Committee approved a Stock Bonus Program for the Fiscal 2022 AIP.

2022 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS	›	Key Elements of Compensation

Equity Awards

Fiscal 2021 Equity Awards

In Fiscal 2021, the Compensation Committee continued to balance the equity awards to the NEOs between performance-based Restricted Stock Units (PRSUs) and time-based Restricted Stock Units (RSUs). Equity awards made to the CEO and CFO were allocated 60% in PRSUs and 40% in RSUs and for Ms. Shah and Messrs. Spears and Bartolo were 50% in PRSUs and 50% in RSUs. All awards were made under the Avaya Holdings Corp. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) with the following grate date values:

Named Executive Officer	RSU Award Value	PRSU Award Value	Total Award Value

James Chirico	$3,600,000	$5,400,000	$9,000,000

Kieran McGrath	$1,120,000	$1,680,000	$2,800,000

Shefali Shah	$750,000	$750,000	$1,500,000

Stephen Spears	$1,000,000	$1,000,000	$2,000,000

Anthony Bartolo	$1,000,000	$1,000,000	$2,000,000

Fiscal 2021 RSU Awards

Time based RSUs granted to the NEOs in Fiscal 2021 vest 33.34% on the first anniversary of the grant date and 8.33% quarterly thereafter contingent on continued employment with the company. Awards made to the NEOs in Fiscal 2022 will vest one-third per year over three years.

Fiscal 2021 PRSU Awards

PRSU awards made to the NEOs in Fiscal 2021 (the “FY2021 PRSUs”) will be earned based on the level of achievement of Adjusted EBITDA and ARR metrics against pre-established threshold, target and maximum levels established for each of the three separate fiscal years included in the total performance period (fiscal years 2021, 2022 and 2023). In Fiscal 2021, the Compensation Committee introduced and ARR metric to PRSU awards which was in addition to the Adjusted EBITDA metric used in prior years. The applicable threshold, target and maximum levels for each fiscal year were established at the beginning of the total three-year performance period based on our current strategic plan. With respect to each fiscal year within the total three-year performance period, FY2021 PRSUs are eligible to be earned as follows: 0% below threshold, 50% at threshold, 100% at target and 150% at maximum level, with points in between being linearly interpolated; provided, that the Compensation Committee has the discretion to equitably adjust Adjusted EBITDA for any performance year to reflect the impact of special or non-recurring events not known as of the grant date in order to prevent the enlargement or dilution of benefits under the award. At the end of the total three-year performance period, the percentage of FY2021 PRSUs eligible to vest will be subject to adjustment up or down by 25% based on a relative Total Shareholder Return (“TSR”) modifier using the Russell 2000 Index in effect on the date of grant for achievement in the top or bottom quartile, respectively, and no adjustment for achievement in the second or third quartile. If, at the end of the total three-year performance period, the Company’s absolute TSR is negative, then no more than the target number of FY2021 PRSUs granted will be eligible to vest. Any earned FY2021 PRSUs are scheduled to vest on December 10, 2023 subject to satisfaction of service-based vesting requirements set forth in the applicable award agreement.

The Compensation Committee approved the FY2021 PRSUs with an Adjusted EBITDA target that was lower than actual levels of achievement for Fiscal 2020 to permit contemplated investments in go-to-market motions, cloud development and processing capabilities to accelerate the Company’s transition to a cloud and software as a services company. The Compensation Committee believes growth in the Company’s cloud offerings, including the Company’s Contact Center as a service (CCaaS) solution, will drive sustainable, long-term value creation.

Fiscal 2021 Performance – Fiscal 2019 PRSUs, Fiscal 2020 PRSUs and Fiscal 2021 PRSUs

In Fiscal 2019, our CEO received a PRSU award (the “CEO FY2019 PRSU”) which was to be earned if the average closing price of the Company’s common stock equaled or exceeded $23.50 for 60 consecutive days within three years of the February 11, 2019

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Key Elements of Compensation	›	COMPENSATION DISCUSSION AND ANALYSIS

grant date (representing appreciation in the stock price of more than 50% from the date of grant), subject to Mr. Chirico’s continued employment. In February 2021, the CEO FY2019 PRSU stock price goal was achieved.    The award is scheduled to vest and be distributed to Mr. Chirico on February 11, 2022.

The Compensation Committee determined to deduct the FY21 Adjusted EBITDA Adjustments from the calculation of Adjusted EBITDA for Fiscal 2021 for the purposes of the Fiscal 2021 PRSUs, consistent with the approach taken for the Fiscal 2021 AIP described above. The exclusion of the FY21 Adjusted EBITDA Adjustments result in an Adjusted EBITDA for purposes of the FY2021 PRSU attainment of $674 million, as shown in the table below.

At the recommendation of management, the Compensation Committee also determined it was appropriate to take a similar approach and make the following adjustments to the calculation of Fiscal 2021 Adjusted EBITDA for the FY2019 PRSUs and FY2020 PRSUs to prevent higher levels of achievement resulting from (i) the COVID Cost Savings; (ii) the issuance of shares of common stock under the Stock Bonus Program which is described below of approximately $5 million; and (iii) the impact of any revenue recorded in Fiscal 2021 related to fiscal 2018 of approximately $6.6 million (collectively (i), (ii) and (iii), the “Prior Year PRSU Adjusted EBITDA Adjustments”). The Compensation Committee determined to adjust downward the calculation of the Fiscal 2021 Adjusted EBITDA by excluding the Prior Year PRSU Adjusted EBITDA Adjustments was appropriate to align the Company’s pay-for-performance philosophy because the increase in Adjusted EBITDA achievement that would have resulted from including these amounts would have resulted in a higher payout level that was not directly related to Fiscal 2021 performance. The Prior Year PRSU Adjusted EBITDA Adjustments do not exclude the impact of revenue recorded in Fiscal 2021 related to Fiscal 2019 and Fiscal 2020, which are performance measurement periods for the FY2019 PRSUs and FY2020 PRSUs, for purposes of calculating Fiscal 2021 Adjusted EBITDA because this revenue was not included at the time it was earned in Fiscal 2019 and Fiscal 2020, respectively. The exclusion of the Prior Year PRSU Adjusted EBITDA Adjustments results in Adjusted EBITDA for purposes of the FY2019 PRSUs and FY2020 PRSUs attainment of $682 million, as shown in the table below.

Fiscal 2021 Adjusted EBITDA and ARR results for the Fiscal 2021 PRSUs and Fiscal 2021 Adjusted EBITDA for the Fiscal 2020 PRSUs and Fiscal 2019 PRSUs can be found in the table below. Without taking into consideration the incremental impact that bonus payouts would have on the calculation of EBITDA for Fiscal 2021, if the Compensation Committee had not exercised its discretion to downward adjust awards via the FY21 Adjusted EBITDA Adjustments and the Prior Year PRSU Adjusted EBITDA Adjustments, as applicable, the payout factor for Fiscal 2021 attainment for the FY2019 PRSUs would still have been 0%, and for the FY2020 PRSUs and FY2021 PRSUs would have been: 90% and 150%, respectively.

The FY2021 PRSUs remain subject to the Fiscal 2022 and Fiscal 2023 performance periods, as well as continued employment; and the FY2020 PRSUs remain subject to the FY2022 performance period, as well as continued employment. Performance attainment for PRSU grants made in Fiscal 2019 and Fiscal 2020 are discussed further below.

PRSUs	Metric/Weighting	FISCAL 2021 Targets (in millions)			FISCAL 2021 Performance	Attainment
		Threshold	Target	Max

Fiscal 2019 (year 3)	Adjusted EBITDA (100%)	$779	$822	$865	$682M	0%

Fiscal 2020 (year 2)	Adjusted EBITDA (100%)	$678	$729	$758	$682M	54%

Fiscal 2021 (year 1)	Adjusted EBITDA (70%)	$628	$675	$702	$674M	99	%(1)

	ARR (30%)	$348	$387	$406	$530M	150	%(1)

(1)	Adjusted EBITDA (weighted 70%) at 99% attainment and ARR (weighted 30%) at 150% attainment resulted in an overall attainment factor of 114%.

2022 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS	›	Key Elements of Compensation

2019 PRSUs

Ms. Shah was the only NEO that received FY2019 PRSUs. The FY2019 PRSUs were eligible to be earned if Adjusted EBITDA was achieved against pre-established threshold, target and maximum levels established for each of the three separate fiscal years included in the total performance period (fiscal years 2019, 2020 and 2021). The applicable threshold, target and maximum levels for each fiscal year were established at the beginning of the total three-year performance period based on the company’s strategic plan. With respect to each fiscal year within the total three-year performance period, FY2019 PRSUs were eligible to be earned as follows: 0% for below threshold, 75% at threshold, 100% at target and 150% at maximum, with points in between being linearly interpolated; provided, that the Compensation

Committee had the discretion to equitably adjust Adjusted EBITDA for any performance year to reflect the impact of special or non-recurring events not known as of the grant date to prevent the enlargement or dilution of benefits under the award. At the end of the total three-year performance period, the percentage of FY2019 PRSUs eligible to vest could have been adjusted up or down by 25% based on the relative TSR modifier described above for the FY2021 PRSUs. For each of the fiscal years during the three-year performance period, the FY2019 PRSUs were below threshold and had 0% achievement (see above for a discussion of FY2021 performance attainment for the FY2019 PRSUs). There was no payout under the FY2019 PRSUs and they were cancelled effective November 22, 2021.

Determination of NEO Compensation

Our executive compensation philosophy is based on the following principals:

•	Pay-for-performance;

•	Annual incentives tied to the successful achievement of challenging pre-established financial and non-financial operating goals that support our annual business plans; and

•

Long-term incentives that provide opportunities for executives to earn equity compensation for multi-year employment retention and achieving challenging financial and strategic goals that drive our longer-term stockholder value, while aligning the interests of senior executives with stockholders through Company ownership.

The Company’s executive compensation program is governed by the Compensation Committee with the support of management and the Compensation Committee’s independent compensation consultant.

Summarized below are roles and responsibilities of the parties that participate in development of the Company’s executive compensation program.

Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation program with responsibilities set forth in its charter, including:

•	Developing our executive compensation philosophy;

•	Approving base salaries, short-term and long-term programs and opportunities for senior executives;
•	Assessing performance and approving earned incentives for senior executives;

•	Approving long-term incentive grants, including performance goals and award terms;

•	Approving severance programs for senior executives and executive participation;

•	Approving policies and practices that mitigate compensation-related risks to the Company; and

•	Producing a Compensation Committee report to be included in the Company’s annual proxy statement or annual report on Form 10-K.

Management

Our CEO reviews the performance of the other NEOs and makes recommendations to the Compensation Committee on their base salary and short- and long-term opportunities. Our CEO does not provide input regarding his own compensation, which is solely determined by the Compensation Committee. Our human resources team also supports the Compensation Committee in the design, implementation, and administration of our compensation program.

Independent Compensation Consultants

Pursuant to its charter, the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation arrangements and oversight of the work of any such person. Any such

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Determination of NEO Compensation	›	COMPENSATION DISCUSSION AND ANALYSIS

engagement may only be made after taking into consideration of the factors relevant to that person’s independence from management and the Company, as outlined in the applicable NYSE rules. For Fiscal 2021, the Compensation Committee continued to engage an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), after assessing its independence in accordance with applicable NYSE rules. FW Cook does not provide any other services to the Company and their work in support of the Compensation Committee did not raise any conflicts of interest or independence concerns. FW Cook provides the Compensation Committee with competitive market data, assistance on evaluation of the peer group composition, input to incentive program design and information on relevant market trends.

Competitive Market Information

Talent for senior-level management positions and key roles in the organization can be acquired across a spectrum of high-tech and software companies. As such, we utilize competitive compensation information from a group of companies of similar size and/or complexity (the “Compensation Peer Group”), in the following ways:

•	As an input in developing base-salary ranges, short- and long-term incentive awards;
•	To evaluate share utilization by reviewing overhang levels and annual run rates;

•	To evaluate the form and mix of equity awarded to NEOs;

•	To evaluate share ownership guidelines; and

•	To assess the competitiveness of total direct compensation awarded to NEOs.

In addition to the Compensation Peer Group, the Compensation Committee also reviews pay data from the Radford Global Compensation Survey, with a focus on technology companies of a comparable revenue size to our Company. The survey is used to supplement the pay data from the Compensation Peer Group. While the Compensation Committee examines executive compensation data from surveys and the Compensation Peer Group, competitive compensation information is not the sole factor in its decision-making process. The Committee also considers internal equity, the executive’s responsibilities, past performance and expected contributions.

Compensation Peer Group

Each year the Committee assesses our Compensation Peer Group with guidance from FW Cook. For Fiscal 2021, we added CDK Global, Inc. to maintain a balanced sample and removed LogMein in anticipation of its buyout by private equity firms. For Fiscal 2021 the Peer Group was comprised of the following companies:

Akamai Technologies, Inc.	NCR Corp.	RingCentral, Inc.

Autodesk, Inc.	NetApp, Inc.	Synopsys, Inc.

BlackBerry Limited	Norton LifeLock, Inc.	Teradata Corp.

Citrix Systems, Inc.	Nuance Communications, Inc.	Twillio Inc.

CDK Global, Inc.	Open Text Corp	Verint Systems Inc.

The Committee did not make any changes to the Compensation Peer Group for Fiscal 2022 and will review this information again to determine what changes should be made for Fiscal 2023 compensation planning, including the expected acquisition of Nuance Communications, Inc. by Microsoft.

Retirement, Welfare and Personal Benefits

Our NEOs are eligible to participate in benefit plans of the Company that are made available to the Company’s United States employees generally, including comprehensive health and welfare programs including medical, wellness, dental, vision, disability, and life insurance. In addition, we offer a 401(k) plan and an employee stock purchase plan (the “ESPP”). The Committee periodically reviews executive benefits and other personal benefits given to the NEOs.

2022 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS	›	Determination of NEO Compensation

Enhanced welfare and other personal benefits provided to our NEOs for Fiscal 2021 which are in addition to the benefits described above were:

•	An annual stipend ($20,000 paid to our CEO and $15,000 to the other NEOs) to offset financial counseling fees incurred by such NEO;

•	Company-provided life insurance of up to 2x Total Annual Target Cash Compensation;

•	Enhanced Long-Term Disability Coverage of 60% of eligible earnings capped at $1,000,000 per year for the CEO and $750,000 per year for all other; and

•	In Fiscal 2021, Mr. Bartolo was given relocation assistance. The Company also provided Mr. Bartolo with an additional payment to cover the taxes on his relocation assistance.

Governance and Compensation “Best Practices”

The table below highlights the key characteristics of our compensation program for Fiscal 2021, many of which we believe drive performance and are aligned with compensation and governance best practices. The table also highlights certain practices we have not implemented because we do not believe they would serve our stockholders’ interests.

Executive Compensation Practices

What We Do	We Do have a pay-for-performance compensation program, which ties compensation to rigorous pre-established performance goals
We Do use more than one performance metric for our annual incentive program which is linked to our financial and strategic objectives
The Compensation Committee Does use an independent compensation consultant
We Do have reasonable severance and change in control (“CIC”) protections that require involuntary termination (i.e., are “double trigger” protections)
We Do have a clawback policy
We Do have policies prohibiting hedging/pledging of the Company’s stock
We Do have robust stock ownership guidelines for our NEOs
We Do conduct a say-on-pay stockholder vote on an annual basis

What We Don’t Do	We Don’t allow discounting, reloading or repricing of stock options without stockholder approval
We Don’t have “single trigger” vesting of outstanding equity-based awards based solely on a CIC
We Don’t maintain compensation policies or practices that encourage unreasonable risk taking
We Don’t have employment agreements with our NEOs other than our CEO
We Don’t allow for uncapped incentive compensation payouts
We Don’t offer excessive perquisites
We Don’t provide tax gross-ups for any excise taxes triggered in connection with a CIC
We Don’t offer supplemental executive pension benefits

52	2022 Proxy Statement

Stockholder Engagement & Results of Say-on-Pay Vote	›	COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement & Results of Say-on-Pay Vote

At our 2021 Annual Meeting, we held a “Say-on-Pay” advisory vote and were pleased that approximately 93% of stockholder votes cast were in favor of our executive compensation program for Fiscal 2020. We believe this strong result indicates support for continuing our current executive compensation program.

It is Avaya’s practice to engage with our investors on a regular basis to consistently keep open dialogue about our business and our executive compensation programs. We typically meet with over 300 investors each year as part of our investor relations program and with our top 25 active stockholders each quarter.

The Compensation Committee is available to engage with our stockholders on our compensation policies and compensation programs.

Share Ownership Guidelines

Our share ownership guidelines for our NEOs are designed to align their long-term financial interests with those of our stockholders by increasing stock ownership levels. The NEO share ownership guidelines are as follows:

Role	Value of Common Stock to be Owned
CEO	6 times base salary
Other NEOs	2 times base salary

Common shares and unvested RSUs count toward the guidelines. Unvested stock options and unearned PRSUs do not count toward the guidelines. Any NEO who is not in compliance with his or her ownership guideline is required to retain at least 50% of the net shares received as the result of the exercise, vesting or payment of any equity award after any shares or sold or withheld to cover taxes. As of the end of Fiscal 2021, all NEOs met their applicable ownership guideline. The Compensation Committee is responsible for the administration of the share ownership guidelines, including granting any exceptions and addressing any failure to meet or show sustained progress to meet the ownership guidelines.

Prohibition on Hedging or Pledging of Company Stock

Our Insider Trading Policy prohibits Covered Individuals (and such individuals’ immediate family and household members) from entering hedging transactions involving our securities. “Covered Individuals” means our (i) directors; (ii) officers who are designated as being subject to Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) certain other officers and key employees of the Company designated by our General Counsel (which currently includes all Vice Presidents and Senior Directors, and individuals involved in the preparation of internal and external financial reports and SEC reports). Covered Individuals (and such individuals’ immediate family and household members) are also prohibited from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

Clawback Policy

The Board has adopted a compensation recoupment policy that provides the Board discretion to recover incentive compensation paid to current and former executives in the event of an accounting restatement triggered by our material noncompliance with any financial reporting requirement under the securities laws.

Executive Employment Agreement

Other than Mr. Chirico, none of our NEOs are party to employment agreements with us. The Company entered into an employment agreement with Mr. Chirico dated November 13, 2017 and amended January 3, 2020, which provides for his receipt of an annual base salary, target annual bonus opportunity and other compensation. Pursuant to his employment agreement, Mr. Chirico is subject to the following restrictive covenants: (i) non-competition and non-solicitation of customers, employees, independent contractors and others during the employment term and for one-year post-employment; (ii) assignment of inventions to the Company; (iii) perpetual non-disparagement; and (iv) perpetual confidentiality.

Any payments and benefits due to Mr. Chirico, whether or not they are in connection with a change in control are described below in the “Potential Payments Upon Termination or CIC”: beginning on page 60.

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COMPENSATION DISCUSSION AND ANALYSIS	›	Stockholder Engagement & Results of Say-on-Pay Vote

Deductibility of Compensation Expenses

Under Section 162(m) of the Code, compensation paid to a publicly held company’s “covered employees” (as defined in Section 162(m) of the Code) that exceeds $1 million is not tax deductible. The Compensation Committee considers the impact of Section 162(m) of the Code when designing and implementing incentive compensation plans, however, the Compensation Committee believes that the deductibility of compensation should not govern the design features of our executive compensation arrangements.

Accounting for Stock-Based Compensation

Accounting for all stock-based compensation, including grants under the Company’s equity compensation plans is made in accordance with the requirements of FASB ASC Topic 718.

Risk Assessment in Compensation Programs

In August 2021, the Compensation Committee reviewed a comprehensive global risk assessment of our compensation policies and practices conducted by management in and based on this review, determined that the Company’s compensation programs encourage and reward prudent business judgment without encouraging undue risk. The risk assessment included a global inventory of incentive plans and programs and considered factors such as plan eligibility, the variety of plan metrics, threshold and maximum payments, and the mix of short-term and long-term compensation. Based on the review, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A above with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Scott D. Vogel, Chair

Stephan Scholl

Jacqueline E. Yeaney

54	2022 Proxy Statement

Executive Compensation Tables	›	COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Tables

Fiscal 2021 Summary Compensation Table

The following table sets forth the annual and long-term compensation awarded to or paid to the NEOs for services rendered to the Company in all capacities during the fiscal years ended September 30, 2021, 2020 and 2019.

Name	Year	Salary	Bonus		Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Comp(2)	All Other Comp(3)	Total

James M. Chirico, Jr.(4) President and CEO	2021	1,250,000			9,732,097		2,834,250	35,345	13,851,692
	2020	1,250,000			6,879,978		2,982,281	46,365	11,158,624
	2019	1,250,000			3,065,813			46,240	4,362,053

Kieran McGrath Executive Vice President and Chief Financial Officer	2021	650,000			3,027,735		982,540	28,690	4,688,965
	2020	650,000			1,857,976		767,715	58,078	3,333,769
	2019	435,689	650,000		3,999,985			41,169	5,126,843

Shefali Shah Executive Vice President and Chief Administrative Officer	2021	600,000			1,601,669		906,960	26,375	3,135,004
	2020	600,000			1,327,127		708,660	22,113	2,657,900
	2019	600,000			1,193,200			30,375	1,823,575

Stephen Spears Executive Vice President and Chief Revenue Officer	2021	600,000	750,000	(5)	2,135,559		156,960	28,715	3,671,234
	2020	27,273	750,000		2,799,997				3,577,270
	2019

Anthony Bartolo(6) Former Executive Vice President and Chief Product Officer	2021	650,000			2,135,559		982,540	1,551,998	5,320,097
	2020	529,356	650,000		3,114,219	1,000,000	767,715	123,163	6,184,453
	2019

(1)

This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted in Fiscal 2021, which includes PRSUs and RSUs. The grant date fair value of the PRSU awards were calculated based on the expected value of the possible outcomes of the performance conditions related to these awards in accordance with FASB ASC Topic 718 (excluding the effects of estimated forfeitures) and determined as of the date of grant. For Fiscal 2021 amounts include: (i) PRSUs ($6,132,102) and RSUs ($3,599,995) for Mr. Chirico; (ii) PRSUs ($1,907,747) and RSUs ($1,119,988) for Mr. McGrath; (iii) PRSUs ($851,675) and RSUs ($749,994) for Ms. Shah; (iv) PRSUs ($1,135,567) and RSUs ($999,992) for Mr. Spears; and (v) PRSUs ($1,135,567) and RSUs ($999,992) for Mr. Bartolo. The number of PRSUs ultimately earned will be determined based 70% on Adjusted EBITDA and 30% on ARR as measured over three fiscal years from 2021 through 2023. For PRSUs, the grant date fair value of the award assuming a 150% payout, which is the maximum level of achievement, would be $9,198,153 for Mr. Chirico; $2,861,621 for Mr. McGrath, $1,277,513 for Ms. Shah; $1,703,351 for Mr. Spears; and $1,703,351 for Mr. Bartolo. See Note 16 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for an explanation of the assumptions used in the valuation of stock awards.

(2)

Amounts shown for Fiscal 2021 represent the NEOs Fiscal 2021 AIP payouts. As described earlier on page 47 of the Compensation Discussion and Analysis, pursuant to the Stock Bonus Program, Mr. Chirico’s elected to receive 70% of his earned FY 2021 AIP amount in shares of common stock and Messrs. McGrath and Spears and Ms. Shah each elected to receive 60% of their earned Fiscal 2021 AIP amount in shares of common stock. Accordingly, on December 7, 2021, Messrs. Chirico, McGrath and Spears and Ms. Shah each received 95,767, 28,456, 26,267 and 26,267 shares of common stock, respectively, in lieu of the applicable elected portion of his or her Fiscal 2021 AIP payout. These shares of common stock were fully vested as of the date of grant. Given his departure from the Company in September 2021, Mr. Bartolo received his Fiscal 2021 AIP payout in cash. Under the Stock Bonus Program, the number of Bonus Shares received was based on the fair market value of the Company’s common stock at or around the time Fiscal 2021 AIP bonuses were to be paid, without any “discount” feature. Bonus Shares were deemed to be purchased by the participants at fair market value using earned bonus dollars. As a result, these Bonus Shares are not considered incentive shares and their value is reflected within the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table, rather than within the “Stock Awards” column of the Summary Compensation table.

2022 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS	›	Executive Compensation Tables

(3)	The following table separately quantifies “all other compensation” amounts for Fiscal 2021.

Name	Financial Counseling	Enhanced Life Insurance & LTD Premiums	Matching 401(k) Contributions	Relocation		Tax Benefits		Severance		Total
James M. Chirico, Jr.	20,000	8,220	7,125							35,345
Kieran McGrath	15,000	6,565	7,125							28,690
Shefali Shah	15,000	4,250	7,125							26,375
Stephen Spears	15,000	6,590	7,125							28,715
Anthony Bartolo	30,000(a)	6,365	7,125	145,220	(b)	63,288	(c)	1,300,000	(d)	1,551,998

(a)

Upon his departure from the Company, the Company agreed to pay Mr. Bartolo his Fiscal 2022 financial counseling allowance. Accordingly, this amount represents Mr. Bartolo’s Fiscal 2021 and Fiscal 2022 financial counseling allowance of $15,000 per year.

(b)

Represents relocation assistance provided to Mr. Bartolo. This relocation assistance included expense reimbursements in connection with moving and housing expenses associated with Mr. Bartolo’s relocation from Singapore to North Carolina.

(c)	Represents the reimbursement related to taxes on the imputed income from Mr. Bartolo’s relocation assistance.

(d)	Upon his departure from the Company, Mr. Bartolo received a lump sum cash severance payment of $1,300,000, which was equal to the sum of his annual base salary and target annual incentive.

(4)	Mr. Chirico is a member of the Board of Directors. He does not receive any additional compensation of any kind for his services as a Board member.

(5)	Mr. Spears was guaranteed an annual bonus for Fiscal 2021 of at least 125% of his target.

(6)	Mr. Bartolo’s employment with the Company was terminated September 30, 2021.

Fiscal 2021 Grants of Plan-Based Awards

The following table provides information on the grants of plan-based awards to the NEOs during the year ended September 30, 2021.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Stock Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Committee Action Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Chirico, Jr.	AIP	11/17/2020	11/17/2020	468,750	1,875,000	3,750,000
	RSU	11/17/2020	12/3/2020							183,486			3,599,995
	PRSU	11/17/2020	12/3/2020				137,615	275,229	412,844				6,132,102
Kieran McGrath	AIP	11/17/2020	11/17/2020	162,500	650,000	1,300,000
	RSU	11/17/2020	12/3/2020							57,084			1,119,988
	PRSU	11/17/2020	12/3/2020				42,813	85,626	128,439				1,907,747
Shefali Shah	AIP	11/17/2020	11/17/2020	150,000	600,000	1,200,000
	RSU	11/17/2020	12/3/2020							38,226			749,994
	PRSU	11/17/2020	12/3/2020				19,113	38,226	57,339				851,675
Stephen Spears	AIP	11/17/2020	11/17/2020	150,000	600,000	1,200,000
	RSU	11/17/2020	12/3/2020							50,968			999,992
	PRSU	11/17/2020	12/3/2020				25,484	50,968	76,452				1,135,567
Anthony Bartolo	AIP	11/17/2020	11/17/2020	162,500	650,000	1,300,000
	RSU	11/17/2020	12/3/2020							50,968			999,992
	PRSU	11/17/2020	12/3/2020				25,484	50,968	76,452				1,135,567

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Fiscal 2021 Grants of Plan-Based Awards	›	COMPENSATION DISCUSSION AND ANALYSIS

(1)

Amounts shown represent the Fiscal 2021 threshold, target, and maximum amounts payable under the Fiscal AIP, which is discussed above under Key Elements of our Executive Compensation Program. The actual amount paid for Fiscal 2021 can be found in the Summary Compensation Table on page 55 under the column titled “Non-Equity Incentive Plan Compensation.” Mr. Chirico elected to receive 70% of his earned Fiscal 2021 AIP amount in shares of common stock and Messrs. McGrath and Spears and Ms. Shah each elected to receive 60% of their earned FY 2021 AIP amount in shares of common stock. Accordingly, on December 7, 2021, Messrs. Chirico, McGrath and Spears and Ms. Shah each received 95,767, 28,456, 26,267 and 26,267 shares of common stock, respectively, in lieu of the applicable elected portion of his or her Fiscal 2021 AIP payout. These shares of common stock were fully vested as of the date of grant. Given his departure from the Company in September 2021, Mr. Bartolo received his Fiscal 2021 AIP payout in cash.

(2)

Amounts shown represent the threshold, target and maximum number of units that can be earned under the Fiscal 2021 PRSU awards based on performance against Adjusted EBITDA and ARR metrics over the applicable three-year period, subject to a TSR modifier, as further described beginning on page 48. The actual number of units earned, if any, can be between 0% and 150% of the target number of units.

(3)	Amounts shown represent the RSU awards that will vest 33.34% on the first anniversary of the grant date and 8.33% quarterly thereafter.

(4)

Amounts shown represent the aggregate grant date fair value of each award as calculated in accordance with ASC 718. The aggregate grant date value for awards subject to performance conditions are shown based on the probable outcome of the applicable performance criteria as of the grant date, which was “target” level achievement. See Note 16 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for an explanation of the assumptions used in the valuation of these awards.

(5)	Mr. Spears was guaranteed an annual bonus for Fiscal 2021 of at least 125% of his target.

Outstanding Equity Awards at Year-End Fiscal 2021

The following table provides information on the holdings of Stock Options and Stock Awards by the NEOs as of September 30, 2021. This table includes stock options award and unvested RSUs and PSUs. Each equity grant is shown separately for each NEO. The market value of the stock award is based on the closing price of our Common Stock on September 30, 2021, which was $19.79.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James M. Chirico, Jr.	12/15/2017	182,512		19.46	12/15/2027
	2/11/2019					274,223	(2)	5,426,873
	12/23/2019					126,798	(3)	2,509,332
	12/23/2019					172,442	(6)	3,412,627
	12/23/2019								84,531	(7)	1,672,868
	12/3/2020					183,486	(4)	3,631,188
	12/3/2020					104,587	(8)	2,069,777
	12/3/2020								183,486	(9)	3,631,188
Kieran McGrath	2/11/2019					42,990		850,772
	12/6/2019					36,983	(3)	731,894
	12/6/2019					50,294	(6)	995,318
	12/6/2019								24,655	(7)	487,922
	12/3/2020					57,084	(4)	1,129,692
	12/3/2020					32,537	(8)	643,907
	12/3/2020								57,084	(9)	1,129,692

2022 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS	›	Outstanding Equity Awards at year-end Fiscal 2021

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shefali Shah	12/15/2017	40,582		19.46	12/15/2027
	2/11/2019					6,718	(3)	132,949
	2/11/2019					0	(5)	0
	12/6/2019					26,417	(3)	522,792
	12/6/2019					35,924	(6)	710,936
	12/6/2019									17,611	(7)	348,522
	12/3/2020					38,226	(4)	756,493
	12/3/2020					14,525	(8)	287,450
	12/3/2020									25,484	(9)	504,328
Stephen Spears	9/15/2020					125,689	(4)	2,487,385
	12/3/2020					50,968	(4)	1,008,657
	12/3/2020					19,367	(8)	383,273
	12/3/2020									33,979	(9)	672,444
Anthony Bartolo(1)	12/9/2019	81,832	81,834	11.38	12/9/2029
	12/9/2019					43,938		869,533
	12/9/2019					43,938		869,533
	12/9/2019					59,753	(6)	1,182,511
	12/9/2019									29,291	(7)	579,669
	12/3/2020					50,968		1,008,657
	12/3/2020					19,367		383,273	(8)
	12/3/2020									33,979	(9)	672,444

(1)

As a result of Mr. Bartolo’s termination of employment on September 30, 2021, all his unvested and outstanding stock options, RSUs and PRSUs were cancelled. His vested and exercisable stock options expired 90 days from his termination date on December 29, 2021.

(2)

The amount reported is the number of shares earned because the performance metric for this PRSU was achieved during Fiscal 2021. The performance metric for the PRSU was that the average closing price of the Company’s common stock had to equal or exceed $23.50 for 60 consecutive days within three years from the February 11, 2019 grant date. The award is scheduled to vest and be distributed to Mr. Chirico on February 11, 2022, subject to continued employment.

(3)	RSUs vest 33.34% on the date closest to Feb 15, May 15, Aug 15, Nov 15, and following the 1st anniversary of the grant date; 8.33% quarterly thereafter.

(4)

RSUs vest 33.34% on the 1st anniversary; 8.33% quarterly on each Feb 15, May 15, Aug 15, Nov 15 commencing with the first such date in the fiscal quarter following the first anniversary of the Grant Date.

(5)

On November 9, 2021, the Committee determined that no shares had been earned under Ms. Shah’s PRSU granted on February 11, 2019. The target number of PRSUs as of September 30, 2021 was 40,270. The market value of the target PRSU as of September 30, 2021 was $796,943.

(6)

The amount reported reflects the first tranche of the award at an achievement of 150% of target and the second tranche of the award at an achievement of 54% of target. The actual amount earned will be determined in Fiscal 2023. The award vests based on Adjusted EBITDA measured over three one-year performance periods, from Fiscal 2020 through Fiscal 2022. The remaining tranche will vest based on Fiscal 2022 performance. See footnote 7 below.

(7)

The amount reported is the target number of shares for the third tranche of an award with three one-year performance periods. See footnote 6 above. The award vests based on Adjusted EBITDA measured over three one-year performance periods, from Fiscal 2020

58	2022 Proxy Statement

Outstanding Equity Awards at year-end Fiscal 2021	›	COMPENSATION DISCUSSION AND ANALYSIS

through Fiscal 2022. One-third of such PRSUs delivered will be based on Adjusted EBITDA for Fiscal 2020 and one-third of such PRSUs delivered will be based on Adjusted EBITDA for Fiscal 2021, which were achieved at 150% and 54%, respectively, as described on page 49 and footnote 6 above. One-third will be based on Adjusted EBITDA for Fiscal 2022. The value shown above reflects the target achievement for the Fiscal 2022 performance period.

(8)

The amount reported reflects the first tranche of the award at an achievement of 114% of target. The actual amount earned will be determined in Fiscal 2024. The award vests based on Adjusted EBITDA and ARR measured over three one-year performance periods, from Fiscal 2021 through Fiscal 2023. The remaining tranches will vests based on Fiscal 2022 and Fiscal 2023 performance. See footnote 9 below.

(9)

The amount reported is the target number of shares for the second and third tranche of an award with three one-year performance periods. See footnote 8 above. The award vests based on Adjusted EBITDA and ARR measured over three one-year periods, from Fiscal 2021 through Fiscal 2023. One-third of such PRSUS delivered will be based on Adjusted EBITDA and ARR for Fiscal 2021, which were achieved at 114%, as described on page 49 and footnote 8 above. One-third will be based on Adjusted EBITDA and ARR for Fiscal 2022 and one-third will be based on Adjusted EBITDA and ARR for Fiscal 2023. The value shown above reflects the target achievement for the Fiscal 2022 and Fiscal 2023 performance periods.

Option Exercises and Stock Vested

The following table provides information regarding option exercises by the NEOs during Fiscal 2021 and Common Shares acquired on the vesting of RSUs held by NEOs during Fiscal 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
James M. Chirico, Jr.	304,469	4,060,581	248,541	5,965,854
Kieran McGrath			122,857	3,147,833
Shefali Shah			49,979	1,279,116
Stephen Spears			62,863	1,219,542
Anthony Bartolo			87,870	2,531,333

(1)

The value realized on exercise of stock options represents the difference between the price at which the holder sold shares acquired on exercise (all of which occurred on the date of exercise) and the exercise price of the applicable stock option.

(2)	Represents the value of the underlying Common Shares based on the closing price of the Common Shares the day prior to the vesting date.

2022 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSISx	›	Potential Payments upon Termination or CIC

Potential Payments upon Termination or CIC

Separation Plan

All the NEOs, other than Mr. Chirico, participate in the Avaya Inc. Involuntary Separation plan for Senior Executives (the “Separation Plan”). The Separation Plan was adopted to provide transitional assistance to certain senior executives whose employment is terminated by the Company for any reason other than for “cause” as defined in the Separation Plan (a “Qualifying Separation”). If a Participant experiences a Qualifying Separation, the Participant will be entitled to receive a payment equal to 100% of the sum of his or her (i) annual base salary plus (ii) annual target cash bonus under the AIP or any successor plan, along with certain subsidized medical benefits for 12 months. The Participant must execute and not revoke an effective release of claims to receive his or her severance benefits.

CIC Plan

All the NEOs, other than Mr. Chirico, participate in the Avaya Inc. Change In Control Severance Plan (the “CIC Plan”). The CIC Plan was designed to facilitate continued dedication to the Company by certain executives, including the NEOs other than Mr. Chirico, notwithstanding the potential occurrence of a CIC of the Company and to encourage such executives’ full attention and dedication to the Company in the event of a CIC.

The CIC Plan provides that if a Participant’s employment is terminated by the Company without “cause” as defined in the CIC Plan (other than due to the Participant’s death or disability) or by the Participant for “good reason” as defined in the CIC Plan, in each case either (i) during a “Potential CIC Period” (as defined in the CIC Plan, but generally a period following the entry into an agreement, the consummation of which would result in a CIC or following a time when the Compensation Committee determines that a Potential CIC (as defined in the CIC Plan) has occurred); or (ii) within one year following a CIC, the Participant will be entitled to receive certain payments and benefits.

The CIC Plan provides that upon any such termination, each Participant will receive (i) an amount equal to the Participant’s applicable multiple (the “Multiple”) multiplied by the sum of his or her annual base salary and target annual bonus; and (ii) a pro rata amount of the Participant’s target annual bonus, calculated based on the number of days during the applicable performance period the Participant was employed by the Company during the performance period in which the Participant’s employment was terminated. Additionally, the CIC Plan provides that Participants who are covered under the Avaya Inc. Medical Expense Plan for Salaried Employees on the date their employment terminates will receive, for a specified number of months (the “COBRA Multiple”) or until comparable coverage is available from a successor employer, an amount equal to the Company’s portion of the Participant’s COBRA premiums. The Compensation Committee determined that the Multiple and COBRA Multiple for Messrs. McGrath, Spears and Bartolo and Ms. Shah is 1.5 and 18 months, respectively. The Participant must execute and not revoke an effective release of claims to receive his or her severance benefits.

The CIC Plan refers to each of the NEOs equity award agreements for how equity will be treated in a CIC. In general, if a Named Executive Officer’s employment is terminated by the Company without “cause” or the Named Executive Officer resigns for “good reason” or is terminated as a result of death or disability, in each case, on or in connection with a CIC, then (i) all performance-based awards for which the applicable performance period has already been completed will become immediately vested based on the “actual” level of achievement of the performance goals attained during such performance period, (ii) all performance-based awards for which the applicable performance period has not been completed will immediately vest based on “target” level, and (iii) all time-based awards will immediately become vested.

Under the terms of the CIC Plan, in the event that any payment or distribution of any type to the Participant, is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, such payments shall be reduced (but not below zero) if and to the extent that such reduction would result in the Participant retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the excise tax), than if the Participant received all of the payments.

Executive Employment Agreement

Other than Mr. Chirico, none of our NEOs are party to employment agreements with us. The Company

60	2022 Proxy Statement

Potential Payments upon Termination or CIC	›	COMPENSATION DISCUSSION AND ANALYSIS

entered into an employment agreement with Mr. Chirico on November 13, 2017 which was later amended on January 3, 2020 (the “Executive Employment Agreement”), which provides for his receipt of an annual base salary, target annual bonus opportunity and other compensation pursuant to the Executive Employment Agreement.

Upon a termination of Mr. Chirico’s employment by the Company other than for “cause” as defined in the Executive Employment Agreement (not due to death or disability) or due to his resignation for “good reason” as defined in the Executive Employment Agreement (each as defined below) (each, a “Qualifying Termination”), subject to his timely execution and non-revocation of a release of claims, Mr. Chirico is entitled to receive (i) a lump sum amount equal to two (the “Multiplier”) times the sum of his base salary and target bonus; (ii) if such termination occurs after the last day of a bonus performance period, but prior to the bonus payment date for such performance period, the bonus, if any, that he would have otherwise received had he been employed through the applicable payment date; and (iii) up to 18 months of Company-paid COBRA benefits. If the Qualifying Termination, or a termination for death or disability, occurs within the 6-month period preceding or the 24-month period following a CIC of the Company, the Multiplier is increased to three, and Mr. Chirico is also entitled to full vesting of all his outstanding long-term incentive awards, whether cash-based or equity-based, with any exercisable awards to remain outstanding until the expiration of their original term. Upon Mr. Chirico’s request, in January 2020 the Company and Mr. Chirico amended the Executive Employment Agreement to eliminate a Code Section 280G “gross-up” provision, and to add a provision to provide that in the event any of the amounts provided for under the Executive Employment Agreement to Mr. Chirico would constitute “parachute payments” within the meaning of Code Section 280G and could be subject to the related excise tax, Mr. Chirico would be entitled to receive either full payment of benefits under the Executive Employment Agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Mr. Chirico. The Executive Employment Agreement, as amended, does not require the Company to provide any tax gross-up payments.

Mr. Chirico is subject to the following restrictive covenants: (i) non-competition and non-solicitation of customers, and employees during the employment term and for one-year post-employment; (ii) assignment of inventions to the Company; (iii) perpetual non-disparagement; and (iv) perpetual confidentiality.

Potential Payments upon Involuntary Termination without Change in Control

The table set forth below reflects the estimated amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination that does not occur in connection with a CIC. The amounts shown assume a termination effective as of September 30, 2021. The actual amounts that would be payable can be determined only at the time of the NEO’s termination.

Name	Total Cash Severance Pay ($) (1)	Benefits ($) (2)	Outplacement Services (3)	Accelerated Equity ($)(4)	Total ($)

James M. Chirico, Jr.	6,250,000	25,426	7,000	4,763,368	11,045,794

Kieran McGrath	1,300,000	26,122	7,000		1,333,122

Shefali Shah	1,200,000		7,000		1,207,000

Stephen Spears	1,200,000	26,209	7,000		1,233,209

Anthony Bartolo(5)	1,300,000	26,209	7,000		1,333,209

(1)

For Mr. Chirico, amount shown under “Total Cash Severance Pay” represents two times the sum of his base salary and target annual bonus for the year of termination, payable in a lump sum. For all other NEOs, represents the sum of the NEO’s base salary plus target annual bonus for the year of termination.

(2)

For Mr. Chirico, represents the estimated value of providing certain COBRA continuation payments for a period of 18 months following his termination date; for all other NEOs, represents continuation payments for a period of 12 months following the NEO’s termination date.

(3)	For all NEOs, “Outplacement Services” represents the value of outplacement services that would be made available to the executive for one year following termination of employment.

2022 Proxy Statement	61

COMPENSATION DISCUSSION AND ANALYSIS	›	Potential Payments upon Involuntary Termination without Change in Control

(4)

The amount represents a prorated portion of the “CEO FY2019 PRSU.” Under the terms of the award a prorated portion of the award would vest to Mr. Chirico if he incurred an involuntary termination from the Company and if the stock price goal for the PRSU was achieved. The prorated portion was based on the number of target PRSU multiplied by a factor the numerator of which was the number of days from the grant date through the separation date and the denominator of which was the number days in the performance period. As described above on page 49, the stock price goal was achieved in Fiscal 2021.

(5)

Mr. Bartolo separated from service with the Company on September 30, 2021 and become entitled to benefits under the Separation Plan payable upon a termination by the Company other than for “cause”. As a result, Mr. Bartolo received a cash severance payment equal to the sum of his annual base salary and target annual bonus payable in a lump sum. He also received an AIP payment for Fiscal 2021, as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 55 of this proxy statement. Mr. Bartolo is also entitled to continued health benefits for a period of 12 months following his separation and outplacement services one year. If Mr. Bartolo’s termination had been in connection with a Change in Control, 1.5 times his annual base salary and target bonus would have been payable, as shown below under “Potential Payments upon Involuntary Termination with a CIC”.

Potential Payments upon Involuntary Termination with Change in Control

The table set forth below reflects the estimated amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination assumed to have occurred on or in connection with a CIC. The amounts shown assume a termination effective as of September 30, 2021. The actual amounts that would be payable can be determined only at the time of the NEO’s termination.

The amounts shown below do not take into account any reductions in payment that may be applied in order to avoid any excise taxes under Section 280G and Section 4999 of the Code.

Name	Total Cash Severance Pay ($)(1)	Benefits ($)(2)	Accelerated Equity ($)(3)	Total ($)

James M. Chirico, Jr.	11,250,000	25,426	22,032,780	33,308,206

Kieran McGrath	2,600,000	39,183	5,870,644	8,509,827

Shefali Shah	2,400,000		4,011,195	6,411,195

Stephen Spears	2,400,000	39,314	4,504,699	6,944,013

Anthony Bartolo	2,600,000	39,314	6,183,610	8,822,924

(1)

For Mr. Chirico, amount shown under “Total Cash Severance Pay” represents the sum of three times the sum of his base salary plus target annual bonus for the year of termination, plus the pro rated target bonus for the year of termination, payable in a lump sum. For all other NEOs, represents the sum of 1.5 times the sum of the NEO’s base salary plus target annual bonus for the year of termination, plus the pro rated target bonus for the year of termination, payable in a lump sum.

(2)	For all NEOs, represents the estimated value of providing certain COBRA continuation payments for a period of 18 months following the NEO’s termination date.

(3)

For all NEOs, represents the value attributable to the accelerated vesting of outstanding equity awards, based on the fair market value of a share of the Company’s Common Stock on September 30, 2021. The amounts shown assume that (x) any performance-based awards are deemed to have been earned at “target” level, (y) no adjustment is made based on the TSR Modifier, and (z) the value of accelerated stock options was calculated as the difference between the closing price of a share of the Company’s Common Stock on September 30, 2021 and the option exercise price per share multiplied the number of stock options accelerated. In general, if a NEO’s employment is terminated by the Company without “cause” or the NEO resigns for “good reason” or is terminated as a result of death or disability, in each case, on or in connection with a CIC, then (1) all performance-based awards for which the applicable performance period has already been completed will become immediately vested based on the “actual” level of achievement of the performance goals attained during such performance period, (2) all performance-based awards for which the applicable performance period has not been completed will immediately vest based on “target” level, and (3) all time-based awards will immediately become vested.

62	2022 Proxy Statement

Potential Payments upon Retirement	›	COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments upon Retirement

Under the terms of Mr. Chirico’s and Mr. McGrath’s Fiscal 2021 equity awards, they are eligible to receive accelerated and/or continued vesting of outstanding RSUs and PRSUs if their termination is considered a “qualified retirement” by the Board of Directors (“Board Qualified Retirement”). If Mr. Chirico or Mr. McGrath incur a Board Qualified Retirement in the fiscal year following the fiscal year in which the grant was made, then all unvested RSUs will vest (but will be settled on the original vesting dates set forth in the applicable award agreement), and PRSUs will remain outstanding will be eligible to continue to vest and be settled in accordance with the other terms of the original award. If Mr. Chirico or Mr. McGrath incur a Board Qualified Retirement during the fiscal year in which the grant is made, then a prorated portion of the unvested RSUs will vest (but will be settled on the original vesting dates set forth in the applicable award agreement), and a prorated portion of the PRSUs will remain outstanding and will continue to be eligible to vest and be settled in accordance with the original terms of the award. The “pro rated” portion, if applicable, would be calculated by taking the number of RSUs and PRSUs outstanding multiplied by a fraction, the numerator of which is the number of days that the Participant was employed by the Company during the fiscal year in which the termination of employment occurs, and the denominator of which is 365. Mr. Chirico and Mr. McGrath are required to execute and not revoke an effective release of claims to receive the Qualified Board Retirement vesting of equity awards. The value of the RSUs and the target PRSUs granted on December 3, 2020 that would vest to Mr. Chirico if he incurred a Qualified Board Retirement on September 30, 2021 is $9,077,970 (RSUs $3,631,188 and PRSUs $5,446,782). The value of the RSUs and the target PRSUs granted on December 3, 2020 that would vest to Mr. McGrath if he incurred a Qualified Board Retirement on September 30, 2021 is $2,824,231 (RSUs $1,129,692 and PRSUs $1,694,539).

Pay Ratio Disclosure

The pay ratio information is provided pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K. Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The pay ratio was not used to make management decisions and the Board does not use this pay ratio to determine executive compensation adjustments

Methodology to Determine Median Employee

In Fiscal 2021, to determine the median employee, we evaluated our 8,350 employees (other than our CEO and student employees) as of September 30, 2021 (the “Determination Date”). These 8,350 employees consisted of all our full-time and part-time employees (other than our CEO and student employees) as of the Determination Date, of which 2,740 were US employees and 5,610 were non-US employees. The median employee was selected using their total cash compensation, consisting of base salary and target short-term incentive levels for Fiscal 2021.

Median Employee to CEO Pay Ratio

To calculate the CEO pay ratio for Fiscal 2021, we calculated annual total compensation for the median employee using the same methodology we used to calculate our NEOs “total” compensation as described in the Fiscal 2021 Summary Compensation Table. Based on this methodology, the median employee’s annual total compensation was $90,252. As reported for Mr. Chirico for Fiscal 2021 under the Fiscal 2021 Summary Compensation Table above, Mr. Chirico’s annual total compensation was $13,851,692. Based on this information, for Fiscal 2021, the ratio of the annual total compensation of Mr. Chirico to the median annual total compensation of all other employees was estimated to be 154:1.

2022 Proxy Statement	63

STOCK OWNERSHIP

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table presents information as to the beneficial ownership of our Common Stock as of January 3, 2022 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors and director nominees;

•	each named executive officer as set forth in the summary compensation table in this Proxy Statement; and

•	all current executive officers, directors and director nominees as a group.

Percentage ownership of our Common Stock in the table is based on 84,927,867 shares of Common Stock outstanding as of January 3, 2022. Shares of Common Stock that may be acquired within 60 days of January 3, 2022 pursuant to the exercise of options or warrants, and restricted stock units (“RSUs”) that vest, or conversion of Series A Stock are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table. For instance, as of January 3, 2022, RingCentral owns 125,000 shares of our Series A Stock, which could be converted into 8,150,392 shares of our outstanding Common Stock as of such date. In calculating the “Percent of Class Owned” in the table below, we have assumed the conversion of the Series A Stock to Common Stock for RingCentral but have not assumed such conversion with regards to any other beneficial owner.

Beneficial ownership of shares is determined under the SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise noted below, the address of each of the individuals and entities named below is c/o Avaya Holdings Corp., 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class Owned
5% Stockholder:
Victory Capital Management Inc.	Common Stock	8,818,388(4)	10.4%
4900 Tiedeman Rd. 4th Floor Brooklyn, Ohio 44144
The Vanguard Group	Common Stock	8,767,777(1)	10.3%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
RingCentral, Inc.	Common Stock	8,150,392(2)	8.8%
20 Davis Drive Belmont, California 94002
River Road Asset Management, LLC	Common Stock	6,376,499(3)	7.5%
462 S. 4th Street, Ste. 2000 Louisville, Kentucky 40202
BlackRock, Inc.	Common Stock	5,888,194(5)	7.0%
55 East 52nd Street New York, New York 10055
Contour Asset Management LLC	Common Stock	5,286,927(6)	6.2%
99 Park Avenue, Ste 1540 New York, New York 10016

64	2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management	›	STOCK OWNERSHIP

(1)

The information was based upon a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group. The Vanguard Group has shared voting power with respect to 191,441 of these shares, sole dispositive power with respect to 8,509,132 of these shares and shared dispositive power with respect to 258,645 of these shares. The Vanguard Group’s Schedule 13G/A indicates that each of the following subsidiaries beneficially owns 5% or greater of the shares reported on its Schedule 13G/A: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited.

(2)

The information was based upon a Schedule 13D/A filed with the SEC on September 16, 2021 by RingCentral, Inc. RingCentral, Inc. has sole voting and dispositive power with respect to 125,000 shares of Series A Stock, currently convertible into 8,150,392 shares of Common Stock.

(3)

The information was based upon a Schedule 13G filed with the SEC on February 10, 2021 by River Road Asset Management, LLC. River Road Asset Management, LLC has sole voting power with respect to 5,075,829 of these shares and sole dispositive power with respect to 6,376,499 of these shares.

(4)

The information was based upon a Schedule 13G/A filed with the SEC on December 6, 2021 by Victory Capital Management Inc. Victory Capital Management Inc. has sole voting power with respect to 8,818,388 of these shares and sole dispositive power with respect to 8,818,388 of these shares.

(5)

The information was based upon a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 5,795,636 of these shares and sole dispositive power with respect to 5,888,194 of these shares. BlackRock, Inc.’s Schedule 13G/A indicates that each of the following subsidiaries beneficially owns 5% or greater of the shares reported on this Schedule 13G/A: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd.

(6)

The information was based upon a Schedule 13G filed with the SEC on February 16, 2021 by Contour Asset Management LLC. Contour Asset Management LLC has sole voting power with respect to 5,286,927 of these shares and sole dispositive power with respect to 5,286,927 of these shares. Contour Asset Management LLC’s Schedule 13G indicates that each of the following Reporting Persons beneficially owns all of the shares reported on this Schedule 13G: Contour Asset Management LLC; Contour Asset Management LP; CAM GP LLC; DLM I LLC; and David L. Meyer.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class Owned(1)
Directors

James M. Chirico, Jr.	Common Stock	1,226,012	(2)	1.44%

William D. Watkins	Common Stock	63,046	(3)	*

Stephan Scholl	Common Stock	60,920	(4)	*

Stanley J. Sutula, III	Common Stock	60,920	(4)	*

Scott D. Vogel	Common Stock	60,920	(4)	*

Susan L. Spradley	Common Stock	48,073	(4)	*

Jacqueline E. Yeaney	Common Stock	46,918	(5)	*

Robert Theis	Common Stock	13,243	(6)	*
Named Executive Officers (other than James M. Chirico, Jr.):

Kieran McGrath	Common Stock	215,193	(7)	*

Anthony Bartolo	Common Stock	147,959	(8)	*

Shefali Shah	Common Stock	129,571	(9)	*

Stephen Spears	Common Stock	58,687	(10)	*
All Current Directors and Executive Officers as a Group (12 persons)	Common Stock	2,131,462		2.51%

*	Represents beneficial ownership of less than one percent of the outstanding shares of Common Stock.

(1)	Applicable percentage of ownership is based on 84,927,867 Common Stock outstanding on January 3, 2022.

(2)

Includes (i) 182,512 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of January 3, 2022 and (ii) 310,636 shares of Common Stock issuable upon the vesting of RSUs that will vest within 60 days of January 3, 2022.

(3)

Includes (i) 4,040 vested RSUs payable in Common Stock on February 12, 2022; (ii) 16,846 vested RSUs payable in Common Stock on May 15, 2022; (iii) 18,684 vested RSUs payable in Common Stock on March 4, 2023; and (iv) 10,629 vested RSUs payable in Common Stock on March 3, 2024. If Mr. Watkins separates from the Board prior to any vested RSUs being paid to him in Common Stock then any

2022 Proxy Statement	65

STOCK OWNERSHIP	›	Security Ownership of Certain Beneficial Owners and Management

vested but unpaid RSUs will be payable upon his separation. Any vested but unpaid RSUs also become payable to Mr. Watkins in the event there is a “change in control” of the Company. All of the RSUs can only be settled with Common Stock.

(4)

Includes (i) 4,040 vested RSUs payable in Common Stock on February 12, 2022; (ii) 16,846 vested RSUs payable in Common Stock on May 15, 2022; (iii) 18,684 vested RSUs payable in Common Stock on March 4, 2023; and (iv) 8,503 vested RSUs payable in Common Stock on March 3, 2024. If Messrs. Scholl, Sutula or Vogel or Ms. Spradley separate from the Board prior to any vested RSUs being paid to them in Common Stock then any vested but unpaid RSUs will be payable upon their separation. Any vested but unpaid RSUs also become payable to Messrs. Scholl, Sutula or Vogel or Ms. Spradley in the event there is a “change in control” of the Company. All of the RSUs can only be settled with Common Stock.

(5)

Includes (i) 2,885 vested RSUs payable in Common Stock on March 18, 2022; (ii) 16,846 vested RSUs payable in Common Stock on May 15, 2022; (iii) 18,684 vested RSUs payable in Common Stock on March 4, 2023; and (iv) 8,503 vested RSUs payable in Common Stock on March 3, 2024. If Ms. Yeaney separates from the Board prior to any vested RSUs being paid to her in Common Stock then any vested but unpaid RSUs will be payable upon her separation. Any vested but unpaid RSUs also become payable to Ms. Yeaney in the event there is a “change in control” of the Company. All of the RSUs can only be settled with Common Stock.

(6)

Consists of (i) 4,740 vested RSUs payable in Common Stock on November 6, 2023; and (ii) 8,503 vested RSUs payable in Common Stock on March 3, 2024. If Mr. Theis separates from the Board prior to any vested RSUs being paid to him in Common Stock then any vested but unpaid RSUs will be payable upon his separation. Any vested but unpaid RSUs also become payable to Mr. Theis in the event there is a “change in control” of the Company. All of the RSUs can only be settled with Common Stock.

(7)	Includes 32,438 shares of Common Stock issuable upon the vesting of RSUs within 60 days of January 3, 2022.

(8)

Mr. Bartolo separated from the Company on September 30, 2021. The beneficial ownership reported for Mr. Bartolo reflects, as of that date, the number of vested stock options and the number of Common Shares beneficially owned by Mr. Bartolo including 81,832 vested stock options that Mr. Bartolo exercised before they expired on December 29, 2021.

(9)

Includes (i) 40,852 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of January 3, 2022, and (ii) 10,949 shares of Common Stock issuable upon the vesting of RSUs within 60 days of January 3, 2022.

(10)	Includes 19,954 shares of Common Stock issuable upon the vesting of RSUs within 60 days of January 3, 2022.

66	2022 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation

Members of the Board who are Company employees do not receive any additional compensation for their service as directors.

Fiscal 2021 Non-Employee Director Compensation Program

For Fiscal 2021, the program consisted of the following:

Non-Employee Directors	Board Chair

Additional Compensation

•   Additional Cash Retainers for Leadership Positions:

Non-Executive Chair: $62,500

Audit Committee Chair: $25,000

Compensation Committee Chair: $15,000

Nominating & Corporate Governance Committee Chair: $10,000

Strategy Committee Membership: $15,000

•  Meeting Fees: $2,000 per Board or committee meeting in excess of 20 aggregate meetings during the fiscal year

•  Initial Equity Grant for Any Non-Employee Director Joining the Board of Directors Before the next Annual General Meeting: $250,000 in RSUs, pro rated to reflect service as a non-employee director for the portion of the fiscal year served until the next Annual Meeting

The annual cash retainer and the additional cash fees for serving as committee chairs or members of the Strategy Committee were paid in arrears to the non-employee directors in four quarterly installments, beginning in March 2021. The meeting fees were paid in arrears at the end of Fiscal 2021.

In March 2021, the Board increased the annual compensation paid to the Non-Executive Chair by $50,000 and modified such compensation as follows: (a) the annual additional cash retainer paid to the Non-Executive Chair was decreased from $75,000 to $62,500 and (b) the annual equity grant to the Non-Executive Chair was increased from $250,000 to $312,500 in RSUs.

RSUs granted to non-employee directors in Fiscal 2021 vested in full on the grant date, while the delivery of the underlying shares is deferred until the earliest to occur of: (i) the third anniversary of the grant date; (ii) the recipient’s separation from the Company; or (iii) a change in control of the Company, as defined in the 2019 Equity Incentive Plan.

Pursuant to the 2019 Equity Incentive Plan, the maximum total compensation (including awards under the 2019 Equity Incentive Plan, determined based on the fair market value of such awards as of the grant date, plus annual retainer fees) that may be paid to any non-employee director in respect of a single fiscal year is limited to $750,000.

2022 Proxy Statement	67

DIRECTOR COMPENSATION	›	Fiscal 2021 Non-Employee Director Compensation Program

The following table details the total compensation paid to our non-employee directors for Fiscal 2021:

Name	Fees Earned or Paid in Cash (1)	Stock Awards(2)	Total
Stephan Scholl	$94,533	$249,988	$344,521
Susan L. Spradley	$85,000	$249,988	$334,988
Stanley J. Sutula, III	$100,000	$249,988	$349,988
Robert Theis	$67,663	$333,317	$400,980
Scott D. Vogel	$96,000	$249,988	$345,988
William D. Watkins	$153,033	$312,493	$465,526
Jacqueline E. Yeaney	$98,533	$249,988	$348,521

(1)

Cash compensation consists of the $75,000 annual cash retainer for each of the non-employee directors and additional cash retainers for leadership positions, as described above. The table above also includes meeting fees paid for Fiscal 2021 consisting of $6,000 for Mr. Scholl, $6,000 for Mr. Vogel, $2,000 for Mr. Watkins and $10,000 for Ms. Yeaney.

(2)

Amounts shown represent the grant date fair value of the annual grant award of (a) the initial grant award of $83,333, awarded on November 6, 2020 to Mr. Theis upon his election to the Board and (b) $250,000, awarded on March 3, 2021 following each director’s re-election at the 2021 Annual General Meeting, each as calculated in accordance with ASC 718. See Note 16 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for an explanation of the assumptions used in the valuation of these awards.

Non-Employee Director Share Ownership Guidelines

Non-employee directors are expected to own shares equivalent to six times the value of the annual cash retainer for Board service (not the additional cash retainers for leadership positions). Until the guideline is achieved, the director must hold at least 50% of net shares received upon vesting of an award. As of the end of fiscal year 2021, all non-employee directors were in compliance with the ownership guidelines.

68	2022 Proxy Statement

EXECUTIVE OFFICERS

Executive Officers

The officers are elected by and serve at the discretion of the Board. Below is biographical information regarding our current Executive Officers. Biographical information about Mr. Chirico is in this Proxy Statement under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS.”

Name	Age	Position
James M. Chirico, Jr.	64	President, Chief Executive Officer and Director
Kieran McGrath	62	Executive Vice President, Chief Financial Officer
Shefali Shah	50	Executive Vice President, Chief Administrative Officer
Stephen Spears	53	Executive Vice President, Chief Revenue Officer

Mr. McGrath has been our Executive Vice President, Chief Financial Officer since December 9, 2019, after having served as our Senior Vice President, Chief Financial Officer from February 15, 2019 until December 8, 2019. Mr. McGrath joined the Company on January 31, 2019 as Senior Vice President, Finance. Prior to joining the Company, Mr. McGrath served as the Executive Vice President and Chief Financial Officer of CA Technologies, a global leader in software solutions that simplify complex enterprise environments, from November 2016 until November 2018 when that company became a subsidiary of Broadcom Inc. Prior to that, he served as CA Technologies’ Senior Vice President and interim Chief Financial Officer from July 2016 to November 2016, and as Senior Vice President and Corporate Controller upon joining the company in September 2014 until July 2016. Prior to that, Mr. McGrath was Vice President, Finance at International Business Machines Corporation, a cognitive solutions and cloud platform company, where he held various senior executive finance positions across the company, including leading the finance department for IBM’s Software Group, from January 2009 until August 2014.

Ms. Shah has been our Executive Vice President Chief Administrative Officer since October 1, 2021 and our Executive Vice President and Chief Administrative Officer and General Counsel from December 9, 2019 to September 30, 2021. She also served as our Senior Vice President, Chief

Administrative Officer and General Counsel from December 18, 2017 until December 8, 2019. In addition, she previously served as Senior Vice President, General Counsel and Corporate Secretary of Era Group Inc. from March 2014 until December 2017 and Acting General Counsel and Corporate Secretary from February 2013 through February 2014. From June 2006 to February 2013, Ms. Shah held several positions with Comverse Technology, Inc., including Senior Vice President, General Counsel and Corporate Secretary. Prior thereto, she was an associate at Weil Gotshal & Manges LLP from September 2002 to May 2006 and Hutchins, Wheeler & Dittmar, P.C. from September 1996 to September 2002.

Mr. Spears has been our Executive Vice President and Chief Revenue Officer since September 15, 2020. Prior to joining the Company, Mr. Spears served as SAP SE’s Chief Operating Officer, Solution Area Sales Organization (SAS) and Chief Revenue Officer at SAP SuccessFactors from March 2020 until September 2020, after having served as SAP SuccessFactors’ Chief Revenue Officer from September 2017 until September 2020 and as the Senior Vice President, Sales, HANA Enterprise Cloud from May 2012 until September 2017. Prior to that, Mr. Spears held various senior leadership roles in SAP’s Middleware, Platform and Integration business and SAP Americas Operations and Business Development during his tenure at SAP, which began in 2003.

2022 Proxy Statement	69

PROXY AND VOTING INFORMATION

Proxy and Voting Information

Why am I receiving these materials?

The Board of Avaya Holdings Corp. (which we refer to in this Proxy Statement as we, our, us, our Company or the Company) is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our Annual Meeting and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held exclusively virtually, conducted via a live audio webcast on Wednesday, March 2, 2022, at 10:30 a.m. Eastern time. These materials were first mailed to stockholders on or about January 18, 2022. You are invited to virtually attend the Annual Meeting and requested to vote on the items described in this Proxy Statement.

What is the purpose of the Annual Meeting?

You and our other stockholders entitled to vote at the Annual Meeting are requested to vote on proposals to (i) elect eight members of our Board to serve until our 2023 Annual Meeting of Stockholders; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2022; (iii) to approve, on an advisory basis, our named executive officers’ compensation; and (iv) to approve an amendment to the Avaya Holdings Corp. 2019 Equity Incentive Plan.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Common Stock and our Series A Stock at the close of business on January 3, 2022, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Holders of the Series A Stock vote on an as-converted basis together with the Common Stock as a single class. A list of our stockholders will be available for review at our executive offices in Durham, North Carolina during ordinary business hours for a period of ten (10) days prior to the meeting and on the virtual Annual Meeting website during the entirety of the meeting. Each stockholder is entitled to one vote for (i) each share of Common Stock held; and (ii) each share of Common Stock that would be issuable upon conversion of Series A Stock held on the record date. Shares of our Common Stock represented virtually or by a properly submitted proxy will be voted at the Annual Meeting. At the close of business on the record date, 84,927,867 shares of our Common Stock and 125,000 shares of our Series A Stock (representing 8,150,392 shares of Common Stock on an as-converted basis) were issued and outstanding, for a total of 93,078,259 votes eligible to be cast at the Annual Meeting.

When we refer to our stockholders in our proxy materials we are referring to the stockholders entitled to vote at the Annual Meeting consisting of holders of our Common Stock and Series A Stock.

Why are you holding a virtual meeting instead of a physical meeting?

We are conducting our annual meeting virtually to provide expanded access, improved communication and cost savings for our stockholders and our Company. Hosting a virtual meeting provides a consistent experience to all stockholders regardless of geographic location and enhances stockholder access and engagement by enabling more of our stockholders to attend and participate in the Annual Meeting.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast.

If you are a stockholder of record as of the close of business on January 3, 2022, the record date for the Annual Meeting, you will be able to virtually attend the

Annual Meeting, vote your shares and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/AVYA2022. You will need to enter the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

70	2022 Proxy Statement

PROXY AND VOTING INFORMATION

If you are a stockholder holding your shares in “street name” as of the close of business on January 3, 2022, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

The online meeting will begin promptly at 10:30 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m., Eastern time, and you should allow approximately 15 minutes for the online check-in procedures.

If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/AVYA2022, or you may type it into the dialogue box provided at any point during the virtual meeting (until the floor is closed to questions).

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting website log-in page.

If I cannot participate in the live Annual Meeting webcast, can I vote or listen to it later?

You may vote your shares before the meeting by telephone, by mail, or electronically by visiting www.proxyvote.com and following the instructions on your proxy card. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting. An audio replay of the Annual Meeting, including the questions answered during the meeting, will be available at https://investors.avaya.com until our 2023 Annual Meeting of Stockholders.

What constitutes a quorum?

The presence at the Annual Meeting, virtually or by proxy, of a majority in voting power of the issued and outstanding shares of our stock, including both Common Stock and Series A Stock (on an as-converted basis), entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at such meeting.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes (described below) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not affect the outcome of the election of directors. Abstentions will have the same effect as votes against any matter other than the election of directors.

Under the New York Stock Exchange (“NYSE”) rules, brokers are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals. However, where a proposal is considered “non-routine,” a broker who has not received instructions from its client generally does not have discretion to vote its clients’ uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether a quorum is present, but would not be counted in determining the number of votes present for, or determining the outcome of, the non-routine proposal. Under NYSE rules, only Proposal 2 (Ratification of Independent Accounting Firm) in this Proxy Statement is a routine matter while Proposal 1 (Election of Directors), Proposal 3 (Say-on-Pay) and Proposal 4 (Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan) are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these items if you have not provided instructions and broker non-votes will not affect the outcome of these proposals.

2022 Proxy Statement	71

PROXY AND VOTING INFORMATION

What vote is required to approve each item to be voted on at the Annual Meeting and how does the Board recommend I vote?

Only votes cast “For” a nominee will be counted in the election of directors. Votes that are withheld in respect of one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Abstentions and broker non-votes (described above) are not counted for purposes of the election of directors and will not affect the outcome of such election. You have the right to vote “For” or “Against,” or to “Abstain” from voting in connection with Proposals 2, 3 and 4. The following table summarizes each proposal, the Board’s recommendation, the affirmative vote required for approval and whether broker discretionary voting is allowed.

Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed
1	Election of Directors	FOR ALL	Plurality vote	No
2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2022	FOR	Majority of votes cast	Yes
3	Advisory approval of the Company’s named executive officers’ compensation	FOR	Majority of votes cast	No
4	Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan	FOR	Majority of votes cast	No

Will any other matters be voted on?

We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your proxy will authorize each of Sara Bucholtz and Shefali Shah to vote on such matters in her discretion.

How do I vote?

Stockholders of record can vote as follows:

•	by telephone by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);

•	by Internet before the Annual Meeting at www.proxyvote.com (have your proxy card in hand when you access the website);

•	during the Annual Meeting at www.virtualshareholdermeeting.com/AVYA2022 by using the 16-digit control number included with these proxy materials; or

•

by completing, dating, signing and promptly returning the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. No postage is necessary if the proxy card is mailed in the United

States. Date and sign your name exactly as it appears on your proxy card.

We recommend that you vote by proxy even if you plan to virtually attend the Annual Meeting. As described below, you can revoke your proxy or change your vote at the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. The deadline for voting by telephone or electronically over the Internet is 11:59 p.m., New York City time, on Tuesday, March 1, 2022. Mailed proxy cards with respect to shares held of record should be mailed to allow sufficient time for delivery and tabulation.

72	2022 Proxy Statement

PROXY AND VOTING INFORMATION

If you hold your shares through a bank, broker or other nominee (also known as “street name”), such entity/person will give you separate instructions for voting your shares. “Street name” stockholders who wish to vote virtually at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and those institutions will likely require your instructions to be submitted before the deadline listed above.

Can I change my vote after I return my proxy card?

Yes. Even after you have voted electronically through the Internet, by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by (i) sending written notice of revocation to Sara Bucholtz, Corporate Secretary, Avaya Holdings Corp., 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713; (ii) submitting a valid proxy with a subsequent date by the Internet, telephone or mail; or (iii) virtually attending the Annual Meeting and voting. Your virtual attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted. Stockholders who hold shares through a bank, broker or other nominee should consult with that party as to the procedures to be used for revoking a vote.

If I dissent on any matter to be voted on, what are my rights?

None of Delaware law (the state of incorporation of Avaya Holdings Corp.), our Certificate of Incorporation, as amended (including the Certificate of Designation for the Series A Stock), or our bylaws, as amended, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card from you that does not specify how your shares are to be voted on one or more matters, your shares will be voted “For” the election of each of the director nominees and “For” Proposals No. 2, 3 and 4. If any other matter is properly presented at the Annual Meeting, the individuals named as proxy holders on your proxy card will vote your shares in the manner recommended by the Board on all proposals presented in the Proxy Statement and as they may determine in their best judgment as to any other matters properly presented for vote at the Annual Meeting.

What does it mean if I receive more than one proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account at the transfer agent and/or with one or more banks, brokers or other nominees. Please vote all your shares.

How will votes be recorded?

Votes will be tabulated by Broadridge, and the results will be certified by one or more Inspectors of Election, who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, the Inspectors of Election will make a record of the number of shares voted for or against each nominee and each other matter voted upon, the number of shares abstaining with respect to each nominee or other matter, and the number of shares held of record by banks, brokers or other nominees and present at the Annual Meeting but not voting.

2022 Proxy Statement	73

PROXY AND VOTING INFORMATION

What is “householding” and how does it affect me?

We have adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. We and some banks, brokers or other nominees send household annual reports and proxy statements, delivering a single annual report and proxy statement to multiple stockholders sharing an address unless we have been instructed otherwise.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement in the future,

please notify your bank, broker or other nominee if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. Alternatively, if, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and proxy statement, please notify your bank, broker or other nominee if your shares are held in a bank or brokerage account or notify us if you hold registered shares.

At any time, you may request a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Avaya Holdings Corp., 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713, or by calling (908) 953-6000.

Who is paying for this proxy solicitation?

We will pay for the entire costs of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by phone or other means of communications. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

In addition, we have engaged D.F. King, a proxy solicitation firm, to assist us in the solicitation of proxies for a fee of approximately $8,500, plus reasonable out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K following the Annual Meeting.

Who is Avaya Holdings Corp.’s transfer agent?

Avaya Holdings Corp.’s transfer agent is American Stock Transfer and Trust Company LLC.

74	2022 Proxy Statement

PROCESS FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

Process for Director Nominations and Stockholder Proposals

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Nominating and Corporate Governance Committee will consider director candidates submitted by stockholders. Any stockholder wishing to submit a candidate for consideration should send the Corporate Secretary, at 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713, the information detailed in section 3.2 of our bylaws, which includes, among other things, the following:

•

Stockholder’s name, address, number of Common Shares (including any derivative interest related to Company shares and/or any short position in the Company’s securities) owned by the stockholder and any person controlling, or acting in concert with, that stockholder, any proxy, contract or other arrangement pursuant to which such stockholder or any person controlling, or acting in concert with, that stockholder, has a right to vote any Common Shares;

•

Candidate’s name, age, business address, residence address and number of Common Shares (including any derivative interest related to Company shares and/or any short position in the Company’s securities) owned directly or indirectly by the candidate;

•

A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•

A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents the candidate’s ability to satisfy the director qualifications criteria described above under the heading “Board Composition and Director Qualifications”;

•	A description of any arrangements or understandings between or among the stockholder, the candidate and/or any person controlling, or acting in concert with, that stockholder; and
•	A signed statement from the candidate confirming his/her willingness to serve on the Board, if elected.

The Corporate Secretary will promptly forward such materials to the Chair of the Nominating and Corporate Governance Committee and the Chair of the Board. The Corporate Secretary also will keep copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling Board positions.

To be timely, a stockholder’s nomination must be received by the Corporate Secretary, in the case of the 2023 Annual Meeting of Stockholders, not later than the close of business on October 20, 2022, which is the ninetieth (90th) day before the anniversary of the mailing date of this year’s proxy statement, nor earlier than the opening of business on September 20, 2022, which is the one hundred twentieth (120th) day before such anniversary date. If the Annual Meeting is called for a date that is more than thirty (30) days earlier or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the Annual Meeting is first made by the Company. For a special meeting of stockholders called for the purpose of electing directors, such notice must be received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made by the Company.

Under its charter, the Nominating and Corporate Governance Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the

2022 Proxy Statement	75

PROCESS FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

Nominating and Corporate Governance Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the

Nominating and Corporate Governance Committee believes candidates should generally meet the criteria listed under the heading “Board Composition and Director Qualifications.”

Stockholder Proposals for Inclusion in Our Proxy Materials

If you wish to submit a proposal for inclusion in next year’s proxy statement, we must receive the proposal on or before September 20, 2022, which is one hundred twenty (120) calendar days prior to the anniversary of this year’s mailing date, and it must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted, in writing, to the Corporate Secretary, Avaya Holdings Corp., 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713.

Other Matters to be Brought Before the 2023 Annual Meeting of Stockholders

Our bylaws also establish an advance notice procedure with regard to stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an Annual Meeting. Under our bylaws, notice of such stockholder proposal for the 2023 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the above address not earlier than the opening of business on September 20, 2022, which is one hundred twenty (120) calendar days prior to the anniversary of this year’s mailing date, and not later than the close of business on October 20, 2022, which is ninety (90) calendar days prior to the anniversary of this year’s mailing date.

If the date of the 2023 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of our 2022 Annual Meeting, then the notice of a stockholder proposal must be delivered no earlier than the opening of business on the one hundred twentieth (120th) day prior to the meeting and not later than the close of business on the later of (i) the 90th day prior to the meeting; or (ii) the 10th day after the Company first makes a public announcement of the meeting date.

All stockholder proposals submitted under our bylaws must comply with the requirements of the bylaws. The presiding officer of the Annual Meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws.

76	2022 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table sets forth, as of September 30, 2021, the number of securities outstanding under each of our equity compensation plans, the weighted-average exercise price for our outstanding stock options and the number of securities available for grant under such plans.

Shares in thousands Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders:	4,310,168	$19.48	10,858,815	(2)

Equity compensation plans not approved by security holders:	81,832	$11.38	0

Total	4,392,000	$17.95	10,858,815

(1)	Restricted Stock Units are not included in the calculation of the weighted-average exercise price of outstanding options, warrants and rights.

(2)	Includes 4,534,854 shares available for issuance under the Company’s Employee Stock Purchase Plan.

2022 Proxy Statement	77

ANNUAL REPORT

Annual Report

Our consolidated financial statements for Fiscal 2021 are included in our Annual Report on Form 10-K that accompanies this Proxy Statement. This Proxy Statement and our Annual Report are posted on the

Investor Relations section of our website at https://investors.avaya.com/financial-info/sec-filings and are available from the SEC at its website at www.sec.gov.

Additional Filings

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at the Investor Relations section of our website at https://investors.avaya.com/financial-info/sec-filings and are available from the SEC at its website at www.sec.gov. Information on our website, including the information on the Investor Relations section referenced herein, is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee and the Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

We encourage stockholders to voluntarily elect to receive our future proxy and annual report materials electronically. We believe in working to keep our environment cleaner and healthier and such elections will help us reduce our impact on the environment.

•	If you are a registered stockholder, please visit www.proxyvote.com for simple instructions (have your proxy card in hand when you access the website).

•	Beneficial stockholders can opt for e-delivery at www.proxyvote.com (have your proxy card in hand when you access the website) or by contacting their nominee.

Other Business

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. Should other matters be properly introduced at the 2022 Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

Shefali Shah

Executive Vice President and Chief Administrative Officer

January 18, 2022

78	2022 Proxy Statement

ANNEX A

Annex A

Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures

The information furnished in this Proxy Statement contains release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the financial measures labeled as “non-GAAP” or “adjusted.”

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.

We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.

EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

We also present non-GAAP gross margin as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.

The Company presents constant currency information to provide a framework to assess how the Company’s underlying business performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the Company’s prior fiscal year (i.e., September 30, 2020).

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

We do not provide a forward-looking reconciliation of expected full year fiscal 2022 adjusted EBITDA guidance as the amount and significance of special items required to develop a meaningful comparable GAAP financial measure cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

2022 Proxy Statement	A - 1

ANNEX A

The following tables reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.

Supplemental Schedules of Non-GAAP Reconciliations

(Unaudited; in millions)

	Successor	Predecessor	Non-GAAP Combined
(In millions)	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2018

Reconciliation of Non-GAAP Revenue

Revenue	$2,247	$604	$2,851
Adj. for fresh start accounting	206	—	206

Non-GAAP Revenue	$2,453	$604	$3,507

(In millions)	Fiscal year ended September 30, 2021	Fiscal year ended September 30, 2020	Fiscal year ended September 30, 2019

GAAP Revenue	$2,973	$2,873	$2,887

Adj. for fresh start accounting	—	—	21

Non-GAAP Revenue	$2,973	$2,873	$2,908

(In millions)	Fiscal year ended September 30, 2021	Fiscal year ended September 30, 2020	Fiscal year ended September 30, 2019

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin

Gross Profit	$1,650	$1,580	$1,575

Items excluded:

Adj. for fresh start accounting	1	7	37

Amortization of technology intangible assets	173	174	174

Non-GAAP Gross Profit	$1,824	$1,761	$1,786

GAAP Gross Margin	55.5%	55.0%	54.6%

Non-GAAP Gross Margin	61.4%	61.3%	61.4%

A - 2	2022 Proxy Statement

ANNEX A

Avaya Holdings Corp.

Supplemental Schedules of Non-GAAP Reconciliations

(Unaudited; in millions)

(In millions)	Fiscal year ended September 30, 2021	Fiscal year ended September 30, 2020	Fiscal year ended September 30, 2019

Net loss	$(13)	$(680)	$(671)

Interest expense	222	226	237

Interest income	(1)	(6)	(14)

Provision for income taxes	15	62	2

Depreciation and amortization	425	423	443

EBITDA	$648	$25	$(3)

Impact of fresh start accounting adjustments(a)	2	1	5

Restructuring charges(b)	28	20	22

Advisory fees(c)	—	40	11

Acquisition-related costs	3	—	9

Share-based compensation	55	30	25

Impairment charges	—	624	659

Pension and post-retirement benefit costs	(1)	—	—

Gain on post-retirement plan settlement	(14)	—	—

Change in fair value of Emergence Date Warrants	1	3	(29)

(Gain) loss on foreign currency transactions	(3)	16	8

Gain on investments in equity and debt securities, net(d)	—	(49)	(1)

Adjusted EBITDA	$719	$710	$706

Adjusted EBITDA Margin	24.2%	24.7%	24.3%

(a)	The impact of fresh start accounting adjustments in connection with the Company’s emergence from bankruptcy.

(b)

Restructuring charges represent employee separation costs and facility exit costs (excluding the impact of accelerated depreciation expense) related to the Company’s restructuring programs, net of sublease income.

(c)	Advisory fees represent costs incurred to assist in the assessment of strategic and financial alternatives to improve the Company’s capital structure.

(d)	Realized and unrealized gains on investments in equity securities, net of impairment of investments in debt securities.

2022 Proxy Statement	A - 3

ANNEX B

Annex B

2019 Avaya Holdings Corp. Equity Incentive Plan, as Amended

AMENDMENT NO. 1

TO THE

AVAYA HOLDINGS CORP.

2019 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE AVAYA HOLDINGS CORP. 2019 EQUITY INCENTIVE PLAN (as amended) (this “Amendment No. 1”) is made by AVAYA HOLDINGS CORP., a Delaware corporation (the “Company”).

WHEREAS, based on the recommendation of the Compensation Committee, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to amend the Company’s 2019 Equity Incentive Plan (as amended, the “Plan”) to increase the number of shares available for issuance under the Plan and extend the expiration date of the Plan; and

WHEREAS, the Committee approved this Amendment No. 1 December 28, 2021 and the Board approved this Amendment No. 1 on December 29, 2021.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Article 2, Section 2.16 is hereby deleted in its entirety, and the remaining subsections of Article 2 are hereby renumbered accordingly.

2.	Article 2, Section 2.47 is hereby amended in its entirety to mean the following: March 4, 2020.

3.	Section 4.1 of the Plan is replaced in its entirety with the following:

(a)

Subject to any increase or decrease pursuant to Section 4.2 and the share counting provisions contained in this Section 4.1, a total of 6,500,000 shares of Common Stock (the “Initial Pool”) shall be authorized for Awards granted under the Plan, plus the number of Shares remaining available for issuance for Awards under the Plan as of immediately prior to the Amendment Approval Date (as defined in Article XIV) (collectively, the “Share Reserve”). Shares of Common Stock issued pursuant to the Share Reserve may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. After the Stockholder Approval Date, no awards may be granted under any Prior Plan. Subject to any increase or decrease pursuant to Section 4.2:

(i)	The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to 6,500,000;

(ii)	The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant in respect of any fiscal year shall be equal to 5,000,000; and

(iii)

Notwithstanding the foregoing limitations, or any plan or program of any Company Entity to the contrary, the maximum amount of compensation that may be paid to any single Non-Employee Director of the Board in respect of any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any cash retainer fees) shall not exceed $750,000 (the “Non-Employee Director Compensation Limit”).

In the case of any Awards granted under the Plan prior to the Amendment Approval Date, (A) each share of Common Stock with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the Share Reserve by one (1) share of Common Stock for every one (1) share of Common Stock granted and (B) each share of Common Stock with respect to which any other stock-settled Award (other than an Option or stock-settled Stock Appreciation Right) is granted under the Plan shall reduce the Share Reserve by one and seven-tenths (1.7) shares of Common Stock for every one (1) share granted.

2022 Proxy Statement	B - 1

ANNEX B

In the case of any Awards granted under the Plan on or following the Amendment Approval Date, (A) each share of Common Stock with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the Share Reserve by one (1) share of Common Stock for every one (1) share of Common Stock granted and (B) each share of Common Stock with respect to which any other stock-settled Award (other than an Option or stock-settled Stock Appreciation Right) is granted under the Plan shall reduce the Share Reserve by one and one-half (1.5) shares of Common Stock for every one (1) share granted.

(b)

If (i) any Option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or (ii) after October 31, 2019, any shares subject to an option or stock appreciation right under any Prior Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such expired, terminated or canceled Award (or award under a Prior Plan) shall be available for the purpose of Awards under the Plan. If (x) any shares of Common Stock subject to Awards other than Options or Stock Appreciation Rights denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited, terminated or canceled for any reason, or (y) after October 31, 2019, any shares subject to awards other than options or stock appreciation rights denominated in shares of Common Stock granted under any Prior Plan are forfeited, terminated or canceled for any reason, the number of forfeited, terminated or canceled shares subject to such Awards (or awards under a Prior Plan) denominated in shares of Common Stock shall be available for purposes of Awards under the Plan. Any shares that again become available for Awards under the Plan pursuant to this Section shall be added as follows: (xx) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, (yy) for every share of Common Stock subject to Awards (other than Options or Stock Appreciation Rights) granted under the Plan or awards (other than options or stock appreciation rights) granted under any Prior Plan, in each case, granted prior to the Amendment Approval Date, as one and seven-tenths (1.7) shares for every one (1) share subject to such Awards or awards, or (zz) for every share of Common Stock subject to Awards (other than Options or Stock Appreciation Rights) granted under the Plan granted on or following the Amendment Approval Date, as one and one-half (1.5) shares for every one (1) share subject to such Awards. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

(c)

Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the Share Reserve: (i) shares withheld by the Company in satisfaction of the applicable exercise price or withholding taxes upon the issuance, vesting or settlement of Awards (or, after October 31, 2019, awards under any Prior Plan); (ii) shares subject to a Stock Appreciation Right or, after October 31, 2019, a stock appreciation right under any Prior Plan, that are not issued in connection with its stock settlement on exercise thereof; and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after October 31, 2019, options under any Prior Plan.

(d)

Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Reserve; provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the aggregate number of shares available for Incentive Stock Options awarded under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares available for issuance under the Plan.

4.	Article IX of the Plan is hereby amended by adding a new Section 9.4 as follows:

9.4 Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted

B - 2	2022 Proxy Statement

ANNEX B

pursuant to this Article IX, the number of shares of Common Stock to be covered by each Stock Appreciation Right, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

5.	Article XIV of the Plan is hereby replaced in its entirety with the following:

The Plan was approved by the Board on November 13, 2019, and was subsequently amended by the Board on January 8, 2020, and was approved by the stockholders of the Company on the Stockholder Approval Date. This Plan was further amended by Amendment No. 1 as of December 29, 2021, which was the date such amendment was approved by the Board, subject to approval of such amendment by the stockholders of the Company (the date of such stockholder approval, the “Amendment Approval Date”). No awards will be made under any Prior Plan following the Stockholder Approval Date, but awards granted under the Prior Plans prior to such date shall continue to be governed by the terms of the applicable Prior Plan.

6.	Article XV of the Plan is hereby replaced in its entirety with the following:

No Award shall be granted under the Plan on or after the tenth anniversary of the Amendment Approval Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

Except as specifically amended by this Amendment No. 1, the Plan shall remain in full force and effect in accordance with its terms.

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ANNEX B

AVAYA HOLDINGS CORP.

2019 EQUITY INCENTIVE PLAN

(AS AMENDED)

ARTICLE I

PURPOSE

The purpose of this Avaya Holdings Corp. 2019 Equity Incentive Plan (as amended) is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company Entities to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “2017 Plan” means the Avaya Holdings Corp. 2017 Equity Incentive Plan.

2.2 “2019 Omnibus Inducement Equity Plan” means the equity plan pursuant to which the shares of Common Stock under the Inducement Pool have been reserved for issuance prior to the Stockholder Approval Date.

2.3 “Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

2.4 “Award” means any award under the Plan of any Stock Option, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written Award Agreement approved by the Committee and executed by the Company and the Participant.

2.5 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment, consulting or similar agreement in effect between a Company Entity and the Participant at the time of Termination (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s: (i) continued failure to perform the Participant’s duties with a Company Entity (which, if curable, is not cured within ten (10) days after written notice thereof is provided to the Participant); (ii) continued failure to follow and comply with the written policies of any Company Entity, as in effect from time to time (which, if curable, is not cured within ten (10) days after written notice thereof is provided to the Participant); (iii) commission of an act or omission involving fraud, theft or dishonesty resulting in economic or financial injury to any Company Entity; (iv) engagement in illegal conduct or gross misconduct; (v) material breach of any agreement with any Company Entity; (vi) commission of, indictment for, conviction of, or a plea of guilty or nolo contendere to any felony or other crime involving moral turpitude; or (vii) conduct that brings, or is reasonably likely to bring, any Company Entity into public disgrace or disrepute and that results in economic or

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ANNEX B

financial injury to any Company Entity; or (b) in the case where there is an employment, consulting or similar agreement in effect between a Company Entity and the Participant at the time of Termination that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a Termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.8 “Change in Control” has the meaning set forth in Section 10.2.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation and other official guidance and regulations promulgated thereunder.

2.10 “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof (as applicable, the “Compensation Committee”). If no Compensation Committee or subcommittee thereof exists, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.11 “Common Stock” means the common stock, $0.01 par value per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which such Common Stock may be exchanged).

2.12 “Company” means Avaya Holdings Corp., a Delaware corporation, and its successors by operation of law.

2.13 “Company Entities” means, collectively, the Company and its Subsidiaries (each, individually, a “Company Entity”).

2.14 “Consultant” means any natural person who is an advisor or consultant to a Company Entity and who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

2.15 “Disability” means: (a) in the case where there is an employment, consulting or similar agreement in effect between a Company Entity and the Participant at the time of Termination that defines “disability” (or words of like import), “disability” as defined under such agreement or (b) in the case where there is no employment, consulting or similar agreement in effect between a Company Entity and the Participant at the time of Termination (or where there is such an agreement but it does not define “disability” (or words of like import)), a condition entitling the Participant to receive benefits under a long-term disability plan of a Company Entity in which such Participant is eligible to participate, or, in the absence of such a plan, a permanent and total disability as defined in Section 22(e)(3) of the Code. In the absence of a plan, a Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is “disabled” under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16 “Effective Date” means the effective date of the Plan as defined in Article XIV.

2.17 “Eligible Employees” means each employee of a Company Entity.

2.18 “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who, in each case, is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.20 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date: (a) if the Common Stock is traded,

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ANNEX B

listed or otherwise reported or quoted on a national securities exchange, the closing sales price reported for the Common Stock on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted on the applicable date (or, if there is no such sale on that date, then on the last preceding date on which a sale was reported); or (b) if the Common Stock is not traded, listed or otherwise reported or quoted on a national securities exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules or regulations.

Notwithstanding the foregoing, for purposes of determining Fair Market Value in connection with the vesting and/or settlement of any Award, “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, (i) if the Common Stock is traded, listed or otherwise reported or quoted on a national securities exchange, the closing sales price reported for the Common Stock on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted on the date immediately preceding the vesting or settlement date, as applicable (or, if there is no such sale on that date, then on the last preceding date on which a sale was reported); or (b) if the Common Stock is not traded, listed or otherwise reported or quoted on a national securities exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules or regulations.

2.21 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8 of the United States Securities and Exchange Commission.

2.22 “Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment, the following: (a) in the case where there is no employment or similar agreement in effect between a Company Entity and the Participant at the time of Termination of Employment (or where there is such an agreement but it does not define “good reason” (or words of like import)), the occurrence, without the Participant’s consent, of either of the following events: (i) any material diminution of the Participant’s title, duties, responsibilities or authorities; or (ii) any material breach by a Company Entity of any of its material obligations to the Participant. Prior to resigning for Good Reason, the Participant shall give written notice to the employing Company Entity of the facts and circumstances claimed to provide a basis for such resignation not more than sixty (60) days following the Participant’s knowledge of such facts and circumstances, and the Company Entity shall have thirty (30) days after receipt of such notice to cure (and if so cured, the Participant shall not be permitted to resign for Good Reason in respect thereof) and the Participant shall resign within ten (10) business days following the relevant Company Entity’s failure to cure; or (b) in the case where there is an employment or similar agreement in effect between a Company Entity and the Participant at the time of Termination that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a Termination of Employment thereafter.

2.23 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of a Company Entity under the Plan and intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24 “Inducement Pool” means a maximum of 1,700,000 shares of Common Stock reserved for issuance under the 2019 Omnibus Inducement Equity Plan pursuant to the “employment inducement award” exemption set forth in Section 303A.08 of the NYSE Listing Rules.

2.25 “Lead Underwriter” has the meaning set forth in Section 13.20.

2.26 “Lock-Up Period” has the meaning set forth in Section 13.20.

2.27 “Non-Employee Director” means a member of the Board who is not an employee of any Company Entity.

2.28 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not intended to qualify as an Incentive Stock Option.

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ANNEX B

2.29 “Other Cash-Based Award” means an Award granted pursuant to Section 9.3 of the Plan and payable and/or denominated in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.30 “Other Stock-Based Award” means an Award under Article IX of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on or denominated in, Common Stock at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.31 “Participant” means an Eligible Individual who has been selected by the Committee to participate in the Plan and to whom an Award has been granted pursuant to the Plan.

2.32 “Performance Award” means an Award granted to a Participant pursuant to Article VIII of the Plan contingent upon achieving certain Performance Goals.

2.33 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.34 “Performance Period” means the designated period during which the Performance Goals are to be satisfied with respect to the Award to which the Performance Goals relate.

2.35 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof or any other entity or organization.

2.36 “Plan” means this Avaya Holdings Corp. 2019 Equity Incentive Plan, as amended from time to time.

2.37 “Prior Plans” means the 2019 Omnibus Inducement Equity Plan and the 2017 Plan.

2.38 “Proceeding” has the meaning set forth in Section 13.11.

2.39 “Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.40 “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VII of the Plan.

2.41 “Restriction Period” has the meaning set forth in Section 7.3(a) with respect to Restricted Stock.

2.42 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.43 “Qualifying Director” means a person who is (i) a member of the Board, (ii) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (iii) only to the extent determined by the Committee to be applicable, an “outside director” within the meaning of Section 162(m) of the Code.

2.44 “Section 162(m) of the Code” means Section 162(m) of the Code and any applicable Treasury Regulations thereunder.

2.45 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.

2.46 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

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ANNEX B

2.47 “Stockholder Approval Date” means the date on which the Plan is approved by the stockholders of the Company.

2.48 “Stock Appreciation Right” or “SAR” means an Other Stock-Based Award that is designated as a stock appreciation right, pursuant to the terms and conditions of the Award Agreement pursuant to which such Award is granted.

2.49 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI of the Plan.

2.50 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.51 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any Company Entity.

2.52 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.53 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to a Company Entity; or (b) when an entity (other than the Company) which is retaining a Participant as a Consultant ceases to be a Company Entity, unless the Participant otherwise is, or thereupon becomes, a Consultant to another Company Entity at the time the entity ceases to be a Company Entity. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.54 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company.

2.55 “Termination of Employment” means (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from all Company Entities; or (b) when an entity (other than the Company) which is employing a Participant ceases to be a Company Entity, unless the Participant otherwise is, or thereupon becomes, employed by another Company Entity at the time the entity ceases to be a Company Entity. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.56 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required to comply with the provisions of Rule 16b-3 (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 or to qualify as performance-based compensation under Section 162(m) of the Code, as applicable, be a Qualifying Director. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

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3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan and applicable law, to Eligible Individuals: (i) Stock Options; (ii) Restricted Stock; (iii) Performance Awards; (iv) Other Stock-Based Awards; and (v) Other Cash-Based Awards. In particular, subject to the provisions of the Plan and applicable law, the Committee shall have the authority to:

(a) select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) provide for the accelerated vesting or lapse of restrictions of any Award at any time;

(f) determine the amount of cash (if any) to be covered by each Award granted hereunder;

(g) determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h) determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) impose a “blackout” period during which Options may not be exercised;

(j) determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

(k) modify, extend or renew an Award, subject to Article XI and Section 6.4(g) and (l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Entities, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 3.2, it is intended that any action under the Plan intended to qualify for an exemption provided by Rule 16b-3, and/or the exception under Section 162(m) of the Code related to persons who are subject to Section 16 of the Exchange Act and/or who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code, will be taken only by the Board or by a committee or subcommittee of two or more Qualifying Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as a Qualifying Director shall not invalidate any action that is otherwise valid under the Plan.

3.3 Guidelines. Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary to

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ANNEX B

effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on all Persons, including all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated or granted authority pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a) Subject to any increase or decrease pursuant to Section 4.2 and the share counting provisions contained in this Section 4.1, a total of 18,800,000 shares of Common Stock (the “Initial Pool”) shall be authorized for Awards granted under the Plan, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to an option or stock-settled stock appreciation right granted after October 31, 2019 and prior to the Stockholder Approval Date under any Prior Plan and one and seven-tenths (1.7) shares of Common Stock for every one (1) share of Common Stock that was subject to an Award other than an option or stock-settled stock appreciation right granted after October 31, 2019 and prior to the Stockholder Approval Date under any Prior Plan (the “Share Reserve”). Shares of Common Stock issued pursuant to the Share Reserve may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. After the Stockholder Approval Date, no awards may be granted under any Prior Plan. Subject to any increase or decrease pursuant to Section 4.2:

(i) The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to 15,300,000;

(ii) The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant in respect of any fiscal year shall be equal to 5,000,000; and

(iii) Notwithstanding the foregoing limitations, or any plan or program of any Company Entity to the contrary, the maximum amount of compensation that may be paid to any single Non-Employee Director of the Board in respect of any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any cash retainer fees) shall not exceed $750,000 (the “Non-Employee Director Compensation Limit”).

In the case of any Awards granted under the Plan, (A) each share of Common Stock with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the Share Reserve by one

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(1) share of Common Stock for every one (1) share of Common Stock granted and (B) each share of Common Stock with respect to which any other stock-settled Award (other than an Option or stock-settled Stock Appreciation Right) is granted under the Plan shall reduce the Share Reserve by one and seven-tenths (1.7) shares of Common Stock for every one (1) share granted.

(b) If (i) any Option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or (ii) after October 31, 2019, any shares subject to an option or stock appreciation right under any Prior Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such expired, terminated or canceled Award (or award under a Prior Plan) shall be available for the purpose of Awards under the Plan. If (x) any shares of Common Stock subject to Awards other than Options or Stock Appreciation Rights denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited, terminated or canceled for any reason, or (y) after October 31, 2019, any shares subject to awards other than options or stock appreciation rights denominated in shares of Common Stock granted under any Prior Plan are forfeited, terminated or canceled for any reason, the number of forfeited, terminated or canceled shares subject to such Awards (or awards under a Prior Plan) denominated in shares of Common Stock shall be available for purposes of Awards under the Plan. Any shares that again become available for Awards under the Plan pursuant to this Section shall be added as (xx) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (yy) as one and seven-tenths (1.7) shares for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. With respect to the Prior Plans, the foregoing share counting provisions of this Section 4.1(b) will not become operative until the Stockholder Approval Date.

(c) Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the Share Reserve: (i) shares withheld by the Company in satisfaction of the applicable exercise price or withholding taxes upon the issuance, vesting or settlement of Awards (or, after October 31, 2019, awards under any Prior Plan); (ii) shares subject to a Stock Appreciation Right or, after October 31, 2019, a stock appreciation right under any Prior Plan, that are not issued in connection with its stock settlement on exercise thereof; and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after October 31, 2019, options under any Prior Plan.

(d) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Reserve; provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the aggregate number of shares available for Incentive Stock Options awarded under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares available for issuance under the Plan.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or any Affiliate; (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock; (iv) the dissolution or liquidation of the Company or any Affiliate; (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate; or (vi) any other corporate act or proceeding.

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(b) Subject to the provisions of Section 10.1:

(i) If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise, the number of shares of Common Stock covered by outstanding Awards, the aggregate number or kind of securities that thereafter may be issued under the Plan and the other limits contained in Section 4.1, in each case, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii) Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 10.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan and the other limits contained in Section 4.1, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), and/or (C) the purchase price of any Award, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii) If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company that affects the shares of Common Stock, then the Committee shall adjust any Award and make such other equitable or proportional adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv) Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on all Persons including all employees and Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

(v) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

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ANNEX B

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of a Company Entity are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The grant of Awards to a prospective Eligible Individual is conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, in each case, pursuant to an Award Agreement. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option. If required by the Award Agreement, an Eligible Individual selected to receive Stock Options shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, including those set forth in an Award Agreement:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock on the date of grant.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or

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ANNEX B

acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to any applicable installment exercise and waiting period provisions that may apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company (or to its agent specifically designated for such purpose) specifying the number of shares of Common Stock to be purchased (which notice may be provided in an electronic form to the extent acceptable to the Committee and the Company). Such notice shall be accompanied by payment in full of the purchase price as follows, as determined by the Committee in the Award Agreement or otherwise: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company shares of Common Stock with an aggregate value equal to the purchase price; (iii) by having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option; (iv) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, with the consent of the Committee, by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee); or (v) by such other methods as may be approved by the Committee. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld or otherwise made arrangements for the satisfaction of such taxes in a manner permitted under the terms of the Plan or any Award Agreement.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution; (ii) remains subject to the terms of the Plan and the applicable Award Agreement; and (iii) may be exercised by such Family Member. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death or Disability. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination is by involuntary termination by a Company Entity without Cause (other than due to death or Disability), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Resignation. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a

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ANNEX B

Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination (x) is by a Company Entity for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination by a Company Entity for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, Stock Options that are not vested or exercisable as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of any Company Entity exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by a Company Entity at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, including those set forth in the following sentence, the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options or other Awards in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company in accordance with Section 4.2 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), an outstanding Stock Option may not be (x) modified to reduce the exercise price thereof; (y) canceled in exchange for cash, other property or other Awards, in each case, at a time when the per share exercise price of such Stock Option exceeds the fair market value of such Stock Option; or (z) canceled in exchange for a grant of a new Stock Option with an exercise price that is less than the exercise price applicable to the surrendered Stock Option, unless, in each case, such action is approved by the stockholders of the Company.

(m) Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option, and such shares shall be subject to the provisions of Article VII and be treated as Restricted Stock, which will remain subject to the original vesting schedule applicable to the predecessor Stock Option. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(n) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such

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ANNEX B

Option, subject to Section 13.6. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate. The recipient of a Stock Option under this Article VI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Stock Option. The Company will evidence each Participant’s ownership of Common Stock issued upon exercise of a Stock Option pursuant to a designated system, such as book entries by the transfer agent; if a stock certificate for such shares of Common Stock is issued, it will be substantially in the form set forth in Section 7.2(c).

ARTICLE VII

RESTRICTED STOCK

7.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, one or more Performance Goals) or such other factor(s) as the Committee may determine, in its sole discretion.

7.2 Awards and Certificates. If required by the applicable Award Agreement, Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. The Company will evidence each Participant’s ownership of Restricted Stock pursuant to a designated system, such as book entries by the transfer agent. If a stock certificate for such shares of Restricted Stock is issued, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Avaya Holdings Corp. (the “Company”) 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”) and an Agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part or otherwise transferred to the Company.

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ANNEX B

7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions and such other terms and conditions as may be determined by the Committee in its sole discretion:

(a) Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of one or more Performance Goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(b) Rights as a Stockholder. Except as provided in Section 7.3(a) and this Section 7.3(b) (and subject to Section 13.1), or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, (1) the right to receive dividends, provided, that the payment of any dividends in respect of such Restricted Stock shall be deferred (without interest) until, and conditioned upon, the expiration of the applicable Restriction Period and the lapse of all applicable restrictions thereon; (2) the right to vote such shares; and (3) subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.

(c) Termination. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited for no consideration.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the shares of Restricted Stock, such earned shares (and to the extent ownership of such shares is evidenced by stock certificates, the stock certificates for such shares) shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE VIII

PERFORMANCE AWARDS

8.1 Performance Awards. The Committee may designate an Award (including any Restricted Stock and any Other Stock-Based Award) at grant as a Performance Award payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VII. If the Performance Award is denominated in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash, shares of Common Stock, restricted stock units and/or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. If required by the Award Agreement, an Eligible Individual selected to receive Performance Awards shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

8.2 Terms and Conditions. Performance Awards awarded pursuant to this Article VIII shall be subject to the following terms and conditions and such other terms and conditions as may be determined by the Committee in its sole discretion:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 8.2(c) are

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ANNEX B

achieved and the percentage of each Performance Award that has been earned and certify such results in writing.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Performance Goals, Formulae or Standards. Performance Awards will be subject to the achievement of the performance goals, formulae or standards determined by the Committee in its sole discretion, as described on Exhibit A.

(d) Payment. Following the Committee’s determination in accordance with Section 8.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock, Restricted Stock, restricted stock units and/or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

ARTICLE IX

OTHER STOCK-BASED AND CASH-BASED AWARDS

9.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions; shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate; phantom stock units; stock equivalent units; SARs; restricted stock units; and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Other Stock-Based Awards may be payable in cash, shares of Common Stock or other property valued in whole or in part by reference to shares of Common Stock.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. If required by the Award Agreement, an Eligible Individual selected to receive Other Stock-Based Awards shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

9.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article IX shall be subject to the terms of the Plan, including the following terms and conditions, and such other terms and conditions as may be determined by the Committee in its sole discretion:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article IX may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Vesting. Any Award under this Article IX and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

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(c) Price. Subject to Section 4.3, Common Stock issued on a bonus basis under this Article IX may be issued for no cash consideration. Subject to Section 4.3, Common Stock purchased pursuant to a purchase right awarded under this Article IX shall be priced, as determined by the Committee in its sole discretion.

9.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions (subject to the terms of the Plan), and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement or otherwise, a Participant’s Awards may be treated in accordance with one or more of the following methods as determined by the Committee in its sole discretion:

(a) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee may accelerate the exercisability of, lapse of restrictions on, Awards or provide for a period of time for exercise prior to the occurrence of such event.

(c) Any one or more outstanding Awards may be cancelled and the Committee may cause to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Stock Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Stock Option or SAR over the aggregate exercise price of such Stock Option or SAR, respectively (it being understood that, in such event, any Stock Option or SAR having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

(d) The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(e) The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine. Any escrow, holdback, earnout or similar provisions in the definitive agreement(s) relating to such transaction may apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of shares of Common Stock.

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ANNEX B

10.2 Change in Control. A “Change in Control” shall be deemed to occur if:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any of the Company Entities, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of the Company Entities, or any other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b) during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this Section 10.2(b), regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(c) consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, consolidation or other similar business combination (any of the foregoing, a “Business Combination”) of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company Entities (on a consolidated basis) to any Person that is not an Affiliate of any of the Company Entities.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise, and the Committee may amend the Plan to the extent such amendment is (a) ministerial or administrative in nature and does not result in a material change to the cost of the Plan or (b) required by law; provided, that (i) no such amendment, suspension or termination by the Board or the Committee will occur without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted, or if such amendment would increase the Non-Employee Director Compensation Limit, and (ii) unless otherwise required by law or specifically provided herein, the rights of a

B - 20	2022 Proxy Statement

ANNEX B

Participant, with respect to all Awards granted prior to any amendment (whether by the Board or the Committee), suspension or termination, may not be adversely impaired without the express written consent of such Participant. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent only to comply with applicable law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s express written consent.

ARTICLE XII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1 Dividend Equivalents. Notwithstanding anything in this Plan to the contrary, no dividends or dividend equivalents shall be paid on any Award prior to vesting. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights) may provide the Participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities or other property, on a deferred basis; provided, that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Award to which such dividends or dividend equivalents relate.

13.2 Minimum Vesting. Notwithstanding anything in the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted pursuant to Section 4.1(d) in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company; (ii) shares of Common Stock delivered in lieu of fully vested cash Awards; (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) any additional Awards the Committee may grant, up to a maximum of five percent of the Initial Pool (subject to adjustment under Section 4.2); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

13.3 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares (if any) may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock (to the extent such shares are certificated) delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system or over-the-counter market upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.4 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

2022 Proxy Statement	B - 21

ANNEX B

13.5 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall the Plan nor the grant of any Option or other Award hereunder limit in any way the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

13.6 Withholding of Taxes.

(a) General. Subject to Section 13.6(b), as a condition to the exercise, settlement, vesting or payment of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements reasonably satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts or property (including withholding or deducting shares of Common Stock) otherwise payable to the Participant), an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its good faith discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares.

(b) Common Stock Not Publicly Traded. Notwithstanding anything to the contrary in Section 13.6(a), in the event the shares of Common Stock are not listed for trading on an established securities exchange on the date an Award vests, is settled, is payable and/or is exercised, then the Company shall deduct or withhold shares of Common Stock having a Fair Market Value equal to the amount required to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) up to the maximum extent permitted by the accounting rules applicable to the Company as then in effect without adverse accounting treatment, unless the Participant elects to pay such obligations in cash.

13.7 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.8 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange, system sponsored by a national securities association or recognized over-the-counter market, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange, system or market. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be determined to be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, it is determined that such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 13.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

B - 22	2022 Proxy Statement

ANNEX B

13.9 Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Committee shall from time to time establish.

13.10 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

13.11 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court; (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same; (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement; (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel; and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

13.12 Construction. Wherever any words are used in the Plan or an Award Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.13 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.14 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

13.15 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.16 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.

13.17 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable

2022 Proxy Statement	B - 23

ANNEX B

exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.18 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with or be exempt from Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other Person, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period (or, if earlier, upon the date of death of the specified employee). Furthermore, notwithstanding any contrary provision of the Plan or Award Agreement, any payment of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) under this Plan shall be treated as a right to receive a series of separate and distinct payments.

13.19 Successors and Assigns. The Plan and any applicable Award Agreement(s) shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.20 Severability of Provisions. If any provision of the Plan or any Award Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan and/or Award Agreement shall be construed and enforced as if such provisions had not been included.

13.21 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their officers, directors/managers, employees, agents and representatives with respect thereto.

13.22 Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

13.23 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

B - 24	2022 Proxy Statement

ANNEX B

13.24 Company Recoupment of Awards. Notwithstanding anything herein to the contrary, a Participant’s rights with respect to any Award hereunder shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy (including the Company’s Clawback Policy, as in effect from time to time) or agreement or arrangement with a Participant, or (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

13.25 Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that any Company Entity can fulfill its obligations and exercise its rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

13.26 International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend sub-plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any Company Entity.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

This Plan was approved by the Board on November 13, 2019 (the “Effective Date”), and was subsequently amended by the Board on January 8, 2020 and will be subject to its approval by the stockholders of the Company. No awards will be made under any Prior Plan following the Stockholder Approval Date, but awards granted under the Prior Plans prior to such date shall continue to be governed by the terms of the applicable Prior Plan.

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVI

NAME OF PLAN

The Plan shall be known as the “Avaya Holdings Corp. 2019 Equity Incentive Plan.”

2022 Proxy Statement	B - 25

ANNEX B

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for Awards that are intended to vest and/or become exercisable or distributable subject to the achievement of performance goals, formulae or standards shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following, or based on any other goals, metrics or objectives determined by the Committee in its sole discretion:

•	Non-GAAP performance measures included in any of the Company’s SEC filings;

•	Net interest income, total other income, total costs and expenses, income before taxes, net income, revenue and/or earnings per share;

•

Debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	Net cash provided in (used by) operating activities, investing activities, and/or financing activities;

•	Market share;

•

Generation performance, customer churn, ending customer count, customer satisfaction, average days sales outstanding, energizing events issues/success, customer complaints/success, systems availability and downtime, contribution margin, and safety and environmental improvements;

•	Operating margin, return on equity, return on assets, and/or return on invested capital; or

•	Total stockholder return, the fair market value of a share of Common Stock, or the growth in value of an investment in the Common Stock assuming the reinvestment of dividends.

The Committee may, in its sole discretion, exclude from consideration, or adjust any Performance Goal to reflect, the impact or existence of any event, occurrence or condition that the Committee determines in its discretion to be appropriate, including, not limited to:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management;

(c) a change in tax law or accounting standards required by generally accepted accounting principles; or

(d) a decision to accelerate or defer capital expenditures or expenses contrary to the timing reflected in the Company’s annual financial plan.

Such performance goals, metrics or objectives may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of one or more other companies or one or more groups of companies (e.g., an index).

B - 26	2022 Proxy Statement

AVAYA HOLDINGS CORP. 2605 MERIDIAN PARKWAY, SUITE 200 DURHAM, NORTH CAROLINA 27713

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on March 1, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AVYA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on March 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28876-P47774                KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVAYA HOLDINGS CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

	01) James M. Chirico, Jr.	05) Robert Theis
	02) Stephan Scholl	06) Scott D. Vogel
	03) Susan L. Spradley	07) William D. Watkins
	04) Stanley J. Sutula, III	08) Jacqueline E. Yeaney

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.					☐	☐	☐

3.	Advisory approval of the Company’s named executive officers’ compensation.					☐	☐	☐

4.	Approval of Amendment No. 1 to the Avaya Holdings Corp. 2019 Equity Incentive Plan.					☐	☐	☐

NOTE: With respect to other matters that properly come before the 2022 Annual Meeting and any adjournment or postponement thereof, this proxy will be voted in the discretion of the named proxies.

    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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D28877-P47774

AVAYA HOLDINGS CORP.

Annual Meeting of Stockholders

March 2, 2022 10:30 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Shefali Shah and Sara Bucholtz, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AVAYA HOLDINGS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM ET on March 2, 2022, online at www.virtualshareholdermeeting.com/AVYA2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side